UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 3)

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CLST HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY COPY — SUBJECT TO COMPLETION

CLST HOLDINGS, INC.

formerly CellStar Corporation

17304 Preston Road, Dominion Plaza, Suite 420

Dallas, Texas 75252

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held            , 2009

To our stockholders:

You are cordially invited to attend our Annual Meeting of Stockholders to be held at the Hilton Dallas Lincoln Centre, 5410 LBJ Freeway, Dallas, Texas, on            , 2009 at 10:00 a.m. Dallas, Texas time, for the following purposes:

a)              To elect to the Board of Directors one Class I director for two years (the remaining term of the Class I Directors), and one Class II director for a term of three years, and in each case until his successor is duly elected and qualified, or until his earlier death, resignation or removal;

b)             To ratify the appointment of Whitley Penn LLP as our independent registered public accountants for the year ending November 30, 2009;

c)              To ratify our Amended and Restated 2008 Long Term Incentive Plan;

d)             To consider and act upon five stockholder proposals, if properly presented at the Annual Meeting or any adjournment(s) or postponement(s) thereof; and

e)              To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

The accompanying proxy statement contains information regarding, and a more complete description of, the items of business to be considered at the meeting. The close of business on September 25, 2009 has been fixed as the record date for the determination of our stockholders entitled to receive notice of, and to vote at, the meeting or any adjournment(s) or postponement(s) thereof.

You are cordially invited and urged to attend the meeting. Whether or not you plan on attending the meeting, we ask that you sign and date the accompanying WHITE proxy card and return it promptly in the enclosed self-addressed envelope. If you attend the meeting, you may vote in person, if you wish, whether or not you have returned your proxy. In any event, you may revoke your proxy at any time before it is exercised.

Please note that David Sandberg, Red Oak Partners, LLC (“Red Oak Partners”), Red Oak Fund, LP (“Red Oak Fund”), Pinnacle Partners, LLC (“Pinnacle Partners”), Pinnacle Fund, LLLP (“Pinnacle Fund”) and Bear Market Opportunity Fund, L.P. (“Bear Fund,” together with Mr. Sandberg, Red Oak Partners, Red Oak Fund, Pinnacle Partners, Pinnacle Fund, and Bear Fund, the “Red Oak Group”) has given notice of its intention to nominate its own slate of two directors for election to our Board of Directors and submit certain stockholder proposals at the upcoming Annual Meeting and may solicit proxies for the matters it intends to bring to the Annual Meeting. You may receive proxy solicitation materials from the Red Oak Group including an opposition proxy statement and proxy card. Their proposals seek to request the Board to complete the dissolution approved at the stockholder meeting held in 2007; advise the Board that the stockholders do not approve of the transaction purportedly entered into as of November 10, 2008 whereby CLST Asset I, LLC, a wholly owned indirect subsidiary of the Company, entered into a purchase agreement to acquire the outstanding equity interest in FCC Investment Trust I and request the directors to take any available and appropriate actions; disapprove the 2008 long term incentive plan adopted by the Board and request the Board not to issue any additional share grants or option grants

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under such plan and request that the directors rescind their approval of such plan; advise the Board that the stockholders disapprove of the transaction purportedly entered into as of December 12, 2008 pursuant to which CLST Asset Trust II, an indirect wholly owned subsidiary of the Company, entered into a purchase agreement to acquire certain receivables on or before February 28, 2009 and request the directors to take any available and appropriate actions; and advise the Board that the stockholders disapprove of the transaction purportedly entered into as of February 13, 2009 whereby CLST Asset III, LLC, an indirect wholly owned subsidiary of the Company, purchased certain receivables, installment contracts and related assets owned by Fair Finance Company and request the directors to take any available and appropriate actions.

The Board of Directors is deeply committed to the Company, its stockholders, and enhancing stockholder value. In the Board of Director’s opinion, based on the reasons set forth in the accompanying proxy statement in the discussions of both the Board’s proposals and the Red Oak Group’s proposals, the Red Oak Group’s proposals are not in the best interests of our stockholders. The Board of Directors believes that its nominees are well-qualified to manage the Company in the stockholders’ best interests and believes that a vote at the Annual Meeting in favor of the election of the Board’s nominees, in favor of ratification of the appointment of the Company’s independent registered public accountants and in favor of ratification of the Company’s Amended and Restated 2008 Long Term incentive Plan is in the best interests of our stockholders.  OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE BOARD’S NOMINEES NAMED ON THE ENCLOSED WHITE PROXY CARD, FOR THE RATIFICATION OF THE APPOINTMENT OF WHITLEY PENN LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE YEAR ENDING NOVEMBER 30, 2009, FOR THE RATIFICATION OF OUR AMENDED AND RESTATED 2008 LONG TERM INCENTIVE PLAN, AND AGAINST THE RED OAK GROUP’S PROPOSALS, INCLUDED AS PROPOSALS No. 4 THROUGH No. 8 IN THIS PROXY STATEMENT, AND URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY THE RED OAK GROUP.

If you have previously signed a proxy card sent to you by the Red Oak Group, you can change your vote and vote for our Board of Directors’ nominees by using the enclosed WHITE proxy card to vote by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided, or, if you hold your shares in “street name” (i.e., your shares are held in the name of a bank, broker or other nominee), you may vote by Internet or by telephone. Only the latest dated proxy you submit will be counted. Please note that the enclosed WHITE proxy card also includes the proposals that the Red Oak Group has notified us it intends to bring before the Annual Meeting. Therefore, our enclosed WHITE proxy card provides you with the ability to vote “For” or “Against” or “Abstain” from voting for any proposals made by the Red Oak Group, as well as to vote “For” our director nominees and other matters.

If you need assistance voting your shares, contact:

Morrow & Co., LLC.

470 West Avenue

Stamford, CT 06902

(800) 607-0088

By Order of our Board of Directors

Timothy S. Durham,

Secretary and Chairman

Dallas, Texas

                    , 2009

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held             , 2009:  This proxy statement, our 2008 Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q for the first, second and third quarters of 2009 are available at http://bnymellon.mobular.net/bnymellon/clhi.

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PRELIMINARY COPY — SUBJECT TO COMPLETION

CLST HOLDINGS, INC.
17304 Preston Road, Dominion Plaza, Suite 420
Dallas, Texas 75252

PROXY STATEMENT

for

ANNUAL MEETING OF STOCKHOLDERS

To Be Held                     , 2009

GENERAL INFORMATION

Our Board of Directors (sometimes referred to herein as the “Board”) hereby solicits your proxy for use at our Annual Meeting of Stockholders to be held at Hilton Dallas Lincoln Centre, 5410 LBJ Freeway, Dallas, Texas, on                      , 2009 at 10:00 a.m. Dallas, Texas time, and any adjournment(s) thereof. This proxy statement, along with the accompanying notice of Annual Meeting, summarizes the purposes of the Annual Meeting and the information that you need to know to vote at the Annual Meeting.  This solicitation may be made in person or by mail, telephone, or telecopy on behalf of our directors, who will receive no extra compensation for participating in this solicitation. We have hired Morrow & Co., LLC to distribute and solicit proxies, and we will pay the entire cost of this solicitation. We expect to mail this proxy statement and the enclosed form of proxy, together with our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q for the first, second and third quarters of 2009, to our stockholders on or about                                   , 2009.

If you have previously signed a proxy card sent to you by the Red Oak Group, you can change your vote and vote for our Board of Directors’ nominees by using the enclosed WHITE proxy card to vote by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided, or, if you hold your shares in “street name” (i.e., your shares are held in the name of a bank, broker or other nominee), you may vote by Internet or by telephone. Only the latest dated proxy you submit will be counted. Please note that the enclosed WHITE proxy card also includes the proposals that the Red Oak Group has notified us it intends to bring before the Annual Meeting. Therefore, our enclosed WHITE proxy card provides you with the ability to vote “For” or “Against” or “Abstain” from voting for any proposals made by the Red Oak Group, as well as to vote “For” our director nominees and other matters.

We are not responsible for the accuracy and completeness of any information provided by or relating to the Red Oak Group and its nominees for director contained in any proxy solicitation or other materials filed or disseminated by, or on behalf of, the Red Oak Group or any other proposals or statements that the Red Oak Group or its affiliates may otherwise make.  The Red Oak Group chooses which stockholders receive their proxy solicitation materials. Our materials are being made available to all stockholders.

In order to obtain directions to attend the Annual Meeting of Stockholders, please call Robert Kaiser, Chief Executive Officer, at (972) 267-0500. For information on how to vote in person at the Annual Meeting of Stockholders, please see the section entitled “Information Regarding the Meeting and Voting” below.

Unless the context indicates otherwise, “CLST”, “we”, “us”, “our” or the “Company” means CLST Holdings, Inc. and all of our direct and indirect subsidiaries on a consolidated basis.

CERTAIN BACKGROUND INFORMATION

Introduction.

We believe our Board has served our stockholders well over the last few years. In 2007, after the sale of our United States and Miami-based Latin American operations (the “U.S. Sale”), one of our directors, Mr. Durham, initiated several actions in an effort to make the Board more accountable with respect to implementing the plan of dissolution and conducting the Company’s business generally, including filing a proxy statement and nominating directors. Mr. Kaiser, a current director and nominee who was also a director at that time, supported Mr. Durham’s efforts and aligned himself with Mr. Durham as a director nominee.  While continuing to wind-down the Company’s historical business (the “Wind Down”), our Board distributed cash dividends to stockholders totaling $2.10 per share, or a cumulative total distribution of $43.2 million, and has acted to minimize expenses, collect significant amounts of cash, and maximize returns on the Company’s cash assets. Also, as more fully described below, our Board discovered that the Company has $125 million in net operating loss carryforwards (“NOLs”), which potentially have significant value to the Company and which the Board has sought to protect and make use of for the benefit of our stockholders. Furthermore, while conducting the Wind Down activities with minimal staff, the Company has nevertheless continued to maintain its efforts to comply with the Company’s reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Below is a description of some of the Board’s achievements since August 2007.

Distributed Cash to Stockholders.

In furtherance of the plan of dissolution adopted by the stockholders in March 2007, on July 19, 2007, the Company paid a cash dividend of $1.50 per share to its stockholders. This was followed on November 1, 2007 by an additional $.60 per share dividend, declared by our Board, for a cumulative total distribution of $43.2 million. After carefully considering the Company’s cash position and known and contingent liabilities, and upon the advice of the Company’s outside counsel, the Board determined that this was the maximum amount that should be distributed before resolving more of the Company’s liabilities, in order to avoid exposing its stockholders and the Board to potential personal liability. The amount and timing of any additional distributions to stockholders in connection with the liquidation and dissolution of the Company are subject to uncertainties and depend in part on the resolution of certain contingencies more fully described in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 2, 2009 and other filings with the SEC.

Collected Cash.

Our Board has worked diligently during the Wind Down to collect amounts of cash owed to the Company during the Wind Down.  On October 4, 2007, we collected $7.6 million from an escrow account related to the U.S. Sale. This collection was a critical factor in our Board’s decision to make the $.60 per share distribution to stockholders on November 1, 2007. Also, in January 2008, we collected from the purchasers of those operations an additional $3.2 million in post-closing working capital adjustments and $1.4 million upon resolution in favor of the Company of indemnity claims made by the purchasers. The total post-closing amount our Board collected from the purchasers of the U.S. Sale was $12.2 million.

In addition, we have collected more than $2.5 million in cash to date during the Wind Down from other efforts, including approximately $694,000 from the purchasers of our Colombia and Peru operations related to transactions in 2002 and 2004, collected throughout 2007, 2008 and 2009; approximately $914,000 in federal income tax refunds in 2008; approximately $712,000 in insurance refunds in 2008; and approximately $216,000 in other tax refunds in 2008 and 2009.

We have also initiated arbitration proceedings to collect up to $1.7 million that we believe is owed to the Company from the 2007 sale of our Mexico operations. The arbitration is currently scheduled for the week of October 19, 2009 in Mexico City, Mexico.

Continued Wind Down Activities.

We are working steadily to complete a long list of actions necessary to complete the Wind Down of our historical business in an orderly fashion.  Completing the Wind Down is a cumbersome task that requires many steps and may take a significant amount of time. These steps include dissolving numerous subsidiaries, resolving pending litigation and completing various regulatory filings and other requirements. We cannot predict how long, how time-consuming or how costly resolution of the litigation matters will be. To date, we have completed and filed final sales tax returns and franchise tax returns for most of our entities. We have also completed the requirements to withdraw most of our entities from doing business in multiple state jurisdictions in the U.S. Furthermore, we are continuing to dissolve our foreign and domestic subsidiaries pursuant to the plan of dissolution. However, in order to protect the Company’s cash and other assets from any actual or potential liabilities of the Company’s direct and indirect subsidiaries, we will not dissolve our inactive direct or indirect domestic or foreign subsidiaries until the actual and contingent liabilities of each such subsidiary have been resolved or contingency reserves have been set aside sufficient to pay or make reasonable provision to pay all such subsidiary’s claims and obligations in accordance with applicable law.  In addition, in certain jurisdictions, the dissolution process is an extended one.

We completed the dissolution of our subsidiaries in the United Kingdom and Guatemala in February 2008 and March 2009, respectively, and of CLST-NAC Fulfillment, Ltd., a Texas limited partnership and indirect subsidiary of the Company, in September 2009.  Furthermore, we completed the merger of CLST Fulfillment, Inc., a Delaware corporation, into its parent, National Auto Center, Inc., a Delaware corporation and our wholly owned subsidiary, effective September 10, 2009. In addition we have made demands on the purchaser of our former Colombian subsidiary for the documents needed to divest our remaining minority interest in that subsidiary.  Further, we have submitted documents to several governmental authorities in El Salvador as required to dissolve our dormant entity in El Salvador. For our Netherlands subsidiary, we have collected VAT tax refunds and are in the process of preparing tax returns that are required to complete the dissolution process.

There are a number of actions required by governmental regulations in order to dissolve our Philippines subsidiary, and we have made substantial progress toward its dissolution. We obtained a Formal Entry of Judgment in two longstanding lawsuits.  We have also settled a claim for 1999 withholding tax and obtained a determination from the Bureau of Internal Revenue that no taxes are owed on a 2004 transaction.  We are now completing audits that are required to be submitted for regulatory approval prior to dissolution, and have taken various other actions required by the Bureau of Internal Revenue and the Philippines Securities and Exchange Commission.

During the Wind Down, we have continuously worked to resolve all known and contingent liabilities. We continue our efforts to resolve a $14.2 million historical liability recorded on the Company’s balance sheet.  It is our position that the Company may not be liable for this amount, and management is working to resolve it.  Ultimately, it may be necessary to obtain a court order to resolve the uncertainties surrounding this recorded liability. The Board believes that pending a settlement with the counterparty on this liability or a court order, another distribution to stockholders would be inconsistent with its fiduciary duties.

Discovered NOLs and Protected Company Cash.

In a detailed review of the Company’s financial statements and historical operations, the Board discovered that as of the end of 2008, the Company had $125 million in NOLs, which the Company could use to offset potential future income tax liability. We have experienced and continue to experience operating losses, and under the Internal Revenue Code and rules promulgated by the Internal Revenue Service, we may “carry forward” these losses in certain circumstances to offset any current and future earnings and thus reduce our federal income tax liability, subject to certain requirements and restrictions. As more fully described in our Annual Report on Form 10-K filed with the SEC on March 2, 2009, we adopted a stockholder rights plan (the “Rights Plan”) and declared a dividend of one preferred share purchase right for each outstanding share of Common Stock of the Company to protect this asset of the Company. The dividend was paid to our stockholders of record as of February 16, 2009.  Our Board adopted the Rights Plan in an effort to protect stockholder value by attempting to protect against a possible limitation on our ability to use our NOLs to reduce potential future federal income tax obligations. To the extent that the NOLs do not otherwise become limited, we believe that we will be able to carry forward a significant amount of NOLs, and therefore these NOLs could be a substantial asset to us. However, if we experience an “Ownership Change,” as defined in Section 382 of the Internal Revenue Code, our ability to use the NOLs will be substantially limited, and the timing of the usage of the NOLs could be substantially delayed, which could therefore significantly impair the value of that asset. The Rights Plan is intended to act as a deterrent to any person or group acquiring 4.9% or more of our outstanding Common Stock without our approval. Stockholders who owned 4.9% or more of our outstanding Common Stock as of the close of business on February 16, 2009 did not trigger the Rights Plan and will not so long as they do not (i) acquire any additional shares of Common Stock or (ii) fall under 4.9% ownership of Common Stock and then re-acquire 4.9% or more of the Common Stock.  Thus, unless the Red Oak Group acquires the beneficial ownership of additional shares, their position as a stockholder holding more than 4.9% will not trigger the Rights Plan. If an “Ownership Change” had occurred as a result of the Red Oak Group tender offer, then our NOLs would be impaired. For example, if the $14.2 million historical liability mentioned above was resolved in our favor, we believe we could use the NOLs to offset approximately $4.8 million in tax liability that would result from the forgiveness of debt. If we had not put in place the Rights Plan, the NOLs could have been impaired, which could have cost the Company significant tax liability upon the resolution of this historical liability.

The Board acted decisively to protect and grow the Company’s cash assets during the U.S. banking crisis in 2008, first by timely moving the Company’s cash to fully insured financial instruments, and second by acquiring portfolios of receivables.  The financial instruments earned minimal interest and generated very low rates of return. In light of the significant value of our NOLs and the extended timeframe that may be required to complete the dissolution of the Company, the Board sought out strategic alternatives for the use of the Company’s cash that could earn higher returns than demand deposits or bank instruments.

Acting on the opportunity to offset income against the NOLs, from November 2008 through February 2009, our Board authorized three transactions to purchase portfolios of receivables with an aggregate outstanding principal balance as of May 31, 2009 of $48.5 million. The income from the portfolios can be offset against our NOLs, which results in tax-free income to the Company. In two of these transactions, the Company was able to minimize and leverage the amount of cash needed to acquire the portfolio assets through credit facilities that provide non-recourse borrowings, thus protecting the Company’s remaining cash and other assets. In the third investment, the Company was able to leverage its invested funds by negotiating seller financing equal to approximately 24% of the purchase price of the assets acquired.

We expect that it will take several years to implement the plan of dissolution because of the lengthy process of obtaining sufficient information regarding all of our liabilities to pay and appropriately provide for them as required under the plan of dissolution.  Given this and the time necessary to complete the governmental requirements for dissolution, our Board focused on ways to generate higher returns on the Company’s cash and other assets in order to better offset the Company’s expenses and to take advantage of the favorable tax treatment provided by our net operating losses.  Section 3 of the plan of dissolution states that we may not engage in any business activities except to the extent necessary to preserve the value of the Company’s assets, wind up the Company’s affairs, and distribute the Company’s assets.  As further described above under “Certain Background Information—Introduction,” our Board determined to acquire several portfolios of receivables with the intention of generating a higher rate of return on our assets than we were receiving on our cash and cash equivalent balances which were held in money market accounts or short term certificates of deposit, earning approximately 1% (current interest rates are now close to 0%).  Our Board believed that each of these acquisitions would provide a better investment return for our stockholders when compared to the low interest rates available on our cash investments and other investment alternatives although the acquisitions would involve a higher risk profile than traditional cash deposits and other cash equivalent positions.  In addition, these investments offered the Company a way to utilize its NOLs.  At the time we began looking at purchasing these portfolios during the second and third quarters of 2008, the credit markets became significantly impaired, and the viability of many banks and other financial institutions was in question.  The Company’s cash was held in one bank subject to the limited protection of FDIC coverage.  The Board considered, among other things, spreading the Company’s cash among over a dozen financial institutions.  However, the Board did not believe spreading the Company’s cash among many different banks to be practical or cost efficient.  In addition, the Board considered various cash strategies including investing in a “ladder” of U.S. Treasury securities (securities of varying maturities) which would have resulted in higher yields than cash deposits, but would have required the Company to hold those securities in a brokerage firm and pay that firm a fee to arrange the transactions.  The Board did not believe that the increased yield provided by a ladder of U.S. Treasury securities, after associated fees and administrative costs, was likely to be significantly better than that of cash deposits, and did not believe that interest from U.S. Treasury securities would allow the Company to use its NOLs to shield income from taxes.  Finally, the Board was unsure how to assess the brokerage and custody risks associated with holding a ladder of U.S. Treasury securities through third parties, and felt that the risk was similar to that associated with commercial banks at the time.

We believe that the market conditions have changed for our Trust I portfolio.  When we purchased Trust I, the historical default rate for the previous three years for our portfolio was approximately 4%.  Our recent experience has seen the default rate increase to the 6-7% range; accordingly, we have been increasing our allowances to reflect this change.  On October 16, 2009, we received a notice of default from Fortress stating that an event of default has occurred and is continuing under the Trust I Credit Agreement.  The Fortress notice alleges, without support, that the three-month rolling average annualized default rate of the Trust I portfolio has exceeded 7.0%, thus breaching one of the covenants under the Trust I Credit Agreement.  The Fortress notice also alleges, again without support, that certain “irregularities” in payments received by Trust I exist, and that properly accounting for those “irregularities,” the three-month rolling average annualized default rate is 8.47%.  We have not yet received the servicer reports that will allow us to make our own calculations of the three-month rolling average annualized default rate, nor have we had the opportunity to discuss with Fortress its allegations that “irregularities” exist and why those circumstances should result in a higher calculated three-month rolling average annualized default rate.  We expect to receive the relevant information from Fortress and then explore the matters described in the Fortress notice in the near future.  If a default in the covenants has occurred under the Trust I Credit Agreement, the interest rate payable by Trust I will increase by an additional 2% per annum, and all collections by Trust I above amounts retained to pay interest, fees, principal amortizations, and other charges that are normally remitted to the Company, will instead be applied to outstanding principal under the Trust I Credit Agreement until the amount due has been reduced to zero.  In addition, if a default under the Trust I Credit Agreement exists and is continuing, Fortress is entitled to foreclose on the assets of Trust I and sell them to satisfy amounts due it under the Trust I Credit Agreement. Only Trust I is liable for amounts due Fortress under the Trust I Credit Agreement.  Thus, although the Company could lose some or all of its investment in Trust I, we will not be obligated to pay any amounts due Fortress under the Trust I Credit Agreement.

Upon examination of Trust II and CLST Asset III, we believe that the circumstances of these trusts are different from those of Trust I.  Trust II contains new originations with higher and more stringent credit requirements than the requirements for the Trust I portfolio.  Therefore the Trust II portfolio has a very different risk profile when compared to Trust I.  CLST Asset III is protected from default risk by the terms of the purchase agreement with the seller of that portfolio.  The sellers of the Trust III portfolio bear the majority of the default risk for receivables in that portfolio, and that risk is secured by our ability to offset against amounts we owe the sellers on the purchase price.

Management believes that the various measures being taken by the federal government and the Federal Reserve will ultimately have a positive impact on the credit markets and the economy in general.  In addition, we continue to believe that, if needed, our portfolio assets could be sold, if properly marketed, whether through the use of reputable brokers or investment bankers, through an auction process or other strategies for maximizing proceeds from an asset disposition, within the timeframe necessary to complete the winding down of our Company, which will likely take the Company two, three, or more years in order to resolve all outstanding issues, including the dissolution of foreign subsidiaries, tax audits, and outstanding liabilities.  The default notice received from Fortress relating to Trust I will likely reduce the value of Trust I until any defaults are cured.  In addition, sale of our interest in Trust I and Trust II will be more difficult without the consent of Fortress, and we can not be assured of that consent.  However, even if Trust I continues to be in default under the Trust I Credit Agreement, we believe, after reviewing the situation, that our interest in Trust I continues to have some value and could be sold.  Due to the lengthy process that will be necessary to complete the plan of dissolution, and due to the state of the credit markets at this time, our Board believes that sales of the Company’s portfolio assets at this time would not be in the best interest of our Company or our stockholders.

Complied with SEC Reporting and Minimized Expenses.

Our Board has continued to maintain its efforts to comply with the Company’s reporting requirements under the Exchange Act. Compliance with the reporting requirements, which requires substantial amounts of time and effort, was achieved with minimal staff, comprised of only two full-time employees and one part-time employee.

Maintained Stockholder Liquidity.

When a company files a certificate of dissolution, Delaware law requires that its stock transfer books be closed, meaning that stockholders may no longer sell their shares. Filing a certificate of dissolution early in the dissolution process may result in stockholders having an investment that they cannot easily sell or value for a longer time than would be the case if the certificate of dissolution is filed later in the winding up process. Our Board has not filed a certificate of dissolution for several reasons, including its desire to maintain our stockholders’ ability to sell and value their investment for as long as possible under the circumstances.

Limited Expenses.

Our Board has also acted prudently to minimize expenses during the Wind Down.  In addition to other actions, the Company realized significant savings by the reduction of Mr. Kaiser’s annual compensation, as an executive officer, to 30% of the amount of his previous annual compensation prior to the U.S. Sale. Also, our management negotiated a favorable lease for office space and moved the Company’s offices out of an expensive temporary suite arrangement to its current office. The Company now conducts its operations with only two full-time employees, including Mr. Kaiser, and one part-time employee.

2008 Annual Meeting of Stockholders.

We did not hold an annual meeting of stockholders in 2008. Within a month of the completion of the 2007 Annual Meeting, the Company’s  management resigned, leaving Mr. Kaiser and the other new Board members the task of managing the Company, including assessing the Company’s assets and liabilities as part of the process of implementing the Company’s plan of dissolution.  During the first half of the year, the Company was engaged in litigation relating to resolving its liabilities to its former Chief Executive Officer and preference litigation involving a former customer.  Both of these matters were resolved, which were necessary steps as the Company implements the plan of dissolution.  In addition, the Company initiated an international arbitration proceeding against the purchaser of its Mexico operations and commenced negotiations with the purchaser of its Columbian subsidiary as part of its efforts to realize on its assets, including claims it has against third parties.  Subsequently, the matter with respect to the purchaser of the Columbian subsidiary has been resolved and the arbitration proceeding against the purchaser of the Mexico operations is currently scheduled to occur in October 2009. During the same time period, the Company’s professionals, at the request of the Board, were reviewing the Company’s NOLs for the purpose of accurately assessing their size and utility to the Company.    In order to hold a meeting in August of 2008, the Company would have had to announce a meeting in late May or early June.  During that period, however, the Company’s professionals were actively investigating the size and utility of the Company’s NOLs and pursuing claims against the purchasers of its Columbian and Mexican operations.  Thus, because the Company’s professionals had not yet completed, to the Board’s satisfaction, the investigations regarding the NOLs, and because the Company had substantial matters open regarding the value of other assets and claims it had against the purchasers of its Columbian and Mexican operation, the Board was reluctant to schedule an annual meeting for August of 2008.  Additionally, the world economy was suffering enormous dislocations in August and September 2008, which continued through the end of the year. Therefore, the Board determined to wait to hold the annual meeting of stockholders until 2009, at which time there would hopefully be more clarity about the world economy, and the Company’s stockholders would have had available to them the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2008.

Qualifications of Current Board and Nominees.

We believe our nominees, Mr. Kaiser, a current director, and Patrick O’Donnell, are well-suited by qualification and experience to serve on our Board for each nominee’s term and that their election will assist our Board in managing the Company in the best interests of the stockholders.  Our directors, including our nominees, have over 50 years combined experience in managing public companies.

In contrast, the Red Oak Group’s nominees, David Sandberg and Charles Bernard, have little or no experiences in managing public companies. Mr. Sandberg has only recently joined the boards of three public companies in April, June and August 2009.  We have no information to suggest that Mr. Bernard has experience serving as an officer or director of a public company. As described below under “Litigation with the Red Oak Group,” we have filed suit against the Red Oak Group, which includes Mr. Sandberg, Pinnacle Partners, Pinnacle Fund and other entities, for various securities violations. Mr. Bernard is the Manager of White Peaks Holdings LLC, which is a manager of Pinnacle Partners, the general partner of Pinnacle Fund. Also, White Peaks Holdings LLC is a manager of Pinnacle Capital, LLC, the investment advisor of Pinnacle Fund. The Company believes that the Red Oak Group’s alleged violations of the federal securities laws are relevant to the qualifications of the Red Oak Group’s nominees to serve as directors. The Company also believes that the Red Oak Group nominees for director have no significant experience with publicly held companies and no knowledge or expertise that would qualify them to manage the affairs of the Company. For the past several years, David Sandberg has managed and owned interests in portfolio management and hedge fund companies.  According to public filings, Mr. Sandberg has served as a director of one public company since April 2009, as director of another public company since June 1, 2009, and was recently elected to serve as a director of Forgent Networks, Inc. d/b/a Asure Software on August 28, 2009. We have not received from the Red Oak Group any information to suggest that Charles Bernard has experience serving as an officer or director of a public company. Further, the violations of the federal securities laws alleged in our Federal Court Action (as described below under “Litigation with the Red Oak Group”) demonstrate disregard by the Red Oak Group for the best interests of the Company and its stockholders.  Based upon the foregoing, the Company believes that the Red Oak Group nominees are not qualified to lead the Company in a manner that is in the best interests of the Company and its stockholders.

Intentions of the Red Oak Group.

As further described below under “Litigation with the Red Oak Group,” the Red Oak Group has stated that it intends to nominate and seek to elect its own slate of two directors, David Sandberg and Charles Bernard, to our Board of Directors and submit certain stockholder proposals at the upcoming Annual Meeting and may solicit proxies for the matters it intends to bring to the Annual Meeting.  The Red Oak Group beneficially owned 4,561,554 shares of our common stock as of February 13, 2009, according to the Red Oak Group’s Schedule 13D filed with the SEC, representing approximately 19.05% of our outstanding common stock as of the record date.

At the date of this proxy statement, the Red Oak Group has indicated that it intends to solicit proxies from stockholders for the election of its proposed nominees. If the Red Oak Group proceeds to solicit proxies, the Board recommends that you do NOT return any proxy card delivered by the Red Oak Group or otherwise vote as recommended by the Red Oak Group.

Based on information in the Red Oak Group’s securities filings and statements made by the Red Oak Group to the Company, the Board believes that the Red Oak Group’s true intention is to gain control of the Company, and the Company has taken the position—in both the State Court Action and the Federal Court Action—that the Red Oak Group’s actions in pursuit of that objective have been in violation of federal securities laws.  The Red Oak Group has failed to appropriately disclose its intentions for the Company in the event its nominees are elected to the Board or it otherwise obtains control of the Company.

Litigation with the Red Oak Group.

The following is a discussion of certain events relating to the Red Oak Group that have occurred through the date of this proxy statement.

In December 2008, the Red Oak Group, by a telephone call from David Sandberg to Robert Kaiser, approached our Board of Directors about its interest in making a minority investment in the Company and obtaining control of the Company. Our Board responded by suggesting that the Red Oak Group and the Company discuss the Red Oak Group’s desire to make a minority investment and obtain control after the Company had filed its annual report with the SEC and made its results of operations available to stockholders.  On January 15, 2009, the Red Oak Group acquired 5,000 shares of our common stock in secondary market and privately negotiated transactions.  On or about January 30, 2009, the Red Oak Group requested that the Company provide a stockholder list and security position listings which it said it would use to make a tender offer.  On February 3, 2009, the Red Oak Group announced its plan to commence a tender offer to acquire up to 70% of our outstanding shares of common stock at $0.25 per share.  On February 5, 2009, we adopted a stockholder rights plan which became effective on February 16, 2009.  Stating as its reason the Company’s Rights Plan, the Red Oak Group announced on February 9, 2009 that it had abandoned its intention to make a tender offer.  Nevertheless, the Red Oak Group continued through February 13, 2009 to acquire shares of our common stock in the secondary market and privately negotiated transactions resulting in its beneficial ownership of 4,561,554 shares of our common stock, according to the Red Oak Group’s Schedule 13D filed with the SEC, representing approximately 19.05% of our outstanding common stock as of the record date. The Red Oak Group made its purchases of our common stock in open-market and privately negotiated transactions, and not by means of tender offer materials filed with the SEC. The Company alleges in the Federal Court Action discussed below that by doing so, the Red Oak Group unlawfully deprived our stockholders of the benefits of federal law regulating tender offers and such accumulations of common stock.  Among the consequences of this course of action is that the Company and third parties were unable to make competing, superior proposals to stockholders, and stockholders were deprived of the information that complying with federal tender offer rules requires they receive.

On February 13, 2009, we filed a lawsuit in the United States District Court for the Northern District of Texas against Red Oak Fund, L.P., Red Oak Partners, LLC, and David Sandberg (the “Federal Court Action”).  Our Original Complaint and Application for Injunctive Relief alleges that Red Oak Fund, L.P., Red Oak Partners, LLC, and David Sandberg have engaged in numerous violations of federal securities laws in making purchases of our common stock and sought to enjoin any future unlawful purchases of our stock by them, their agents, and persons or entities acting in concert with them. We believe the Red Oak Group violated federal securities laws as follows:

(i)                                  violating Rule 14(e)-5 of the Exchange Act by not truly abandoning its tender offer and instead directly or indirectly purchasing or arranging to purchase shares not in connection with its tender offer and without complying with the procedural, disclosure and anti-fraud requirements applicable to tender offers regulated under Section 14 of the Exchange Act;

(ii)                               violating Exchange Act Rule 14d-5(f) by failing to return the Company’s stockholder list, which we provided to Red Oak upon its request, and by using such list for a purpose other than in connection with the dissemination of tender offer materials in connection with its tender offer;

(iii)                            violating Exchange Act Rule 14(d)-10 by purchasing shares pursuant to its tender offer at varying prices rather than paying consideration for securities tendered in the tender offer at the highest consideration paid to any stockholder for securities tendered; and

(iv)                            violating Section 13(d) of the Exchange Act by not timely filing a Schedule 13D and disclosing the information required therein.

On March 2, 2009, certain members of the Red Oak Group and Jeffrey S. Jones (“Jones”) filed a derivative lawsuit against Robert A. Kaiser, Timothy S. Durham, and David Tornek in the 134th District Court of Dallas County, Texas (the “State Court Action”). The petition alleges that Messrs. Kaiser, Durham, and Tornek entered into self-dealing transactions at the expense of the Company and its stockholders and violated their fiduciary duties of loyalty, independence, due care, good faith, and fair dealing. The petition asks the Court to order, among other things, a rescission of the alleged self-interested transactions by Messrs. Kaiser, Durham, and Tornek; an award of compensatory and punitive damages; the removal of Messrs. Kaiser, Durham, and Tornek from the Board; and that the Company hold an Annual Meeting of stockholders, or that the Company appoint a conservator to oversee and implement the dissolution plan approved by stockholders in 2007.

On March 13, 2009, we announced that we would hold our Annual Meeting of Stockholders on May 22, 2009 in Dallas, Texas, and that the close of business on April 2, 2009 would be the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.

On March 18, 2009, the Red Oak Group sent a letter to us demanding to inspect and copy certain of our books and records.  We have taken the position that the Red Oak Group has not complied with state law requirements applicable to stockholders seeking such information.

On March 19, 2009, the Red Oak Group sent a letter to us stating its intention to put forth several precatory proposals including stockholder votes for: approval to proceed with the 2007 shareholder-approved plan of dissolution; approval of the November 10, 2008 transaction whereby CLST Asset I, LLC, a wholly owned subsidiary of CLST Financo, Inc., which is one of CLST’s direct, wholly owned subsidiaries, entered into a purchase agreement to acquire all of the outstanding equity interests of FCC Investment Trust 1 from a third party for approximately $41.0 million; approval of the 2008 Long Term Incentive Plan pursuant to which the Board approved the new issuance to themselves of up to 20 million shares of common stock, or just over 97% of the common stock outstanding at the time this plan was approved; approval of the December 12, 2008 transaction whereby CLST Asset Trust II, a newly formed trust wholly owned by CLST Asset II, LLC, a wholly owned subsidiary of CLST Financo, Inc. entered into a purchase agreement, effective as of December 10, 2008, to acquire (i) on or before February 28, 2009 receivables of at least $2 million, subject to certain limitations and (ii) from time to time certain other receivables, installment sales contracts and related assets; and approval of the February 13, 2009 transaction whereby CLST Asset III, LLC, a newly formed, wholly owned subsidiary of CLST Financo, Inc., which is one of CLST’s direct, wholly owned subsidiaries, purchased certain receivables, installment sales contracts and related assets owned by Fair Finance Company, which is partly owned by Timothy S. Durham, an officer and director of CLST. On the same day, the Red Oak Group sent a letter to us stating its intention to nominate a slate of directors to our Board of Directors.

On April 6, 2009, we notified the Red Oak Group that our Board rejected the Red Oak Group’s nominations for Class I and Class II seats, as the nominations were not in accordance with our certificate of incorporation.  In addition, we also rejected the Red Oak Group’s proposals because they were not proper in form or substance under federal and state law to come before an Annual Meeting.  We offered to discuss the Red Oak Group’s concerns, director nominations, and stockholder proposals provided that (1) the Red Oak Group and the Company enter into a confidentiality and standstill agreement, (2) the Red Oak Group appropriately make publicly available disclosures regarding its rapid accumulation of the Company’s shares and its intentions to acquire control of the Company that are required by the federal securities laws, including in a Report on Schedule 13D, and (3) the Red Oak Group not vote the shares that the Company believes it to have acquired in violation of applicable law, including the tender offer rules and other rules regulating such accumulation of shares under the federal securities laws, at the Annual Meeting.

On April 6, 2009, we filed our First Amended Complaint and Application for Injunctive Relief in the Federal Court Action against defendants Red Oak Fund, L.P., Red Oak Partners, LLC, David Sandberg, Pinnacle Partners, LLC, Pinnacle Fund LLLP, and Bear Market Opportunity Fund, L.P. alleging the same and other violations of federal securities laws, including:

(i)                                   filing a materially false and misleading Schedule 13D and failing to amend the same after delivering to the Company a Notice of Director Nominations and proposal for business at the Annual Meeting;

(ii)                                violating Section 14(d) of the Exchange Act by engaging in fraudulent, deceptive and manipulative acts in connection with its tender offer by failing to abide by Section 14(d)’s timing requirements and by failing to make required filings with the SEC; and

(iii)                             that any attempt to solicit proxies from our stockholders with respect to director nominations or notice of business would be misleading in light of the defendants’ illegal activities in accumulating Company stock.

Through this lawsuit, we seek to obtain various declaratory judgments that the defendants have failed to comply with federal securities laws and to enjoin the defendants from, among other things, further violating federal securities laws and from voting any and all shares or proxies acquired in violation of such laws.  Also on April 6, 2009, because, among other reasons, we do not expect the litigation, which bears directly upon our Annual Meeting of stockholders, to be resolved for some months, our Board postponed the Annual Meeting of stockholders previously scheduled for May 22, 2009 until September 25, 2009. On August 14, 2009, our Board again postponed the Annual Meeting of stockholders from September 25, 2009 to October 27, 2009.

On April 15, 2009, the Red Oak Group submitted another letter to the Company, providing additional information regarding the stockholder proposals it intends to bring before the Annual Meeting and revising those proposals to: request the Board to complete the dissolution approved at the stockholder meeting held in 2007; advise the Board that the stockholders do not approve of the transaction purportedly entered into as of November 10, 2008 whereby CLST Asset I, LLC, a wholly owned indirect subsidiary of the Company, entered into a purchase agreement to acquire the outstanding equity interest in FCC Investment Trust I and request the directors to take any available and appropriate actions; disapprove the 2008 long term incentive plan adopted by the Board and request the Board not to issue any additional share grants or option grants under such plan and request that the directors rescind their approval of such plan; advise the Board that the stockholders disapprove of the transaction purportedly entered into as of December 12, 2008 pursuant to which CLST Asset Trust II, an indirect wholly owned subsidiary of the corporation, entered into a purchase agreement to acquire certain receivables on or before February 28, 2009 and request the directors to take any available and appropriate actions; and advise the Board that the stockholders disapprove of the transaction purportedly entered into as of February 13, 2009 whereby CLST Asset III, LLC, an indirect wholly owned subsidiary of the Company purchased certain receivables, installment contracts and related assets owned by Fair Finance Company and request the directors to take any available and appropriate actions.

On April 30, 2009, the Red Oak Group and Jones amended their petition in the State Court Action.  In addition to the relief already requested, the petition sought to compel the Company to hold its 2008 and 2009 annual stockholders’ meetings within sixty days; to enjoin Messrs. Kaiser, Durham, and Tornek from any interference or hindrance of such meetings or the election of directors; to enjoin Messrs. Kaiser, Durham, and Tornek from voting any shares of stock acquired in the alleged self-interested transactions; and to appoint a special master.  On June 3, 2009 and again on June 12, 2009, pursuant to court order, Red Oak Partners, LLC, Pinnacle Fund, LLLP, Red Oak Fund, LP, and Jeffrey S. Jones amended their petition in the State Court Action to, among other things, remove Bear Market Opportunity Fund, L.P. as a plaintiff and add Red Oak Fund, L.P. as a plaintiff.

On May 5, 2009, the Red Oak Group and Jones filed a motion in the State Court Action seeking to compel the Company to hold its 2008 and 2009 stockholders’ meetings on June 30, 2009 and to appoint a special master and requested an expedited hearing on both.  Hearings were held on May 8, 2009 and May 29, 2009, but no ruling was reached.

On July 24, 2009, we filed our Brief in Support of Application for Preliminary Injunction in the Federal Court Action.  The Red Oak Group filed its Opposition on August 7, 2009, and we filed our Reply Brief in Support on August 14, 2009.

On August 24, 2009, the Red Oak Group resubmitted its director nomination letter and its letter stating its intention to put forth the stockholder proposals, as mentioned in the March 19, 2009 and April 15, 2009 letters.

On August 25, 2009, the Court in the State Court Action set an evidentiary hearing on the plaintiffs’ Application for Temporary Injunction, which had yet to be filed, for October 7 and 8, 2009. The plaintiffs’ request for injunctive relief concerned Messrs. Kaiser, Durham, and Tornek voting any shares of stock acquired in the alleged self-interested transactions.

On August 28, 2009, the parties to the State Court Action executed a Stipulation Regarding the Company’s Annual Meeting of Stockholders (“Stipulation”).  The Court approved the Stipulation the same day and entered an Order identical to the Stipulation’s terms.  Pursuant to the Stipulation, absent a determination by the Court of good cause shown, the Company must hold its annual stockholders’ meeting for the election of one Class I director and one Class II director and consideration of any properly submitted proposals that are proper subjects for consideration at an annual meeting on October 27, 2009, with a record date for that meeting of September 25, 2009.  Good cause for delaying the Annual Meeting beyond October 27, 2009, and correspondingly amending the September 25, 2009 record date, includes among other things, situations where reasonable delay is necessary: (1) for the Board to avoid breaching any of their fiduciary duties to the Company or the Company’s stockholders; (2) to assure compliance with the Company’s certificate of incorporation and bylaws; (3) for the Company or the Board to comply with state or federal law; or (4) to assure compliance with any order of any court or regulatory authority having jurisdiction over the Company or members of its Board.

We received a letter dated September 22, 2009 from the Red Oak Group seeking, pursuant to Section 220 of the Delaware General Corporation Law, to inspect the books and records of the Company, including among other things a stockholder list as of the record date. The letter states that the purpose of such request is to enable the Red Oak Group to solicit proxies to elect directors at the 2009 Annual Meeting and to communicate with stockholders. Our counsel responded by letter dated September 30, 2009 that the Company was aware of its obligations under Section 220 of the Delaware General Corporation Law but believed that the demand letter did not comply with the inspection requirements under Section 220. We received another letter dated September 29, 2009 from the Red Oak Group pursuant to Section 220 of the Delaware General Corporation Law in which the Red Oak Group requests to inspect the books and records of the Company pertaining to, among other things, all analyses performed with respect to our net operating losses and a list of all business ventures and dealings Messrs. Tornek and Durham have evaluated or commenced in the past ten years and a list of all investments they currently share. Our counsel responded by letter dated October 6, 2009 that (i) the commencement of the Red Oak Group’s derivative action bars it from using a Section 220 demand as a substitute for discovery permissible in litigation; (ii) the stated purposes of the demand letter do not constitute proper purposes under Section 220; and (iii) the scope of information requested in the demand letter is overly broad and not limited to books and records that are “essential and sufficient” to accomplish the Red Oak Group’s stated purposes.

The evidentiary hearing for the State Court Action was held October 7 and 8, 2009.  On October 9, 2009, the Court denied Plaintiffs’ application for injunctive relief, which sought to enjoin Messrs. Kaiser, Durham, and Tornek from voting certain shares at the CLST annual shareholders’ meeting currently scheduled for October 27, 2009.   Further, the Court granted Defendants’ plea to the jurisdiction, granted Defendants’ motion to disqualify Plaintiffs, and dismissed Plaintiffs’ derivative claims.  Beyond that, the Court granted Defendants’ amended motion to stay, thereby staying all remaining direct claims asserted by Plaintiffs.   Defendants’ motion to disqualify Plaintiffs was based on Plaintiffs’ lack of adequacy to pursue derivative claims on the following grounds: (1) that Red Oak improperly brought derivative claims to advance its own personal interests; (2) that Red Oak had engaged in illegal conduct by violating federal securities laws; and (3) that Jones was only a tag-along plaintiff and therefore suffered the same adequacy problems as Red Oak, the driving force behind the State Court Action.  The Court reached each of these rulings after the two-day evidentiary hearing.

On October 14, 2009, the Court denied the Company’s application for preliminary injunction in the Federal Court Action.  The Federal Court Action remains pending.

On October 15, 2009, we applied to the Court, on an emergency basis, for an order to: (1) reopen this case for the limited purpose of modifying the Court’s Order Regarding Annual Meeting of Stockholders entered on August 28, 2009 (the “Annual Meeting Order”); (2) modify its Annual Meeting Order to prevent CLST from alternatively being in violation of (a) federal securities law, Delaware statutory law, and its Bylaws or (b) the Annual Meeting Order; (3) nullify the current September 25, 2009 record date; and (4) grant an emergency hearing as soon as possible.  A hearing was held on CLST’s emergency motion on October 16, 2009.  The Court continued the hearing until a time agreeable to the parties and the Court on or before October 26, 2009.

The Company has expended a significant amount of management time and resources in connection with Federal Court Action and the State Court Action. The Company has had settlement discussions with certain of the plaintiffs regarding the Federal Court Action and the State Court Action.  The Company may have further settlement discussions in the future.  No assurance can be given that any settlement agreement could be reached if the Company undertakes further discussions or if a settlement agreement is entered into that the terms of any such settlement would not have a material adverse effect on the Company, its financial position or its results of operations.

THE COMPANY ENCOURAGES YOU TO VOTE FOR ITS NOMINEES, FOR RATIFICATION OF THE APPOINTMENT OF ITS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS AND FOR RATIFICATION OF THE COMPANY’S AMENDED AND RESTATED 2008 LONG TERM INCENTIVE PLAN.

If you sign and return a proxy card sent by the Red Oak Group, you will not be supporting our nominees. The only way to support the qualified individuals nominated by our Board is to vote “FOR” our nominees using the enclosed WHITE proxy card. If you have previously signed a proxy card sent to you by the Red Oak Group, you can change your vote and vote for our nominees by using the enclosed WHITE proxy card to vote by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided, or, if you hold your shares in “street name” (i.e., your shares are held in the name of a bank, broker or other nominee), you may vote by Internet or by telephone. Only the latest dated proxy card you submit will be counted. Please note that the enclosed WHITE proxy card also includes the proposals that the Red Oak Group has notified us it intends to bring before the Annual Meeting. Therefore, our enclosed WHITE proxy card provides you with the ability to vote “For” or “Against” or “Abstain” from voting for any proposals made by the Red Oak Group, as well as to vote “For” our director nominees and other matters.

INFORMATION REGARDING
THE MEETING AND VOTING

Annual Report.

Enclosed is our Annual Report on Form 10-K for the year ended November 30, 2008, including our audited financial statements, as well as our Quarterly Reports on Form 10-Q for the first, second and third quarters of 2009. Such Annual Report on Form 10-K and Quarterly Reports on Form 10-Q do not form any part of the material for the solicitation of proxies.

Shares Outstanding and Voting Rights.

Our voting securities are shares of our common stock, each share of which entitles the holder thereof to one vote on each matter properly brought before the meeting. Only stockholders of record at the close of business on September 25, 2009 are entitled to notice of, and to vote at, the meeting and any adjournment(s) thereof. As of the record date, there were outstanding and entitled to vote 23,949,282 shares of our common stock. We will have a list of stockholders available for inspection for at least ten days prior to the Annual Meeting at our principal executive offices and at the Annual Meeting.

Quorum and Required Vote.

Quorum.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote is necessary to constitute a quorum at the meeting. Votes marked “For” the nominees for director or votes that are withheld for such nominees will be counted as shares present and entitled to vote in connection with the determination of whether a quorum exists. Votes marked “For” or “Against” the ratification of the appointment of the independent registered public accountants will also be counted as shares present and entitled to vote in connection with the determination of whether a quorum exists. If a quorum is not present or represented at the meeting, no action may be taken at the meeting, and the stockholders entitled to vote thereat, present in person or represented by proxy, have the power to adjourn the meeting from time to time, by majority vote of those present, without notice other than an announcement at the meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. The independent inspector of election appointed for the Annual Meeting will determine the number of shares of our common stock present at the meeting, determine the validity of proxies and ballots, determine whether a quorum is present and count all votes and ballots.

If the Red Oak Group solicits proxies for use at the annual meeting, then all of the proposals on the meeting agenda will be “non-routine” matters and brokerage firms cannot vote on such matters absent voting instructions from their clients. Thus, all shares as to which brokers do not receive any instructions to vote will not be represented at the meeting for quorum purposes or voted. See “Broker Non-Votes” below for more information.

Required Vote.

Cumulative voting is not permitted in the election of our directors. On all matters (including election of directors) submitted to a vote of the stockholders at the meeting or any adjournment(s) or postponement(s) thereof, each holder of our common stock will be entitled to one vote for each share of our common stock owned of record by such stockholder at the close of business on September 25, 2009.

Proxies in the accompanying form that are properly executed and returned and that are not revoked will be voted at the meeting and any adjournment(s) or postponement(s) thereof and will be voted in accordance with the instructions thereon. Any proxy upon which no instructions have been indicated with respect to a specified matter will be voted according to the recommendations of our Board of Directors, which are contained in this proxy statement. Our Board of Directors knows of no matters to be presented for consideration at the meeting, other than the election of directors, the ratification of the appointment of Whitley Penn LLP as our independent registered public accountants for the year ending November 30, 2009, the ratification of the Company’s Amended and Restated 2008 Long Term Incentive Plan, and the matters that the Red Oak Group has notified us that it intends to propose at the Annual Meeting, which are also included herein. If other matters properly come before the meeting or any adjournment(s) or postponement(s) thereof, the persons named in the accompanying proxy will vote such proxy in accordance with their judgment on any such matters. The persons named in the accompanying proxy may also, if they believe it advisable, vote such proxy to adjourn the meeting from time to time.

If a quorum is present, directors are elected by a plurality of the votes cast, in person or by proxy. This means that for Proposal No. 1 the nominees will be elected if they receive more affirmative votes than any other nominee for the same position. If more than two nominees are properly presented to the stockholders at the Annual Meeting, the two nominees receiving the highest number of affirmative votes of the shares which are present or represented by proxy at the Annual Meeting and entitled to vote for the election of directors will be elected to our Board. Votes marked “For” a nominee will be counted in favor of that nominee. Votes “Withheld” from a nominee have no effect on the vote since a plurality of the votes cast at the Annual Meeting is required for the election, or reelection, of each nominee. An abstention may not be specified with respect to the election of nominees. The affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy and voting at the Annual Meeting is required to approve Proposals No. 2 and No. 3, the ratification of the selection of our independent registered public accountants and ratification of the Company’s Amended and Restated 2008 Long Term Incentive Plan, and to disapprove Proposals No. 4, No. 5, No. 6, No. 7 and No. 8, proposals that have been submitted by the Red Oak Group. An abstention specified for Proposals No. 2 through 8 will be counted as present for purposes of determining whether a quorum is present but will not be voted on that item. Accordingly, an “Abstention” will have the effect of a vote “Against” Proposals No. 2 through 8.

Broker Non-Votes. Under the rules that govern brokers who have record ownership of shares that they hold in “street name” for their clients who are the beneficial owners of the shares, brokers have the discretion to vote such shares on discretionary, or routine, matters, such as uncontested director elections and the ratification of independent registered public accounting firms, but not on non-discretionary, or non-routine, matters, such as contested director elections or stockholder proposals. Broker non-votes generally occur when shares held by a broker nominee for a beneficial owner are not voted with respect to a proposal because the broker nominee has not received voting instructions from the beneficial owner and lacks discretionary authority to vote the shares.

For brokerage accounts that are sent proxy materials by the Red Oak Group, all items on the proxy card will be considered non-routine matters. Therefore, if the Red Oak Group pursues its contested solicitation and you hold your shares in “street name” but you do not provide voting instructions to your broker, your broker may not be able to vote on your behalf without your specific instructions. Due to this possibility, we strongly encourage you to provide your broker, bank or nominee with specific voting instructions to ensure that your shares are properly voted on your behalf. You should vote your shares by following the instructions provided on the WHITE voting instruction form and returning your WHITE voting instruction form to your broker to ensure that your shares are voted on your behalf.  If there is no contested election, and you do not provide voting instructions to your broker, your broker may vote your shares in its discretion as to routine matters, which would include the uncontested election of directors and the ratification of the appointment of Whitley Penn LLP as our independent registered public accountants for the year ending November 30, 2009.

Questions and Answers About the Meeting and Voting.

1.                                      What is the purpose of holding this meeting?

We are holding the Annual Meeting to elect directors, to ratify the appointment of Whitley Penn LLP as our independent registered public accountants for the year ending November 30, 2009, to ratify the Company’s Amended and Restated 2008 Long Term Incentive Plan, and to provide our stockholders a chance to vote against the Red Oak Group’s proposals, which are included in this Proxy Statement as Proposals No. 4 through No. 8. Our Board of Directors nominated and unanimously approved our director nominees. If any other matters requiring a stockholder vote properly come before the meeting, those stockholders present at the meeting and the proxies who have been appointed by our stockholders will vote as they think appropriate.

Please note that the Red Oak Group has given notice of its intention to nominate its own slate of two directors for election to our Board of Directors and submit certain precatory stockholder proposals at the upcoming Annual Meeting and may solicit proxies for the matters it intends to bring to the Annual Meeting. You may receive proxy solicitation materials from the Red Oak Group including an opposition proxy statement and proxy card. Their proposals seek to: request the Board to complete the dissolution approved at the stockholder meeting held in 2007; advise the Board that the stockholders do not approve of the transaction purportedly entered into as of November 10, 2008 whereby CLST Asset I, LLC, a wholly owned indirect subsidiary of the Company, entered into a purchase agreement to acquire the outstanding equity interest in FCC Investment Trust I and request the directors to take any available and appropriate actions; disapprove the 2008 long term incentive plan adopted by the Board and request the Board not to issue any additional share grants or option grants under such plan and request that the directors rescind their approval of such plan; advise the Board that the stockholders disapprove of the transaction purportedly entered into as of December 12, 2008 pursuant to which CLST Asset Trust II, an indirect wholly owned subsidiary of the corporation, entered into a purchase agreement to acquire certain receivables on or before February 28, 2009 and request the directors to take any available and appropriate actions; and advise the Board that the stockholders disapprove of the transaction purportedly entered into as of February 13, 2009 whereby CLST Asset III, LLC, an indirect wholly owned subsidiary of the Company purchased certain receivables, installment contracts and related assets owned by Fair Finance Company and request the directors to take any available and appropriate actions.

The Board of Directors is deeply committed to the Company, its stockholders and enhancing stockholder value. In the Board of Director’s opinion, based on the reasons set forth in this proxy statement in the discussions of both the Board’s proposals and the Red Oak Group’s proposals, the Red Oak Group’s proposals are not in the best interests of our stockholders. The Board of Directors believes that its nominees are well-qualified to manage the Company in the stockholders’ best interests and believes that a vote at the Annual Meeting in favor of the election of these nominees, in favor of ratification of the appointment of the Company’s independent registered public accountants and in favor of ratification of the Company’s Amended and Restated 2008 Long Term Incentive Plan is in the best interests of our stockholders. OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE BOARD’S NOMINEES NAMED ON THE ENCLOSED WHITE PROXY CARD, FOR THE RATIFICATION OF THE APPOINTMENT OF WHITLEY PENN LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE YEAR ENDING NOVEMBER 30, 2009, FOR THE RATIFICATION OF OUR AMENDED AND RESTATED 2008 LONG TERM INCENTIVE PLAN, AND AGAINST THE RED OAK GROUP’S PROPOSALS, INCLUDED AS PROPOSALS No. 4 THROUGH No. 8 IN THIS PROXY STATEMENT, AND URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY THE RED OAK GROUP.

2.                                      What is a proxy and how does the proxy process operate?

The proxy process is the means by which corporate stockholders can exercise their rights to vote for the election of directors and other corporate proposals. A proxy is your legal designation of another person to vote the stock you own. The people that you designate to vote your shares are called proxies. Beverly Scherffius and Juliana Cordero have been designated as proxies for the Annual Meeting. The term “proxy” also refers to the written document or “proxy card” that you sign to authorize those persons to vote your shares.

Stockholders may vote by returning a proxy card, or, if a stockholder holds its shares in “street name”, by Internet or telephone, without having to attend the stockholder meeting in person. By executing the proxy card, you authorize the above-named individual to act as your proxy to vote your shares in the manner that you specify. The proxy voting mechanism is vitally important to us. In order for us to obtain the necessary stockholder approval of proposals, a “quorum” of stockholders must be represented at the meeting. The presence, in person or by proxy, of holders of a majority of the voting power of all outstanding shares of common stock entitled to vote at our Annual Meeting are necessary to constitute a quorum at the Annual Meeting. Since few stockholders can spend the time or money to attend stockholder meetings in person, voting by proxy is necessary to obtain a quorum and complete the stockholder vote.

3.                                      How can I access the proxy materials over the Internet?

Pursuant to new rules promulgated by the SEC we have elected to provide access to these proxy statement materials (which includes this proxy statement, a proxy card, our Annual Report on Form 10-K for the year ended November 30, 2008 and our Quarterly Reports on Form 10-Q for the first, second and third quarters of 2009) both by sending you this full set of proxy statement materials, including a proxy card, and by notifying you of the availability of such materials on the Internet. Your proxy card will contain instructions on how to view our proxy materials for the Annual Meeting on the Internet. Our proxy materials are also available at http://bnymellon.mobular.net/bnymellon/clhi.

4.                                        How can I obtain copies of CLST Holding’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other available information about CLST Holdings?

We are furnishing with this proxy statement copies of our 2008 Annual Report on Form 10-K, which includes our financial statements, and our Quarterly Reports on Form 10-Q for the first, second and third quarters of 2009. Stockholders may request copies of our 2008 Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q for the first, second and third quarters of 2009 at no charge by sending a written request to Robert A. Kaiser, Chief Executive Officer, CLST Holdings, Inc., at 17304 Preston Road, Dominion Plaza, Suite 420 Dallas, Texas 75252.

We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You may read any materials we file with the SEC free of charge at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Copies of all or any part of these documents may be obtained from such office upon the payment of the fees prescribed by the SEC. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov. This proxy statement, our 2008 Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q for the first, second and third quarters of 2009, including all exhibits thereto, have been filed electronically with the SEC. Our web site is www.clstholdings.com. No information from this web site is incorporated by reference herein. You may also obtain copies of our annual, quarterly and current reports, proxy statements and certain other information filed with the SEC, as well as amendments thereto, free of charge from our web site. We also post our Charters of the Audit Committee, the Nominating Committee and the Compensation Committee as well as our Business Ethics Policy on our web site. These documents are available free of charge to any stockholder upon request.

5.                                      What is a proxy statement?

The proxy statement is a disclosure document in which we furnish you with important information to assist you in deciding whether to authorize the proxy to vote on your behalf.

6.                                      What is the difference between a stockholder of record and a stockholder who holds stock in street name?

If your shares are registered in your name with our transfer agent, BNY Mellon Shareowner Services, you are a stockholder of record with respect to those shares. As a stockholder of record, you have the right to grant your voting proxy directly to us or to a third party, or to vote in person at the meeting.

If you are the beneficial owner of shares and they are held in the name of your broker, bank or other nominee, then your shares are held in “street name.” Your broker, bank or other nominee, as the record holder of your shares, is required to vote those shares in accordance with your instructions. If you beneficially own shares in street name, these proxy materials are being forwarded to you together with a voting instruction card on behalf of your broker, bank or other nominee. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote and you are also invited to attend the Annual Meeting. Your broker, bank or nominee has enclosed or provided voting instructions for you to use in directing the broker, bank or other nominee how to vote your shares. Since a beneficial owner in street name is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the meeting.

7.                                      What is the record date and what does it mean?

The record date for the Annual Meeting is September 25, 2009. The record date is established by our Board of Directors as required by Delaware law. Owners of record of our common stock at the close of business on the record date are entitled to receive notice of the meeting and vote at the meeting and any adjournments or postponements of the meeting.

8.                                      What different methods can I use to vote?

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. Voting by proxy will not affect your right to attend the Annual Meeting. If you are a registered stockholder, that is your shares are registered directly in your name through our stock transfer agent, or you have stock certificates, you may vote:

•                  By mail. Please sign, date and mail the enclosed WHITE proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

•                  In person at the meeting. If you attend the Annual Meeting, you may deliver your completed WHITE proxy card in person or you may vote by completing a ballot, which will be available at the Annual Meeting.

If your shares are held in “street name” (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your shares. You may vote as follows:

•                  By Internet or telephone. Follow the instructions you receive from your broker to vote by Internet or telephone.

•                  By mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.

•                  In person at the meeting. Contact the broker or other nominee who holds your shares to obtain a legal proxy from the broker or other nominee and bring it with you to the meeting. You will not be able to vote at the meeting unless you have a legal proxy. You will also need to sign and submit a ballot in order to have your vote counted.

9.                                      What is the effect of not voting?

The effect of not voting depends on how you own your shares. If you own shares as a registered holder, rather than through a broker or nominee, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement. Assuming a quorum is obtained, your unvoted shares will not affect whether the proposal is approved or rejected. If the Red Oak Group solicits proxies for use at the annual meeting, then all of the proposals on the meeting agenda will be “non-routine” matters and brokerage firms cannot vote on such matters absent voting instructions from their clients. Thus, all shares as to which brokers do not receive any instructions to vote will not be represented at the meeting for quorum purposes or voted. See “Broker Non-Votes” above for more information.

10.                               If I do not vote, will my broker vote for me and how will broker non-votes and abstentions be counted?

Under the rules that govern brokers who have record ownership of shares that they hold in “street name” for their clients who are the beneficial owners of the shares, brokers have the discretion to vote such shares on discretionary, or routine, matters but not on non-discretionary, or non-routine, matters. Broker non-votes generally occur when shares held by a broker nominee for a beneficial owner are not voted with respect to a proposal because the broker nominee has not received voting instructions from the beneficial owner and lacks discretionary authority to vote the shares. Brokers normally have discretion to vote on routine matters, such as uncontested director elections and the ratification of independent registered public accounting firms, but not on non-routine matters, such as contested director elections or stockholder proposals.

For brokerage accounts that are sent proxy materials by the Red Oak Group, all items on the proxy card will be considered non-routine matters. Therefore, if the Red Oak Group pursues its contested solicitation and you hold your shares in “street name” but you do not provide voting instructions to your broker, your broker may not be able to vote on your behalf without your specific instructions. Due to this possibility, we strongly encourage you to provide your broker, bank or nominee with specific voting instructions to ensure that your shares are properly voted on your behalf. You should vote your shares by following the instructions provided on the WHITE voting instruction form and returning your WHITE voting instruction form to your broker to ensure that your shares are voted on your behalf.  If there is no contested election, and you do not provide voting instructions to your broker, your broker may vote your shares in its discretion as to routine matters, which would include the uncontested election of directors and the ratification of the appointment of Whitley Penn LLP as our independent registered public accountants for the year ending November 30, 2009.

We urge you to provide instructions to your broker so that your votes may be counted on these important matters. You should vote your shares by following the instructions provided on the WHITE voting instruction form and returning your WHITE voting instruction form to your broker to ensure that your shares are voted on your behalf.

11.                               What do I do if I receive more than one proxy statement?

If you received more than one proxy statement from the Company, your shares are probably registered in names that are not identical or are held in more than one account. Please vote each WHITE proxy card you received.

As previously noted, the Red Oak Group provided notice that it intends to nominate its own slate of two nominees for election as directors at the Annual Meeting and submit certain other business to the Annual Meeting and may solicit proxies for use at the Annual Meeting. As a result, you may receive proxy cards from the Red Oak Group in addition to the WHITE proxy cards from us. To ensure stockholders have our latest proxy information and materials to vote, our Board of Directors expects to conduct multiple mailings prior to the date of the Annual Meeting, each of which will include a WHITE proxy card regardless of whether or not you have previously voted. Only the latest dated proxy card you vote will be counted. OUR BOARD OF DIRECTORS STRONGLY URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY THE RED OAK GROUP. Even if you have previously signed a proxy card sent by the Red Oak Group, you have the right to change your vote by re-voting by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided, or, if you hold your shares in “street name” (i.e., your shares are held in the name of a bank, broker or other nominee), you may vote by Internet or by telephone. A later dated proxy submitted to the Red Oak Group would also revoke a prior proxy granted to us.  Only the latest dated proxy card you vote will be counted. Please note that the enclosed WHITE proxy card also includes the proposals that the Red Oak Group has notified us it intends to bring before the Annual Meeting. Therefore, our enclosed WHITE proxy card provides you with the ability to vote “For” or “Against” or “Abstain” from voting for any proposals made by the Red Oak Group, as well as to vote “For” our director nominees and other matters.

We are not responsible for the accuracy and completeness of any information provided by or relating to the Red Oak Group and its nominees for director contained in any proxy solicitation or other materials filed or disseminated by, or on behalf of, the Red Oak Group or any other proposals or statements that the Red Oak Group or its affiliates may otherwise make.  The Red Oak Group chooses which stockholders receive their proxy solicitation materials.

12.                               How can I revoke or change my proxy?

You may revoke your proxy and change your vote at any time before the proxy has been exercised at the Annual Meeting. If you are a registered holder, your proxy can be revoked in several ways: (a) by timely delivery of a written revocation delivered to the corporate secretary; (b) by submitting another valid proxy as instructed above bearing a later date; or (c) by attending the meeting in person and voting by ballot. If your shares are held in street name by a broker or nominee, you must contact your broker or nominee in order to revoke your proxy, but generally, you may change your vote by submitting new voting instructions to your broker or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

If you have previously signed a proxy card sent to you by the Red Oak Group, you can change your vote and vote for our nominees by using the enclosed WHITE proxy card to vote by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided, or, if you hold your shares in “street name”

(i.e., your shares are held in the name of a bank, broker or other nominee), you may vote by Internet or by telephone.  Only the latest dated proxy you submit, in whatever form, will be counted. Please note that the enclosed WHITE proxy card also includes the proposals that the Red Oak Group has notified us it intends to bring before the Annual Meeting. Therefore, our enclosed WHITE proxy card provides you with the ability to vote “For” or “Against” or “Abstain” from voting for any proposals made by the Red Oak Group, as well as to vote “For” our director nominees and other matters.

13.                               Who counts the votes?

We have retained a representative of IVS Associates, Inc. to serve as an independent inspector of election to receive and tabulate the proxies and to certify the results.

14.                               Who will solicit proxies on behalf of the Board?

Annex B to this proxy statement, entitled “Information Concerning Participants in the Solicitation of Proxies by CLST Holdings, Inc.,” together with the table in this proxy statement under “Certain Stockholders,” sets forth certain information relating to the Company’s directors, the Company’s director nominees, and the Company’s current executive officers, who are deemed “participants” in the Board’s solicitation of proxies in connection with the 2009 Annual Meeting under the applicable rules of the SEC. Additionally, the Board has retained Morrow & Co., LLC (“Morrow”), 470 West Ave., Stamford, CT 06902, to assist us in the solicitation of proxies for a fee of up to $67,500 plus out-of-pocket expenses. Morrow expects that approximately 25 of its employees will assist in the solicitation.

15.                                 What are my voting choices when voting for Proposals No. 1 through No. 8, and what votes are needed for these proposals?

With regard to the election of directors, Proposal No. 1, you may cast your vote in favor of or withhold your vote for each nominee. In accordance with our bylaws and Delaware law, the nominees who receive a plurality of the votes cast by stockholders present, in person or by proxy, at the Annual Meeting and entitled to vote, up to the number of directors to be elected, will be elected as directors. If more than two nominees are properly presented to the stockholders at the Annual Meeting, the two nominees receiving the highest number of affirmative votes of the shares which are present or represented by proxy at the Annual Meeting and entitled to vote for the election of directors will be elected to our Board. Stockholders may not cumulate votes in the election of directors. Votes marked “FOR” all nominees will be counted in favor of all nominees, except to the extent the proxy withholds authority to vote for a specified nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect. An abstention may not be specified with respect to the election of the nominees.

As previously noted, the Red Oak Group has given notice of its intention to nominate its own slate of two directors for election to our Board of Directors and submit certain other stockholder proposals at the upcoming Annual Meeting and may solicit proxies for the matters it intends to bring to the Annual Meeting. You may receive proxy solicitation materials from the Red Oak Group.

A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of a company’s independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, a broker may not be entitled to vote shares held for a beneficial owner on certain non-routine items, such as contested director elections, absent instructions from the beneficial owners of such shares. For brokerage accounts that are sent proxy materials by the Red Oak Group, all items on the proxy card will be considered non-routine matters. Thus, if you do not give your broker specific instructions, your shares will not be voted on Proposals No. 1 through No. 8. We urge you to provide instructions to your broker so that your votes may be counted on these matters. You should vote your shares by following the instructions provided on the WHITE voting instruction card and returning your WHITE voting instruction card to your broker to ensure that your shares are voted on your behalf.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
THE ELECTION OF THE BOARD’S NOMINEES NAMED ON THE ENCLOSED WHITE PROXY CARD
AND URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY
THE RED OAK GROUP.

With regard to Proposals No. 2 through No. 8, you may cast your vote in favor of, against or abstain from voting for these proposals. Ratification requires the affirmative vote of the majority of the shares of our common stock present or represented and entitled to vote on the matter at the Annual Meeting. Votes marked “For” will be counted in favor of the proposal. Votes marked “Against” will be counted against the proposal. An abstention specified for Proposals No. 2 through No. 8 will be counted as present for purposes of determining whether a quorum is present but will not be voted on that item. Accordingly, an “Abstention” will have the effect of a vote “Against” Proposals No. 2 through No. 8. Unless otherwise instructed, the enclosed proxy will be voted “For” ratification of the appointment of Whitley Penn LLP, “For” ratification of the Company’s Amended and Restated 2008 Long Term Incentive Plan, and “Against” Proposals No. 4 through No. 8, which were submitted by the Red Oak Group.

OUR BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF WHITLEY PENN LLP, FOR RATIFICATION OF THE COMPANY’S AMENDED AND RESTATED 2008 LONG TERM INCENTIVE PLAN, AND AGAINST THE RED OAK GROUP’S PROPOSALS, INCLUDED IN THIS PROXY STATEMENT AS PROPOSALS NO. 2 THROUGH NO. 8.

16.                                 What is the deadline to propose actions for inclusion in our proxy statement for our 2010 Annual Meeting?

Any stockholder of ours meeting certain minimum stock ownership and holding period requirements may present a proposal to be included in our proxy statement for action at the Annual Meeting of stockholders to be held in 2010 pursuant to Rule 14a-8 of the Exchange Act. Such stockholder must deliver such proposal to our corporate secretary at CLST Holdings, Inc., at 17304 Preston Road, Dominion Plaza, Suite 420 Dallas, Texas 75252, no later than June 29, 2010.

Stockholder proposals to be presented at our 2010 Annual Meeting of stockholders that are not to be included in our proxy statement, including nominees for our Board of Directors, must be received by us no later than 60 days prior to such Annual Meeting, in accordance with the procedures set forth in our Amended and Restated Certificate of Incorporation, as amended; except that, should less than 70 days’ notice or public disclosure of the date such meeting be given or made to stockholders, such proposal, in order to be timely, must be received no later than close of business on the tenth day following the date on which such notice is mailed or such public disclosure is made. See “Corporate Governance — Nominating Committee” below for more information on nominees proposed by stockholders.

CERTAIN STOCKHOLDERS

The following table sets forth certain information regarding beneficial ownership of our common stock as of the record date or such other date indicated in the footnotes below by (a) each person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (b) each of our directors and nominees for director, (c) each of our executive officers named in the Summary Compensation Table below under “Executive Compensation,” and (d) all of our executive officers and directors as a group. Unless otherwise indicated, we believe that each person or entity named below has sole voting and investment power with respect to all shares shown as beneficially owned by such person or entity, subject to community property laws where applicable and the information set forth in the footnotes to the table below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Michael A. Roth and Brian J. Stark c/o Stark Investments 3600 South Lake Drive St. Francis, Wisconsin 53235	3,267,254	(2)	13.6%
David Sandberg c/o Red Oak Partners, LLC 145 Fourth Avenue, Suite 15A New York, NY 10003	4,561,554	(3)	19.0%
Timothy S. Durham	3,474,471	(4)	14.5%
Robert A. Kaiser	640,413	(5)	2.7%
David Tornek	932,323	(6)	3.9%
Patrick O’Donnell	400,000	(7)	1.7%
Directors and executive officers as a group	5,047,207		21.0%

(1)                 Based on 23,949,282 shares of our common stock outstanding as of the record date.

(2)                 Based on an amended Schedule 13G filed with the SEC on February 14, 2007 by Michael A. Roth and Brian J. Stark, filing as joint filers pursuant to Rule 13d-1(k) under the Exchange Act. Mr. Roth and Mr. Stark reported shared voting and dispositive power with respect to all shares shown as beneficially owned in such filing. The 3,267,254 shares of common stock and percentage ownership represent the combined indirect holdings of Michael A. Roth and Brian J. Stark. All of the foregoing represents an aggregate of 3,267,254 shares of common stock held directly by Stark Master Fund Ltd. (“Stark”). The Reporting Persons are the Managing Members of Stark Offshore Management LLC (“Stark Offshore”), which serves as the investment manager of Stark. Through Stark Offshore, Michael A. Roth and Brian J. Stark share voting and dispositive power over all of the foregoing shares.

(3)                 Based on a Schedule 13D filed with the SEC on February 18, 2009, as amended by Amendment #1 to the Schedule 13D filed with the SEC on March 4, 2009 and Amendment #2 to the Schedule 13D filed with the SEC on April 28, 2009, by David Sandberg, David Sandberg, Red Oak Partners, Red Oak Fund, Pinnacle Partners, Pinnacle Fund and Bear Fund. Each of the filers reported shared voting and dispositive power with respect to all shares shown as beneficially owned in such filing. Red Oak Partners, and therefore Mr. Sandberg, managing member of Red Oak Partners, beneficially owns 4,561,554 shares of common stock. Red Oak Fund is controlled by Red Oak Partners. Red Oak Partners manages Bear Fund and makes its investment decisions. Pinnacle Fund is controlled by Pinnacle Partners, which is controlled by Red Oak Partners. Therefore, Red Oak Partners may be deemed to beneficially own (i) the 3,341,106 shares of common stock held by Red Oak Fund, (ii) the 960,448 shares of common stock beneficially owned by Pinnacle Partners through Pinnacle Fund, and (iii) the 260,000 shares of common stock held by Bear Fund. Please refer to “Legal Proceedings” below for more information regarding a lawsuit we filed against Red Oak Partners on

February 13, 2009 and a derivative lawsuit filed by Red Oak Partners against Messrs. Kaiser, Durham and Tornek on March 2, 2009.

(4)                 Includes a restricted stock grant, 100,000 shares of which vested on December 1, 2008, and the remaining 200,000 of which vest in two equal annual installments on December 1, 2009 and December 1, 2010. Also, this amount includes 1,969,077 shares of common stock based upon the Schedule 13D filed with the SEC on February 27, 2009, by Mr. Durham, DC Investments, LLC, an Indiana limited liability company (“DC Investments”), Fair Holdings, Inc., an Ohio corporation and wholly owned subsidiary of DC Investments (“Fair Holdings”) and Fair Finance Company, an Ohio corporation (“Fair”). Mr. Durham is the managing member of DC Investments, the Chairman of the Board of Directors of Fair Holdings and the Chief Executive Office and a member of the Board of Directors of Fair, and therefore, Durham may be deemed to beneficially own the 1,969,077 shares of common stock held by Fair. Mr. Durham reported shared voting and dispositive power with respect to such 1,969,077 shares.

(5)                 Includes 73,676 shares held in a partnership controlled by Mr. Kaiser and his wife, as well as a restricted stock grant, 100,000 shares of which vested on December 1, 2008, and the remaining 200,000 of which vest in two equal annual installments on December 1, 2009 and December 1, 2010. Also includes options to purchase 130,000 shares of common stock, 80,000 of which expire on December 12, 2011 and 50,000 of which expire on January 22, 2013. Also includes 12,990 shares of common stock acquired in a privately negotiated purchase on September 23, 2009.

(6)                 Includes a restricted stock grant, 100,000 shares of which vested on March 5, 2009, and the remaining 200,000 of which vest in two equal annual installments on March 5, 2010 and March 5, 2011. Also includes 30,000 shares of common stock acquired in open market purchases on September 17, 2009, and 418,003 shares of common stock acquired in a privately negotiated purchase on September 24, 2009.

(7)                 Consists solely of shares of common stock.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes, being divided as equally as possible with each class having a term of three years. Each year the term of office of one class expires. The term of Class I directors, which currently consists of one director, expired last year, and the term of Class II directors, which currently consists of one vacancy, expires this year. Our Board of Directors has nominated Robert A. Kaiser for reelection as a Class I director at the Annual Meeting. Mr. Kaiser, if reelected, will continue to hold office for the remaining term of the Class I directors until the Annual Meeting of stockholders in 2011, and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Our Board of Directors has also nominated Patrick O’Donnell for election as a Class II director at the Annual Meeting.  Mr. O’Donnell, if elected, will hold office as a Class II director until the Annual Meeting of stockholders in 2012, and until his successor is duly elected and qualified, or until his earlier death, resignation or removal.  Each nominee has consented to being named in this proxy statement and to serving as a director if elected. The seat for Class II directors was made vacant when our Class II director, Manoj Rajegowda, tendered his resignation from the Board of Directors on February 24, 2009. Mr. Rajegowda’s letter of resignation is attached as Exhibit 99.1 to our Annual Report on Form 10-K for the year ended November 30, 2008, filed with the SEC on March 2, 2009. See “Resignation of Director” below for more information.

Should any nominee for director be unable (or, for good cause, unwilling) to serve on the Board of Directors, the proxies will be voted for the election, in his stead, of such other person as our Board of Directors may recommend; alternatively, our Board of Directors may reduce the number of directors to be elected. We have no reason to believe that any nominee named above will be unwilling or unable to serve. However, should the Board of Directors lawfully identify or nominate any such substitute nominees prior to the upcoming Annual Meeting, the Board of Directors will file an amended proxy statement that (1) identifies such substitute nominees, (2) discloses whether such nominees have consented to being named in the revised proxy statement and to serve if elected, and (3) includes the disclosures required by Items 5(b) and 7 of Exchange Act Schedule 14A with respect to such nominees. If a quorum is present, directors are elected by a plurality of the votes cast, in person or by proxy. This means that the nominees will be re-elected if they receive more affirmative votes than any other nominee for the same position. If more than two nominees are properly presented to the stockholders at the Annual Meeting, the two nominees receiving the highest number of affirmative votes of the shares which are present or represented by proxy at the Annual Meeting and entitled to vote for the election of directors will be elected to our Board.  Votes marked “For” a nominee will be counted in favor of that nominee. Votes “Withheld” from a nominee have no effect on the vote since a plurality of the votes cast at the Annual Meeting is required for the re-election of each nominee. Stockholders may not abstain from voting with respect to the election of directors. Stockholders may not cumulate their votes with respect to the election of directors.

The Board of Directors recommends that you vote FOR each nominee for director.

Please note that the Red Oak Group has given notice of its intention to nominate its own slate of two directors, David Sandberg and Charles Bernard, for election to our Board of Directors at the upcoming Annual Meeting. You may receive proxy solicitation materials from the Red Oak Group including an opposition proxy statement and proxy card. Our Board of Directors reviewed the Red Oak Group’s notice of its intention to nominate two directors, reviewed available information concerning the Red Oak Group’s nominees, prior public pronouncements of the individuals and their communications with us and examined their qualifications based upon the needs of the Company at this time. The full Board of Directors determined not to nominate the Red Oak Group’s nominees because, based on the discussion set forth under “Certain Background Information–Qualifications of Current Board and Nominees” above,  it does not believe that election of the Red Oak Group’s nominees is in the best interests of the Company or its stockholders. The Board of Directors believes that its nominees are well-qualified to manage the Company in the stockholders’ best interests, believes that a vote in favor of the election of its nominees at the Annual Meeting is in the best interests of the stockholders and recommends a vote FOR the election of such nominees.  As described in detail below, our nominees have considerable professional and business expertise. The recommendation of our Board of Directors is based on its carefully considered judgment that the experience, record and qualifications of our nominees make them the best candidates to serve on our Board of Directors.  OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE

ELECTION OF THE BOARD’S NOMINEES AND URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY THE RED OAK GROUP.

If you have previously signed a proxy card sent to you by the Red Oak Group, you can change your vote and vote for our Board of Directors’ nominees by using the enclosed WHITE proxy card to vote by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided, or, if you hold your shares in “street name” (i.e., your shares are held in the name of a bank, broker or other nominee), you may vote by Internet or by telephone. Only the latest dated proxy you submit will be counted. Please note that the enclosed WHITE proxy card also includes the proposals that the Red Oak Group has notified us it intends to bring before the Annual Meeting. Therefore, our enclosed WHITE proxy card provides you with the ability to vote “For” or “Against” or “Abstain” from voting for any proposals made by the Red Oak Group, as well as to vote “For” our director nominees.

The following sets forth information regarding the nominees, and the remaining directors who will continue in office after the Annual Meeting, including proposed committee memberships.

Name	Age	Director Since	Class	Position(s) Held
Robert A. Kaiser	55	May 2, 2005	Class I Director	Director, Chief Executive Officer, President, Chief Financial Officer and Treasurer; Member of Executive Committee, Nominating Committee and Audit Committee
Timothy S. Durham	46	August 7, 2007	Class III Director	Director, Chairman and Secretary; Member of Executive Committee, Nominating Committee, Audit Committee and Compensation Committee
David Tornek	48	January 16, 2009	Class III Director	Director, Member of Executive Committee, Chairman of Nominating Committee, Chairman of Compensation Committee and Chairman of Audit Committee
Patrick O’Donnell	48	n/a	Class II Director	n/a

Robert A. Kaiser, 55, currently serves as a Class I director and as Chief Executive Officer, President, Chief Financial Officer and Treasurer, which positions he was elected to on September 25, 2007. Mr. Kaiser’s primary business address is the Company’s address. Mr. Kaiser has served as a director of the Company since May 2, 2005 and also previously served as Chairman of the Board of Directors of the Company from May 2, 2005 until his resignation on April 17, 2007 and again from August 7, 2007 until September 11, 2009. Mr. Kaiser was subsequently elected to the Board of Directors on August 7, 2007, and was to have served a one-year term; however, because the Company did not have an Annual Meeting of stockholders in 2008, he has continued to serve as director. Mr. Kaiser also served as Senior Vice President and Chief Financial Officer of the Company from December 21, 2001 until October 2, 2003, when the Board of Directors named him President and Chief Operating Officer of the Company, which he served as until March 30, 2007, when he resigned in connection with the completion of the sale of substantially all of the Company’s assets. Mr. Kaiser was also promoted to Chief Executive Officer on May 1, 2004, with which he served consecutively as President and Chief Operating Officer until March 30, 2007. Mr. Kaiser also serves as a member of the board of directors and audit committee chairman for RBC Life Sciences and has served in such capacities since September 2008.

Timothy S. Durham, 46, is currently serving a three-year term as a Class III director and was elected as Secretary of the Company on August 7, 2007 and as Chairman of the Board on September 11, 2009. Mr. Durham is the Chairman and Chief Executive Officer of Obsidian Enterprises, Inc. (“Obsidian”), a private holding company that invests in small and mid cap companies in basic industries such as manufacturing and transportation. Mr. Durham’s primary business address is 111 Monument Circle, Suite 3680, Indianapolis, Indiana 46204. As Chief Executive Officer of Obsidian, Mr. Durham is responsible for strategic direction and financial issues. Mr. Durham also serves as Chairman of Fair Holdings, Inc. (“Fair Holdings”), a financial services company, where his responsibilities include strategic direction and financial issues. He has held such positions with Obsidian and Fair Holdings for more than five years. Mr. Durham also serves as a director of National Lampoon, Inc. and has done so since 2002.

David Tornek, 48, is currently serving as a Class III director of the Company and was elected as Chairman of the Company’s Audit Committee, Nominating Committee and Compensation Committee on September 11, 2009. Mr. Tornek is currently Owner/Operator of Touch Catering, Kosher Touch Catering, and Meat Market Miami Steakhouse, all Miami area restaurants and catering companies.  Mr. Tornek’s primary business address is 17304 Preston Road, Dallas, Texas 75252. Prior to his work in the food services industry, Mr. Tornek worked as Chief Financial Officer and Chief Operating Officer of Century Management Group from 1995 to 2004. Mr. Tornek received a B.S. in accounting from Metropolitan State College in 1983. Mr. Tornek also serves as a director of National Lampoon, Inc. and has done so since December 22, 2008.

Patrick O’Donnell, 48, is a nominee for Class II Director. Mr. O’Donnell spends the majority of his time as Managing Member for a private family partnership, Ripples LLC, which invests in small and mid cap companies predominantly in the technology, finance and energy sectors. Mr. O’Donnell’s primary business address is 10713 S. Tripp Ct., Oak Lawn, Illinois 60453. He is also currently Managing Member of three companies: P.A.T Enterprises LLC, a technology and management consulting firm; Fair Deal Credit LLC, a consumer credit and investment firm (and which is not related to Fair Finance Company); and Pharos LLC, an iphone applications development company. In 2004 Mr. O’Donnell spent the majority of the year providing pro bono work that involved advising the Mayor of the City of Chicago on various technology management issues. Prior to the fall of 2003, Mr. O’Donnell was at UBS Investment Bank, where he served as the Chief Information Officer and a member of its Management Board.  He was at UBS Investment Bank, and its predecessors, from 1989 through 2003, where he served on numerous senior management and corporate governance bodies, helping to drive the operational and strategic direction of the firm.  UBS Investment Bank is a wholly owned subsidiary of UBS, a large, globally diversified financial services company, headquartered in Switzerland.

We do not maintain key man insurance on the life of any of our officers. The loss or interruption of the continued full-time service of our executive officers and key employees could have a material adverse impact on our business.  Our inability to retain such necessary personnel could also have a material adverse effect on us.

No family relationships exist among our officers or directors. Except as indicated above, no director of ours is a director of any company with a class of securities registered pursuant to Section 12 of the Exchange Act, or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Resignation of Director.

On February 24, 2009, our director and member of our Audit Committee, Manoj Rajegowda, tendered his resignation as a member of our Board of Directors, effective immediately, and, as a result, effectively resigned from our Audit Committee. Mr. Rajegowda notified us of his resignation through a letter from his counsel, Richards, Layton, & Finger P.A. A copy of Mr. Rajegowda’s letter is attached as Exhibit 99.1 to our Annual Report on Form 10-K for the year ended November 30, 2008.

In his resignation letter, Mr. Rajegowda’s counsel gives, as the reason for his client’s resignation:

“. . . the fact that [Mr. Rajegowda has] been isolated from any meaningful decision making role as a director, and in light of the fact that the Company has determined to proceed in a manner which he considers to be antithetical to the expressed wishes of the majority of stockholders . . .”

We discuss and respond to Mr. Rajegowda’s reasons for his resignation below.

In addition to providing reasons for his resignation, Mr. Rajegowda made a variety of allegations about our corporate governance and the conduct of our management. Among other things, in his letter, Mr. Rajegowda:

•      Alleges that he was not properly notified of a transaction effective February 13, 2009 between us and Fair, James Cochran and Timothy Durham;

•      Alleges that the transaction with Fair, Mr. Cochran and Mr. Durham was not properly approved;

•      States that we have failed to provide him with minutes of meetings of the Board of Directors and that we have not submitted draft minutes to the Board of Directors for comments and a vote;

•      Alleges that the Board of Directors has determined to abandon our plan of dissolution; and

•      Alleges that “the Board’s attempts to continue the business of the Company in the face of a shareholders’ vote in favor of a prompt liquidation puts the interest of the Board ahead of the interests of the shareholders”.

On February 3, 2009, the Board of Directors, by a vote of 3 to 1, with Mr. Rajegowda voting against, created an Executive Committee of the Board of Directors, having all of the authority of the Board of Directors, including all of the authority that the Board of Directors had as a committee of the whole when serving as a committee of the Board of Directors (such as the Audit Committee). Our Board of Directors took this action because members of the Board of Directors, other than Mr. Rajegowda, had become concerned that Mr. Rajegowda was unable, because of conflicts of interest between the interests of his employer, MC Investments, and his duties as a member of our Board of Directors, to perform his duties to our stockholders, or to maintain the confidentiality of our confidential information. Members of our Board of Directors were specifically concerned that Mr. Rajegowda was sharing our confidential information with his employer. In addition, Mr. Rajegowda indicated to the Board of Directors that he was unwilling, under any circumstances, to consider certain classes of transactions that might be presented to us. In order to maintain our ability to conduct our business in the best interests of our stockholders, without the concern that Mr. Rajegowda’s conflicts of interest would adversely affect our decision making, and to assure the confidentiality of our confidential information, the Board of Directors, with Mr. Rajegowda voting against, decided to create an Executive Committee of the Board of Directors, exercising all of the authority and power of the Board of Directors, including all of the authority of the Board of Directors when it is sitting as a committee of the whole.

As stated in our 2008 Annual Report on Form 10-K, we disagree with Mr. Rajegowda’s allegations, and do not believe that they are supported by the facts. Mr. Rajegowda is correct when he says that he has not been provided with copies of minutes of meetings. However, we do not believe that Mr. Rajegowda has requested copies of those minutes, or requested that minutes of meetings be reviewed and voted upon. Our normal process does not include the vote that Mr. Rajegowda refers to. We do not believe that Mr. Rajegowda objected to our normal process while he was a member of the Board of Directors.

We are not sure what Mr. Rajegowda is referring to when he says that the Board of Directors has “determined to proceed in a manner which he considers to be antithetical to the expressed wishes of the majority of stockholders.”  Although, from the remainder of the letter, it would appear that he believes that the Board of Directors has decided to abandon our plan of dissolution, our Board of Directors has not made that decision, nor has the Executive Committee of our Board of Directors. We have continued to wind up aspects of our businesses, including dissolving of some of our subsidiaries and continuing to try to collect our remaining non cash assets. In addition, we have continued to review our liabilities and seek to satisfy or resolve those that we can in a favorable manner. See “Item 1, Business — 2008 Business” of our 2008 Annual Report on Form 10-K for further discussion with respect to our activities in this regard. We are doing this so that we can satisfy or provide for our liabilities as required by our plan of dissolution and applicable law. We do not now have, and do not believe that we will have in the immediate future, sufficient information regarding all of our liabilities to pay or appropriately provide for them as required by our plan of dissolution and applicable law. We expect that fully implementing our plan of dissolution may require several years. Our Board of Directors may in the future elect to abandon the plan of dissolution. The plan of dissolution reserves that right to the Board of Directors. If the Board of Directors abandons the plan of dissolution, it will do so only after determining that doing so would be in the best interest of our stockholders. The Board of Directors expects to review the plan of dissolution in the near future, and to consider whether it is in the best interest of the stockholders to abandon the plan. See “Item 1, Business — Plan of Dissolution” of our 2008 Annual Report on Form 10-K for further discussion regarding our plan of dissolution.

Finally, we note that, consistent with the concerns of members of our Board of Directors, Mr. Rajegowda was subject to conflicts of interest as a result of his employment by MC Investments, the letter from Mr. Rajegowda’s counsel submitting his resignation concluded by reserving Mr. Rajegowda’s and MC Investment’s rights against the Company and members of the Board of Directors relating to a transaction approved by the Executive Committee of the Board of Directors between us and Fair, James Cochran and Timothy Durham. Mr. Durham is a member of our Board of Directors and serves as Chairman, and Fair is a company controlled by Mr. Durham.

CORPORATE GOVERNANCE

Director Independence.

Our Board of Directors has adopted the independence standards of The NASDAQ Stock Market, Inc., or NASDAQ, as its independence standards (the “NASDAQ Standards”). Our Board of Directors has determined that our current nominees, Mr. Tornek and Mr. O’Donnell, qualify as independent directors and that Messrs. Durham and Kaiser are not independent directors.

In determining the independence of Mr. Tornek, our Board of Directors considered the fact that both Messrs. Durham and Tornek serve on the Board of Directors of National Lampoon, Inc. and concluded that this relationship would not impair Mr. Tornek’s ability to remain independent as a director on our Board of Directors.  In determining the independence of Mr. O’Donnell, our Board of Directors considered the fact that Messrs. O’Donnell and Durham once entered into a joint filing agreement, subsequently filed a Schedule 13D with respect to securities of the Company with the SEC on February 23, 2006, and thereafter terminated the joint filing agreement on August 15, 2007, and our Board concluded that this relationship would not impair Mr. O’Donnell’s ability to remain independent as a director on our Board of Directors, should he be elected.

Mr. Durham serves on the Executive Committee, Audit Committee, Compensation Committee, and Nominating Committee of our Board of Directors, but does not qualify as independent under the NASDAQ independence standards for such committees. Mr. Kaiser serves on the Executive Committee, Audit Committee and Nominating Committee of our Board of Directors but does not qualify as independent under the NASDAQ independence standards for such committees.

Board Meetings and Attendance.

We are managed under the direction of our Board of Directors. As of November 30, 2008, we had three directors, including two non-employee directors – Robert A. Kaiser, Timothy S. Durham and Manoj Rajegowda. During the year ended November 30, 2008, there were no changes to our Board of Directors. Subsequently, on January 16, 2009, the Board of Directors increased the size of the Board of Directors from three members to four members and appointed Mr. David Tornek to fill the vacancy as a Class III director to hold office for the remaining term of the Class III directors until the Annual Meeting of stockholders in 2010 and until his successor is duly elected and qualified. Mr. Tornek was appointed by the Board to serve as Chairman of the Audit Committee, the Nominating Committee and the Compensation Committee on September 11, 2009. On February 24, 2009, Mr. Rajegowda tendered his resignation from the Board of Directors. Mr. Rajegowda’s letter of resignation is attached as Exhibit 99.1 to our Annual Report on Form 10-K for the year ended November 30, 2008, filed with the SEC on March 2, 2009. We strongly encourage all members of the Board of Directors to attend Annual Meetings each year. For the most recent Annual Meeting held on July 31, 2007, four directors were in attendance; the only director not to attend was Da Hsuan Feng.

Our Board of Directors is divided into three classes of directors and each class serves a three year term. Our Board of Directors had only two regular committees, the Audit Committee and the Executive Committee, until September 11, 2009, when it formed an Audit Committee, a Compensation Committee, and a Nominating Committee, none of which have met as of the date of this proxy statement. During the 2008 Fiscal Year, the Board of Directors met 15 times and the Audit Committee met two times. The Executive Committee was formed in February 2009 and has met three time(s) as of the date of this proxy statement. No director attended (whether in person, telephonically, or by written consent) less than 75% of all meetings held during the period of time he or she served as director during the 2008 Fiscal Year.

Executive Committee

The Executive Committee was established by the Board on February 3, 2009 and currently consists of Messrs. Kaiser, Durham, and Tornek.  The Executive Committee has all authority of the Board, including all of the authority the Board had as a committee of the whole when serving as a committee of the Board (such as the Audit Committee).

Nominating Committee.

Since August of 2007, the Board has not had a separately functioning Nominating Committee, and, during this period, our entire Board of Directors performed the functions of a Nominating Committee.  In this capacity, the Board of Directors did not develop specific, minimum qualifications to be met by a committee-recommended director, nor did it specify a particular set of qualities or skills that one or more directors needed to possess, other than the need for an audit committee financial expert.  However, as of September 11, 2009, our Board of Directors has formed a Nominating Committee consisting of Messrs. Durham, Kaiser, and Tornek, with Mr. Tornek serving as chair. The Nominating Committee’s charter can be accessed at www.clstholdings.com/corpdocs.asp.

Previously the Board considered, and now as of September 11, 2009 the Nominating Committee considers, nominees proposed by stockholders in accordance with guidelines for such consideration set forth in our Amended and Restated Certificate of Incorporation dated as of April 27, 1995, our Bylaws and any applicable rules and regulations of the SEC. A copy of our charter and Bylaws is available from our Chief Executive Officer upon written request. Requests or proposals should be directed to Robert Kaiser, Chief Executive Officer, CLST Holdings, Inc., 17304 Preston Road, Dominion Plaza, Suite 420 Dallas, Texas 75252. Article II, Section 7 of our Bylaws provides that persons nominated by stockholders are eligible for election as directors only if nominated in accordance with the following procedures. Such nominations shall be made pursuant to timely notice in writing to our Corporate Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices at CLST Holdings, Inc., 17304 Preston Road, Dominion Plaza, Suite 420 Dallas, Texas 75252 not less than 60 days prior to the meeting of the stockholders called for the election of directors; provided, however, in the event that less than 70 days notice or prior public disclosure of the date the meeting is given or made to stockholders, such written notice must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure of the date of the meeting was made, whichever occurs first. Such stockholder’s notice to the Corporate Secretary must set forth (a) as to the stockholder proposing to nominate a person for election or re-election as director, (i) the name, business address and residence address of the stockholder who intends to make the nomination and (ii) a representation that the stockholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (b) as to the nominee, (i) the name, age, business and resident addresses, and principal occupation or employment of each nominee; (ii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iii) any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act; (iv) any other information that is or would be required to be disclosed in a Schedule 13D promulgated under the Exchange Act, regardless of whether such person would otherwise be required to file a Schedule 13D and (v) the consent of each nominee to serve as a director of the Company if so elected.

The Nominating Committee considers, at a minimum, the following factors in recommending to the Board potential new Board members, or the continued service of existing members:

1. the member’s/potential member’s demonstrated character, judgment, relevant business, functional and industry experience, and degree of acumen;

2. whether the member/potential member assists in achieving a Board that represents an appropriate mix of background and specialized experience;

3. the member’s/potential member’s independence, as defined in the NASDAQ Standards;

4. whether the member/potential member would be considered a “financial expert” or “financially literate” as described in NASDAQ Standards, legislation or NASDAQ Audit Committee guidelines;

5. the extent of the member’s/potential member’s business experience, technical expertise, or specialized skills or experience;

6. whether the member/potential member, by virtue of particular experience relevant to the Company’s current or future business, will add specific value as a Board member; and

7. any factors related to the ability and willingness of a new member to serve, or an existing member to continue his/her service.

Previously the Board did not use, and as of September 11, 2009 the Nominating Committee does not use, the services of any third-party search firm to assist in the identification or evaluation of candidates. The Nominating Committee may engage a third party to provide such services in the future, as it deems necessary or appropriate at the time in question. Previously the Board determined the required selection criteria and qualifications of director nominees based upon the Company’s needs at the time nominees are considered; going forward, the Nominating Committee will serve this role. A candidate must possess the ability to apply good business judgment and must be in a position to properly exercise his or her duties of loyalty and care. Candidates should also exhibit proven leadership capabilities, high integrity and experience with a high level of responsibility within their chosen fields, and have the ability to quickly understand complex principles of, but not limited to, business and finance. Just as the Board has done in the past, the Nominating Committee will consider these criteria for nominees identified by its committee members, by stockholders, or through some other source. When current Nominating Committee members are considered for nomination for reelection, the Nominating Committee also takes into consideration their prior contributions, performance and meeting attendance records.

As the Board has done in the past, the Nominating Committee will conduct a process of making a preliminary assessment of each proposed nominee based upon resume and biographical information, an indication of the individual’s willingness to serve and other background information. This information will be evaluated against the criteria set forth above as well as the Company’s specific needs at that time. Based upon a preliminary assessment of the candidates, those who appear best suited to meet our needs may be invited to participate in a series of interviews, which are used for further evaluation. The Nominating Committee uses the same process for evaluating all nominees, regardless of the original source of the recommendation.

Our current nominees, Mr. Kaiser and Mr. O’Donnell, were nominated by our Board. Our Board determined not to nominate the Red Oak Group’s nominees. As stated above under “Certain Background Information,” our Board believes that its nominees are better qualified to lead the Company than the Red Oak Group nominees.

Audit Committee.

Until September 11, 2009, all members of our Board of Directors served as members of our Audit Committee, and beginning with the formation of our Executive Committee on February 3, 2009, all members of our Executive Committee served as members of our Audit Committee. However, as of September 11, 2009, our Board of Directors has formed an Audit Committee consisting of Messrs. Durham, Kaiser and Tornek, with Mr. Tornek serving as chair. Our Audit Committee currently includes one independent member of our Board of Directors, Mr. Tornek, as such independence is defined under the NASDAQ Standards. Mr. Tornek also serves as the audit committee financial expert, as such term is defined in Item 407(d)(5) of Regulation S-K.  The Audit Committee’s charter can be accessed at www.clstholdings.com/corpdocs.asp.

The primary purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. In fulfilling its oversight duties, the Audit Committee shall have the following responsibilities:

•      Inquiring of management, the internal auditor and the independent registered public accountants about significant risks or exposures and assessing the steps management has taken to minimize such risk to the Company.

•      Considering with management and the independent registered public accountants the rationale for employing audit firms other than the principal independent registered public accountants.

•      Considering and reviewing with management, the independent registered public accountants and the internal auditor: the adequacy of the Company’s internal controls and disclosure controls and procedures, including the adequacy of controls and security for management information systems and other information technology, and any related significant findings and recommendations of the independent registered public accountants and internal audit together with management’s responses thereto.

•      Reviewing filings with the SEC and other published documents containing the Company’s financial statements and considering whether the information contained in these documents is consistent with the information contained in the financial statements.

•      Reviewing the Company’s policies relating to compliance with laws and regulations; the Company’s code of conduct; ethics; officers’ expense accounts, perquisites, and use of corporate assets; conflict of interest and the investigation of misconduct or fraud.

•      Determining the extent to which the planned audit scope of the internal auditor and independent registered public accountants can be relied on to detect fraud.

•      Reviewing legal and regulatory matters that may have a material impact on the financial statements, the Company’s related compliance policies and programs and reports received from regulators.

•      Reporting actions of the Audit Committee to the Board of Directors with such recommendations as the Audit Committee may deem appropriate.

•      Providing a report of the Audit Committee’s activities to the Board at regular intervals.

•      Reviewing and approving all related-party transactions, or designate a comparable body of the Board of Directors to review and approve all related-party transactions.

•      Performing such other functions as set forth in the Audit Committee’s charter.

Compensation Committee.

Since August of 2007, the Board has not had a separately functioning Compensation Committee, and during this period our entire Board of Directors performed the functions of a Compensation Committee, with compensation payable to our executive officers being determined by our Board of Directors as a group. Robert A. Kaiser was, and continues to be, our only director who receives compensation as an executive officer.  However, as of September 11, 2009, our Board of Directors has formed a Compensation Committee consisting of Messrs. Durham and Tornek, with Mr. Tornek serving as chair. The Compensation Committee’s charter can be accessed at www.clstholdings.com/corpdocs.asp.

The Compensation Committee serves the Board of Directors and is subject to their control and direction. The Board may, however, at its discretion, delegate authority to the Chairman of the Compensation Committee to approve specific actions that fall within established program guidelines approved by the Board or the Compensation

Committee or to other officers of the Company to approve specific actions within such guidelines as permitted by this Charter, the Company’s charter and bylaws, and applicable law.

The Compensation Committee has the authority, acting alone, to retain special legal, accounting, human resources, or other consultants to advise the Committee on the performance of its duties. The Compensation Committee may request that any officer or employee of the Company or the Company’s outside counsel or independent registered public accountants attend a meeting of the Compensation Committee or meet with any member of, or consultant to, the Compensation Committee. The Compensation Committee shall have the authority to delegate responsibility for the day-to-day administration of executive compensation payable to the officers of the Company.

Stockholder Communications with the Board of Directors.

We and our Board of Directors welcome communications from our stockholders. Stockholders who wish to communicate with the Board of Directors, or one or more specified directors, may send an appropriately addressed letter to the Chairman of the Board of Directors, CLST Holdings, Inc., 17304 Preston Road, Dominion Plaza, Suite 420 Dallas, Texas 75252. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication.” All such letters should identify the author as a security holder, and, if the author desires for the communication to be forwarded to the entire Board of Directors or one or more specified directors, the author should so request, in which case the Chairman will arrange for it to be so forwarded unless the communication is irrelevant or improper. Concerns relating to accounting, internal control over financial reporting or auditing matters will be immediately brought to the attention of the Chairman of the Audit Committee.

Code of Ethics.

We have established a Code of Ethics for our chief executive officer, senior finance officers and all other employees. A current copy of this code is available on our web site at www.clstholdings.com. If we amend the Code of Ethics or grant a waiver of a provision of the Code of Ethics, we will disclose such amendment or waiver on our website within four business days following such amendment or waiver. Such information will remain available on our website for at least twelve months following the date of such disclosure.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval, or Ratification of Transactions with Related Persons.

Our Board of Directors recognizes that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and therefore has adopted a policy within our Business Ethics Policy which shall be followed in connection with all related party transactions involving the Company. Our Business Ethics Policy can be found at our Internet website at www.clstholdings.com. Under this policy, any “Related Party Transaction” shall be consummated or shall continue only if:

1.     the Audit Committee shall approve or ratify such transaction in accordance with the guidelines set forth in the policy and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated thirty party;

2.     the transaction is approved by the disinterested members of the Board of Directors; or

3.     the transaction involves compensation approved by the Company’s Compensation Committee.

For these purposes, a “Related Party” is:

•      a senior officer (which shall include at a minimum each vice president and Section 16 officer) or director of the Company

•      a stockholder owning in excess of five percent of the Company (or its controlled affiliates)

•      a person who is an immediate family member of a senior officer or director

•      an entity which is owned or controlled by someone listed in 1, 2 or 3 above, or an entity in which someone listed in 1, 2 or 3 above has a substantial ownership interest or control of such entity.

For these purposes, a “Related Party Transaction” is a transaction between the Company and any Related Party (including any transactions requiring disclosure under Item 404 of Regulation S-K under the Exchange Act), other than:

•      transactions available to all employees generally

•      transactions involving less than $5,000 when aggregated with all similar transactions.

The Board of Directors has determined that the Audit Committee of the Board of Directors is best suited to review and approve Related Party Transactions. Accordingly, at each calendar year’s first regularly scheduled Audit Committee meeting, management shall recommend Related Party Transactions to be entered into by the Company for that calendar year, including the proposed aggregate value of such transactions if applicable. After review, the Audit Committee shall approve or disapprove such transactions and at each subsequently scheduled meeting, management shall update the Audit Committee as to any material change to those proposed transactions.

In the event management recommends any further Related Party Transactions subsequent to the first calendar year meeting, such transactions may be presented to the Audit Committee for approval or preliminarily entered into by management subject to ratification by the Committee; provided, that if ratification shall not be forthcoming, management shall make all reasonable efforts to cancel or annul such transaction.

The Board of Directors recognizes that situations exist where a significant opportunity may be presented to management or a member of the Board of Directors that may equally be available to the Company, either directly or via referral. Before such opportunity may be consummated by a Related Party (other than an otherwise unaffiliated 5% stockholder), such opportunity shall be presented to the Board of Directors of the Company for consideration.

All Related Party Transactions are to be disclosed in the Company’s applicable filings as required by the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act, and related rules. Furthermore, all Related Party Transactions shall be disclosed to the Audit Committee of the Board of Directors and any material Related Party Transaction shall be disclosed to the full Board of Directors. Further, management shall assure that all Related Party Transactions are approved in accordance with any requirements of the Company’s financing agreements.

Related Party Transactions.

CLST Asset I, LLC

On November 10, 2008, the Company entered into a purchase agreement, through CLST Asset I, LLC, a wholly owned subsidiary of CLST Financo, Inc., which is one of our direct, wholly owned subsidiaries, to acquire all of the outstanding equity interests of FCC Investment Trust I (the “Trust I”) from Drawbridge Special Opportunities Fund LP (“Drawbridge”) for approximately $41.0 million (the “Purchase Agreement”).  Our acquisition of Trust I was financed by approximately $6.1 million of cash on hand and by a non-recourse, term loan of approximately $34.9 million from Fortress Credit CO LLC (“Fortress”), an affiliate of Drawbridge, pursuant to the terms and conditions set forth in the credit agreement, dated November 10, 2008, by and among the Trust I, Fortress, as the lender and administrative agent, FCC Finance, LLC, as the initial servicer, Lyon Financial Services, Inc., as the backup servicer, and U.S. Bank National Association, as the collateral custodian (the “Trust I Credit Agreement”).

Pursuant to the Trust I Credit Agreement, Fair Finance Company, an Ohio corporation (“Fair”), may become the servicer if and only if there occurs an event of a default by the then current servicer and only if Fair is not then in default either as a borrower or as a servicer under any credit facility to which Fortress or any of its affiliates is a party and no change of control of Fair has occurred.  Timothy S. Durham, an officer, director and stockholder of the Company, is Chief Executive Officer and Director of Fair and is also a majority stockholder of Fair. As of the date of this proxy statement, FCC continues to be the servicer of the CLST Asset I portfolio, and the Company is not aware that the servicer is in default under the Trust I Credit Agreement.  Because Fair is not currently acting as the servicer of CLST Asset I and Fair could only become a servicer upon certain defaults by the current servicer, it is not currently anticipated that Fair will have a direct or indirect material interest in the Trust I Credit Agreement.  The servicing fee payable to the servicer in any given year under the Trust I Credit Agreement is based upon a service fee rate of 1.5% and the aggregate outstanding receivable balance.

CLST Asset III, LLC

Effective February 13, 2009, we, through CLST Asset III, LLC ( “CLST Asset III”), a newly formed, wholly owned subsidiary of Financo, which is one of our direct, wholly owned subsidiaries, purchased certain receivables, installment sales contracts and related assets owned by Fair, James F. Cochran, Chairman and Director of Fair, and by Timothy S. Durham, Chief Executive Officer and Director of Fair and an officer, director and stockholder of our Company (the “Fair Purchase Agreement”). Messrs. Durham and Cochran own all of the outstanding equity of Fair. In return for assets acquired under the Fair Purchase Agreement, CLST Asset III paid the sellers total consideration of $3,594,354 as follows:

(1)    cash in the amount of $1,797,178 of which $1,417,737 was paid to Fair, $325,440 was paid to Mr. Durham and $54,000 was paid to Mr. Cochran,

(2)    2,496,077 newly issued shares of our common stock at a price of $0.36 per share, of which 1,969,077 shares of Common Stock were issued to Fair, 452,000 shares of Common Stock were issued to Mr. Durham and 75,000 shares of Common Stock were issued to Mr. Cochran and

(3)    six promissory notes (the “Notes”) issued by CLST Asset III in an aggregate original stated principal amount of $898,588, of which two promissory notes in an aggregate original principal amount of $708,868 were issued to Fair, two promissory notes in an aggregate original principal amount of $162,720 were issued to Mr. Durham and two promissory notes in an aggregate original principal amount of $27,000 were issued to Mr. Cochran.

We received a fairness opinion of Business Valuation Advisors (“BVA”) stating that BVA is of the opinion that the consideration paid by us pursuant to the Fair Purchase Agreement is fair, from a financial point of view, to our nonaffiliated stockholders.  A copy of the fairness opinion was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on February 20, 2009.  The shares of Common Stock were issued by us in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act.  As additional inducement for CLST Asset III to enter into the Fair Purchase Agreement, Fair agreed to use its best efforts to facilitate negotiations to add CLST Asset III or one of its affiliates as a co-borrower under one of Fair’s existing lines of credit with access to at least $15,000,000 of credit for our own purposes. To date we have not been added as a co-borrower.

Substantially all of the assets acquired by CLST Asset III are in one of two portfolios. Portfolio A is a mixed pool of receivables from several asset classes, including health and fitness club memberships, resort memberships, receivables associated with campgrounds and timeshares, in-home food sales and services, buyers clubs, delivered products and home improvements and tuitions.  Portfolio B is made up entirely of receivables related to the sale of tanning bed products.  At least initially, Fair will continue to act as servicer for these receivables.  Fair will receive no additional consideration for acting as servicer.

As of February 13, 2009, the portfolios of receivables acquired pursuant to the Fair Purchase Agreement collectively consisted of approximately 3,000 accounts with an aggregate outstanding balance of approximately $3,709,500 and an average outstanding balance per account of approximately $1,015 for Portfolio A and approximately $5,740 for Portfolio B.  As of February 13, 2009, the weighted average interest rate of the portfolios exceeded 18%.  The sellers are required to repurchase any accounts, for the outstanding balance (at the time of repurchase) of such account plus interest accrued thereon, that do not satisfy certain specified eligibility requirements set out in the Fair Purchase Agreement.  Additionally, each of the sellers is required to jointly and severally pay CLST Asset III, up to the aggregate stated principal amount of the Notes issued to such seller, the outstanding balance of any receivable that becomes a defaulted receivable within the parameters of the Fair Purchase Agreement.

The Notes issued by CLST Asset III in favor of the sellers are full-recourse with respect to CLST Asset III and are unsecured.  The three Notes relating to Portfolio A (the “Portfolio A Notes”) are payable in 11 quarterly installments, each consisting of equal principal payments, plus all interest accrued through such payment date at a rate of 4.0% plus the LIBOR Rate (as defined in the Portfolio A Notes).  The three Notes relating to Portfolio B (the “Portfolio B Notes”) are payable in 21 quarterly installments, each consisting of equal principal payments, plus all interest accrued through such payment date at a rate of 4.0% plus the LIBOR Rate (as defined in the Portfolio B Notes).

For the six months ended May 31, 2009, Fair remitted to CLST Asset III approximately $707,000.

During the second quarter of 2009 we began implementing the servicing, collection and other procedures relating to management of CLST Asset III contemplated by the agreements between us and the servicer of the portfolio. The implementation of those procedures required several meetings with the servicer and was not fully complete in the second quarter of 2009. We expect the reporting, collection and other procedures contemplated in our agreements with the servicer to be fully implemented during the third quarter of 2009 and do not foresee any difficulties in doing so. As previously mentioned, Fair is the servicer of the CLST Asset III portfolio and is an affiliate of Mr. Durham.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission, or the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms received by us with respect to 2008, or written representations from certain reporting persons, we believe that all filing requirements applicable to our directors, executive officers and persons who own more than 10% of a registered class of our equity securities have been complied with during fiscal 2008. However, subsequent to fiscal 2008, the Red Oak Group, which reported it was the beneficial owner of 4,561,554 shares of our common stock in a Schedule 13D filed with the SEC on February 18, 2009, as amended by an Amended Schedule 13D filed with the SEC on March 4, 2009, did not timely file a Form 4 with respect to acquisitions of our stock on February 10, 2009, February 11, 2009, February 12, 2009 and February 13, 2009. Please refer to “Certain Background Information – Litigation with the Red Oak Group” above for more information regarding a lawsuit we filed against the Red Oak Group on February 13, 2009 and a derivative lawsuit filed by the Red Oak Group against Messrs. Kaiser, Durham and Tornek on March 2, 2009. Also subsequent to fiscal 2008, Mr. Tornek, one of our directors, did not timely file a Form 4 with respect to acquisitions of our stock on September 17, 2009.

EXECUTIVE COMPENSATION

Summary Compensation Table.

The following table sets forth certain information regarding compensation earned by all individuals serving as our Chief Executive Officer during fiscal year 2008 and our two most highly compensated executive officers (other than the Chief Executive Officer) who served as executive officers during fiscal year 2008 (the “Named Executive Officers”), for each of the last two fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(4)		Option Awards ($)(4)	Nonequity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)		Total ($)

Robert A. Kaiser, Chief Financial Officer and Chief Executive Officer (1)	2008	$240,000	—	—		—	—	—	$21,000	(2)	$261,000
	2007	$295,250	—	$627,500	(1)	$5,300	N/A	N/A	$3,823,500	(3)	$4,751,550

(1)           Mr. Kaiser served as President and Chief Executive Officer until March 30, 2007, when he resigned in connection with the completion of sale of the Company’s United States and Miami-based Latin American operations. Mr. Kaiser served as Chairman of the Board of Directors until April 17, 2007 and again from August 7, 2007 until September 11, 2009. Mr. Kaiser was subsequently reelected as Chief Executive Officer and elected as Chief Financial Officer on September 25, 2007.

(2)           Includes Board of Director Fees of $21,000.

(3)           Includes Company matching contributions to Mr. Kaiser’s 401(k) plan of $11,250, Change of Control payments in 2007 of $3.6 million and Board of Director Fees of $25,792. On August 28, 2007, the Board of Directors authorized the retention of Mr. Kaiser as a consultant to the Company for the sum of $20,000 per month, on a month-to-month basis, terminable at will by either party. For the year ended November 30, 2007, Mr. Kaiser received $84,000 in consultant payments. As of January 1, 2008, Mr. Kaiser became an employee of the Company.

(4)           The amounts reported in the Stock Awards and Option Awards columns reflect the dollar amount, without any reduction for risk of forfeiture, recognized for financial reporting purposes for the fiscal year ended November 30, 2008 and 2007 of awards of stock options and restricted stock or restricted stock units to the Named Executive Officer, calculated in accordance with the provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”), and were calculated using certain assumptions, as set forth in footnote 1 to our audited financial statements for the fiscal year ended November 30, 2008 and 2007, included herein. These amounts include amounts from awards granted in and prior to 2006.

Outstanding Equity Awards at Fiscal Year End November 30, 2008.

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each of the Named Executive Officers as of November 30, 2008.

	Option Awards						Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested
Robert A. Kaiser, Chief Financial Officer and Chief Executive Officer	80,000	(1)	—	—	$4.60	12/21/2011	—	—	—	—
	50,000	(1)	—	—	$5.45	1/22/2013	—	—	—	—

(1)           The Company’s former 1993 Plan terminated on December 3, 2003. However, Mr. Kaiser currently has exercisable options that were granted under the 1993 Plan Mr. Kaiser was granted options Plan to purchase 80,000 shares of the Company’s common stock on December 12, 2001, and 50,000 shares of the Company’s common stock on January 22, 2003. Each of these options vested with respect to 25% of the shares covered thereby on each of the first four anniversaries of the date of grant and expires ten years following the date of grant. The exercise price of each option was equal to the fair market value of the common stock on the date of grant.

Compensation of Executive Officers.

Employment Contracts and Termination of Employment and Change in Control Arrangements.

The Company maintained an employment agreement with Mr. Kaiser (the “Agreement”) prior to March 30, 2007. In connection with the sale of the Company’s United States and Miami-based Latin American operations, the related sale agreement required as a condition of closing that the Company pay all amounts due Mr. Kaiser under his Agreement with the Company, including payments due as a result of a change in control of the Company resulting from the sale. To receive those payments, Mr. Kaiser’s employment with the Company had to be terminated. Although Mr. Kaiser would have preferred to remain as Chief Executive Officer and President of the Company after the closing until he believed he had fulfilled the responsibilities of those positions, he agreed to resign on March 30, 2007, so that the closing could be completed. Mr. Kaiser continued to serve on the Board of Directors throughout 2007, including after his election to the Board of Directors on August 7, 2007. On August 7, 2007, Mr. Kaiser was appointed Chairman of the Board and served until September 11, 2009, at which time Timothy S. Durham was appointed Chairman of the Board. On August 28, 2007, the Board of Directors authorized the retention of Mr. Kaiser as a consultant to the Company for a sum of $20,000 a month on a month-to-month basis, terminable at will by either party. On September 25, 2007, in addition to his duties as Chairman, he was appointed Chief Executive Officer, Chief Financial Officer, and Treasurer. As of January 1, 2008, Mr. Kaiser is now an employee of the Company and receives $20,000 per month.

Compensation of Directors.

The following table provides information concerning compensation of the Company’s directors for the fiscal year ended November 30, 2008. All compensation received by Mr. Kaiser for fiscal 2008 that is as a result of his membership on the Board of Directors is reflected in the Summary Compensation Table above.

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Timothy S. Durham	$17,750	—	—	N/A	N/A	—	$17,750
Manoj Rajegowda (1)	$17,250	—	—	N/A	N/A	—	$17,250

(1)           On February 24, 2009, our director and member of our Audit Committee, Manoj Rajegowda, tendered his resignation as a member of our Board of Directors, effective immediately.

Historically, we issued shares of restricted stock to our employees and executive officers pursuant to our 2003 Long-Term Incentive Plan (the “2003 Plan”). The number of shares to be granted under the 2003 Plan was determined by the Board of Directors at the time of the grant based upon the pool of shares then available for grant. The awarded shares vested at the rate of 33 1/3% per year on each anniversary date of grant and were subject to such other terms and conditions as may be contained in the form of restricted stock award agreement generally used by the Company at the time of grant. From November 30, 2006 until September 25, 2007, each non-employee director who was then serving as such received a grant of 4,500 shares of restricted stock. At a meeting of the Board of Directors on September 25, 2007, the Board of Directors unanimously resolved to terminate the Company’s 2003 Plan due to the reduction in the Company’s workforce. As a result of the termination of the 2003 Plan, all outstanding options to purchase the equity securities of the Company issued thereunder were terminated as well. Therefore, there are currently no outstanding options to purchase the Company’s securities under the 2003 Plan. Furthermore, no options or restricted stock were granted to directors during fiscal year 2008.

Subsequent to fiscal 2008, on December 1, 2008, our Board of Directors approved the Company’s 2008 Long Term Incentive Plan. Effective September 11, 2009, the Board amended and restated the 2008 Long Term Incentive Plan to decrease the number of shares of common stock of the Company that may be issued under the 2008 Long Term Incentive Plan from 20,000,000 to 2,000,000. In Proposal No. 3 of this proxy statement, the Board seeks the ratification of our stockholders of the 2008 Long Term Incentive Plan, as amended and restated, and in Proposal No. 5, the Board requests stockholders to vote against the Red Oak Group’s proposal to “disapprove” the 2008 Long Term Incentive Plan. As amended and restated, the 2008 Long Term Incentive Plan, which is administered by the Board of Directors, permits the grant of restricted stock, stock options and other stock-based awards to employees, officer, directors, consultants and advisors of the Company and its subsidiaries. The 2008 Plan provides that the administrator of the plan may determine the terms and conditions applicable to each award, and each award will be evidenced by a stock option agreement or restricted stock agreement. The 2008 Plan will terminate on December 1, 2018.

In addition, on December 1, 2008 our Board of Directors approved the grant of 300,000 shares of restricted stock to each of Timothy S. Durham, Robert A. Kaiser and Manoj Rajegowda. Subsequently, on February 24, 2009, Mr. Rajegowda forfeited all stock issuances provided to him during the course of his Board of Directors membership in connection with his resignation from the Board of Directors. Of each restricted stock grant, 100,000 shares vested on the date of grant, and the remaining 200,000 of the shares vest in two equal annual installments on each anniversary of the date of grant. The restricted stock becomes 100% vested if any of the following occurs: (i) the participant’s death or (ii) the disability of the Participant while employed or engaged as a director or consultant by the Company. On March 5, 2009, our Board of Directors approved the grant of 300,000 shares of restricted stock to David Tornek, of which 100,000 shares vested on the date of grant, and the remaining 200,000 of the shares vest in two equal annual installments on each anniversary of the date of grant.

Each of our directors receives an annual retainer of $10,000. In addition, each director receives $750 per Board of Directors meeting that he is present or $500 if he participates telephonically.

All directors of the Company are entitled to reimbursement of their reasonable out-of-pocket expenses in connection with their travel to, and attendance at, meetings of the Board of Directors or committees thereof. There were no other arrangements pursuant to which any director was compensated for any service provided as a director during fiscal 2008, other than as set forth above.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We are asking the stockholders to ratify the Audit Committee’s appointment of Whitley Penn LLP as our independent registered public accountants for the fiscal year ending November 30, 2009. Whitley Penn LLP is a registered public accounting firm with the Public Accounting Oversight Board (“PCAOB”), as required by the Sarbanes-Oxley Act of 2002 and the rules of the PCAOB. Although ratification of the appointment of the independent registered public accountants is not required by law, the Audit Committee and the Board of Directors believe that stockholders should be given the opportunity to express their views on the subject. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Ultimately, the Audit Committee retains full discretion and will make all determinations with respect to the appointment of independent registered public accountants, whether or not the Company’s stockholders ratify the appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent registered public accountants at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests.

Ratification requires the affirmative vote of the majority of the shares of the Company’s common stock present or represented and entitled to vote on the matter at the Annual Meeting. Unless otherwise instructed, the enclosed proxy will be voted FOR ratification of the appointment of Whitley Penn LLP.

Representatives of Whitley Penn LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

Effective August 31, 2007, the Audit Committee engaged Whitley Penn LLP as our principal independent registered public accountants following the resignation of Grant Thornton LLP, as more fully described below.

Resignation of Grant Thornton LLP.

As disclosed in our Form 8-K filed with the SEC on September 4, 2007, we received a letter from Grant Thornton LLP (“Grant Thornton”) on August 28, 2007 stating that Grant Thornton resigned as the independent registered public accounting firm of CLST Holdings, Inc.

Grant Thornton’s reports on our consolidated financial statements for each of the fiscal years ended November 30, 2006 and 2005 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended November 30, 2006 and 2005 and through August 28, 2007, there were no disagreements with Grant Thornton on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure that, if not resolved to Grant Thornton’s satisfaction, would have caused them to make references to the subject matter in connection with their reports of our consolidated financial statements for such periods.

During the fiscal years ended November 30, 2006 and 2005 and through August 28, 2007, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulations S-K, except for the material weaknesses in internal control over financial reporting described in the following paragraph.

In our Annual Report on Form 10-K for the year ended November 30, 2005, we reported that we had the following material weaknesses in our internal controls:

•      Lack of sufficient awareness and formal communication of accounting policies and procedures, resulting in the inconsistent application of and adherence to corporate policies; and

•      Lack of timeliness and precision of the review of detailed account reconciliations and supporting documentation in the North American and Corporate segments that encompass the consolidation and financial reporting process.

Grant Thornton’s report on the Company’s internal control over financial reporting stated that based on the effect of these material weaknesses on the achievement of the objectives of the control criteria, we had not maintained effective internal control over financial reporting as of November 30, 2005.

We filed a letter from Grant Thornton dated August 30, 2007, addressed to the SEC, stating their agreement with the above statements, in a Current Report on Form 8-K dated September 4, 2007.

Engagement of Whitley Penn LLP.

As further disclosed in our Form 8-K filed with the SEC on September 4, 2007, on August 31, 2007 we engaged Whitley Penn LLP (“Whitley Penn”) as our new principal independent registered public accounting firm to audit our financial statements for the fiscal year ended November 30, 2007. The decision to engage Whitley Penn was approved by our Board of Directors. On the same date, Whitley Penn advised the Company that it was accepting the position as the Company’s new principal independent registered public accounting firm for the year ending November 30, 2007.

During the fiscal years ended November 30, 2006 and 2005 and through August 31, 2007, we did not consult with Whitley Penn regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was either the subject of a disagreement or reportable event per Item 304(a)(2)(ii) of Regulation S-K.

Fees to Independent Registered Public Accounting Firm for Fiscal 2008 and 2007.

The following table summarizes the fees billed by Whitley Penn LLP for services rendered during the fiscal years ended November 30, 2008 and November 30, 2007 (in thousands).

	2008	2007
Audit Fees(1)	$115	$139
Audit-Related Fees(2)	18	26
Tax Fees(3)	9	2
All Other Fees(4)	25	—
TOTAL	$167	$167

(1)           “Audit Fees” includes fees and expenses billed for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s quarterly reports on Form 10-Q, and other regulatory filings.

(2)           “Audit-Related Fees” includes fees billed for services that are related to the performance of the audit or review of the Company’s financial statements (which are not reported above under the caption “Audit Fees”). For fiscal 2007 and 2008, the amount relates to an audit of the Company’s 401k plan.

(3)           “Tax fees” relate to various tax planning consultations.

(4)           “Other fees” in 2008 relate to the Company’s acquisition of FCC Investment Trust I.

The Audit Committee has considered whether the provision of non-audit services by Whitley Penn is compatible with maintaining the principal accountants’ independence, and has determined that it is. The Audit Committee has sole authority to engage and determine the compensation of the Company’s independent registered public accountants. Pre-approval by the Audit Committee is required for any engagement of Whitley Penn, subject to certain de minimis exceptions. Annually, the Audit Committee pre-approves services to be provided by Whitley Penn. All of the services described herein were approved by the Audit Committee pursuant to its pre-approval policies.

None of the hours expended on the independent registered public accounting firm’s engagement to audit our financial statements for the most recent fiscal year were attributed to work performed by persons other than the independent registered public accounting firm’s full-time permanent employees.

The Board of Directors recommends that you vote FOR ratification of the appointment of Whitley Penn LLP as the Company’s independent registered public accountants.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee does not prepare financial statements or attest to their accuracy. The preparation, presentation and integrity of the Company’s financial reports are the responsibility of management. Whitley Penn LLP, the Company’s independent registered public accountants for 2008, are responsible for auditing the Company’s financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion on their conformity to accounting principles generally accepted in the United States of America.

In performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and the independent registered public accountants. It also provided oversight of the independent registered public accountants, the Company’s internal audit function and the Company’s disclosure controls and procedures and internal control over financial reporting. In performing these duties, the Audit Committee met a total of two times during fiscal 2008 with management and the independent registered public accountants, and internal audit representatives attended one of those meetings.

The Audit Committee reviewed the written disclosures and the letter from Whitley Penn LLP required by Public Company Accounting Oversight Board Ethics and Independence Rule 3526, “Communications with Audit Committees Concerning Independence.” The Audit Committee also discussed with management, internal audit and the independent registered public accountants the quality and adequacy of the Company’s disclosure controls and procedures and internal control over financial reporting and the audit scope and plans for audits performed by internal audit and the independent registered public accountants.

The Audit Committee discussed with the independent registered public accountants all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, as amended by Statement 90, as well as other regulations and standards (Audit Committee Communications) and, with and without management present, discussed and reviewed the results of the independent registered public accountants’ examination of the financial statements. The Audit Committee also discussed with internal audit and management significant items that resulted from internal audit examinations.

Based on the reviews and discussions referred to above with management and the independent registered public accountants, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended November 30, 2008.

AUDIT COMMITTEE

Timothy S. Durham

Robert A. Kaiser

David Tornek

PROPOSAL NO. 3

RATIFICATION OF THE COMPANY’S

AMENDED AND RESTATED 2008 LONG TERM INCENTIVE PLAN

We are seeking ratification of the Company’s Amended and Restated 2008 Long Term Incentive Plan (the “2008 Plan”) by our stockholders. The effectiveness of our 2008 Plan is not subject to stockholder approval. The following discussion is qualified in its entirety by the full text of our 2008 Plan, a copy of which is attached as Annex A to these proxy materials.

On December 1, 2008, our Board of Directors approved the 2008 Long Term Incentive Plan. The 2008 Plan has a term of 10 years and is administered by our Board, unless and until the Board delegates administration to a committee of the Board. Initially, the 2008 Long Term Incentive Plan provided that the aggregate number of shares of common stock of the Company that could be issued under the 2008 Long Term Incentive Plan was 20,000,000 shares. However, effective September 11, 2009, our Board amended and restated the 2008 Long Term Incentive Plan to reduce the aggregate number of shares of common stock of the Company that may be issued under the 2008 Plan from 20,000,000 shares to 2,000,000 shares. You are being asked to ratify the Amended and Restated 2008 Long Term Incentive Plan.

Awards under the 2008 Plan.

Pursuant to the 2008 Plan, the Board may grant to eligible recipients, which include all employees, officer, directors, consultants and advisors of the Company and its subsidiaries, awards of restricted stock, stock options and other stock-based awards. “Restricted Stock” is an award of the Company’s common stock that is subject to conditions or terms such as vesting, continuous employment or service for a period of time, or the satisfaction of designated performance goals or criteria. Such terms and conditions will be determined by the Board. We have two employees, two officers and currently three directors who are eligible to receive awards under the 2008 Plan. After the Annual Meeting, we will have four directors who are eligible to receive awards under the 2008 Plan.

Awards of options have varying terms, as determined by the Board. The price for each share of Common Stock purchased pursuant to the options is determined by the Board on the date of grant. The exercise price per share is the fair market value of our Common Stock on the date of grant (or if the grant is for incentive stock options for an employee who is a 10% stockholder, 110% of fair market value on the date of grant). Payment for stock options can be made by check payable to the Company, by a promissory note, through a broker’s sale, or with any combination of the foregoing.

Termination of Relationship with Company.

If a recipient’s employment, director or consulting arrangement with the Company is terminated, such recipient may exercise any award within such period of time ending on the earlier of (1) the date three months following the date of termination (or such other period as may be specified by the Board in the award agreement), but only to the extent such award was exercisable immediately prior to such termination or (2) the expiration of the term of the award. However, if the recipient’s employment, director or consulting arrangement with the Company is terminated voluntarily by the recipient or is terminated by the Company for “cause” (as defined in the 2008 Plan or in any other written employment, director or consulting agreement between the recipient and the Company), all awards held by the recipient shall terminate as of the date of termination (whether or not vested) unless otherwise determined by the Board.

Acceleration of Vesting and Other Terms.

The Board may provide that any options shall become immediately exercisable in full or in part, that any restricted stock awards shall be free of some or all restrictions, or that any other stock-based awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part. In the event of the acceleration of the one or more outstanding options, the Board may provide, as a condition to exercising such options, that the common stock or other substituted consideration, including cash, as to which exercisability has been accelerated shall be restricted and subject to forfeiture back to the Company upon termination of employment or other relationship.

Amendment of the 2008 Plan.

The Board may amend the 2008 Plan but an amendment shall not be effective unless it is approved by the Company’s stockholders to the extent such approval is necessary by law or under securities exchange listing requirements. The 2008 Plan provides that at the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on stockholder approval.

Federal Income Tax Consequences.

The following is a discussion of certain United States federal income tax consequences that may arise with respect to the Plan.  The discussion is not a complete analysis of all federal income tax consequences, and does not cover all specific transactions which may occur.  The discussion is limited to United States persons who hold their shares as capital assets, however additional rules may apply to certain United States persons that are not discussed herein.

Incentive Stock Options.

A recipient of an incentive stock option should not recognize compensation income either upon the grant of the option or upon its exercise (unless the recipient is subject to the alternative minimum tax). If the recipient holds the stock acquired upon exercise of an incentive stock option (the “ISO Shares”) for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the recipient generally will recognize long-term capital gain or loss upon the disposition of such ISO Shares. This gain or loss would be equal to the difference between the amount realized upon the disposition of the ISO Shares and the exercise price.

If the recipient disposes of ISO Shares prior to the expiration of either required holding period described above, the gain recognized upon such disposition should be treated as compensation to the recipient, and would be subject to federal income taxation at ordinary rates, up to the difference between the fair market value of the ISO Shares on the date of exercise (or the amount realized on a sale of such shares, if less) and the option exercise price. Any additional gain above and beyond such amount should be treated as capital gain, and may be long-term capital gain depending upon the length of time the ISO Shares were held by the recipient.

Non-Qualified Stock Options.

A recipient of a non-qualified stock option should not recognize any taxable income at the time a non-qualified stock option is granted, or upon its vesting. Upon exercise of a non-qualified stock option, however, the gain recognized upon such disposition should be treated as compensation to the recipient, and would be subject to federal income taxation at ordinary rates, up to the difference between the fair market value of the shares on the date of exercise and the option exercise price.  Upon resale of the shares by the recipient, any subsequent appreciation or depreciation in the value of the shares should be treated as capital gain or loss.

Restricted Stock.

A recipient should generally not recognize any taxable income at the time restricted stock is granted.  Instead, upon vesting of such restricted stock, the recipient would in include in income as compensation the fair market value of such stock, reduced by any amount paid for such stock. Any future appreciation with respect to such stock would be capital in nature, with a holding period for long-term capital gain purposes beginning on the date of vesting.  A recipient may elect under section 83(b) of the Internal Revenue Code to have such compensation income recognized at the time he or she initially receives the restricted stock, based on the then fair market value of the stock.  The ultimate disposition of such stock, including a forfeiture, would result in a capital gain or loss to the recipient, and the holding period for such stock for long-term capital gain purposes would start as of the date the 83(b) election was made.

Upon the recognition of compensation income by a recipient who is an employee, as set forth above, the Company is required to withhold FICA, Medicare, and federal income taxes. Additionally, with respect to non-employee recipients, certain withholding obligations on the part of the Company may apply.

Awards made to recipients under the Plan may be subject to other federal income taxes, such as the alternative minimum tax, as well as state and local taxes.  The Company will comply with all withholding requirements whether for federal, state or local purposes.

The Company should be entitled to a federal income tax deduction with respect to all amounts treated by recipients as compensation income, as set forth above, provided that, among other things, such amount is reasonable, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.  Section 162(m) denies a deduction to any publicly-held corporation for compensation paid to a “covered employee” in a taxable year to the extent that the compensation paid to such an employee exceeds $1 million. It is possible that compensation attributable to awards under the Plan, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.  The deduction to the Company, if available, would be available in the same year in which the recipient recognizes income for federal income tax purposes.

Section 409A of the Code imposes additional tax and interest charges on recipients who receive certain deferred compensation that does not meet the requirements of Section 409A. It is intended that awards under the Plan meet the requirements of Section 409A, but no assurance can be made in this regard.

Issuances under our Plans.

Our former 1993 Long-Term Incentive Plan (the “1993 Plan”) terminated on December 3, 2003. However, as disclosed in our Annual Report on Form 10-K, filed with the SEC on March 2, 2009, Mr. Kaiser currently has exercisable options that were granted under the 1993 Plan. At a meeting of the Board of Directors on September 25, 2007, our Board unanimously resolved to terminate our 2003 Long-Term Incentive Plan (the “2003 Plan”) due to the reduction in the Company’s workforce. As a result of the termination of the 2003 Plan, all outstanding options to purchase the equity securities of the Company issued thereunder were terminated as well. Therefore, there are no currently outstanding options to purchase the Company’s securities under the 2003 Plan.

Our 2008 Long Term Incentive Plan was adopted by the Board on December 1, 2008, and subsequently amended and restated on September 11, 2009 to decrease the number of shares of common stock of the Company that may be issued under the 2008 Plan from 20,000,000 to 2,000,000. On December 1, 2008, our Board approved the grant of 300,000 shares of restricted stock to each of Timothy S. Durham, Robert A. Kaiser and Manoj Rajegowda. Of each restricted stock grant, 100,000 shares vested on the date of grant and the remaining 200,000 of the shares vest in two equal annual installments on each anniversary of the date of grant. Subsequently, on February 24, 2009, Mr. Rajegowda forfeited all stock issuances provided to him during the course of his Board membership in connection with his resignation from the Board. Subsequently on March 5, 2009, our Board approved the grant of 300,000 shares of restricted stock to David Tornek. Of each restricted stock grant, 100,000 shares vested on the date of grant and the remaining 200,000 of the shares vest in two equal annual installments on each anniversary of the date of grant. Other than the restricted stock issued to our directors, the Company has not granted any options or other awards under the 2008 Plan.

The following table provides the number of securities to be issued upon the exercise of outstanding options, warrants and rights under our 2008 Plan and as of September 11, 2009:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	130,000	$4.93	0
Equity compensation plans not approved by security holders	None	n/a	1,400,000
Total	130,000	$4.93	0

The following table sets forth, as of the Record Date, the number of shares of restricted stock received or to be received by each of our named executive officers, all current executive officers as a group, all current directors who are not executive officers as a group, and all employees, including our current officers who are not executive officers, as a group:

Name	Dollar Value ($) (1)	Number of Shares of Restricted Stock Received or To Be Received
Robert A. Kaiser, Chief Executive Officer, President, Chief Financial Officer and Treasurer	$39,000	300,000

All current executive officers, as a group	$78,000	600,000

All current directors who are not executive officers, as a group	$39,000	300,000

All employees, including all current officers who are not executive officers, as a group	N/A	N/A

(1)           Based on a closing sale price of $0.13 as reported on the OTC market on September 10, 2009.

The Board of Directors recommends that you vote FOR the ratification of our Amended and Restated 2008 Long Term Incentive Plan.

THE RED OAK GROUP PROPOSALS

A letter from the Red Oak Group dated August 24, 2009 (the “Red Oak Group Letter”), which states that the Red Oak Fund beneficially owns 3,341,106 shares of our Common Stock, notified us that it intends to submit certain proposals for stockholder vote at the Annual Meeting. We have included the Red Oak Group proposals as Proposals No. 4 through No. 8 in this proxy statement in order to provide our stockholders with the ability to vote “For” or “Against” or abstain from voting for any proposals made by the Red Oak Group, as well as to vote “For” our director nominees and other matters.

STOCKHOLDER PROPOSAL NO. 4
STOCKHOLDER PROPOSAL REGARDING COMPLETION OF DISSOLUTION

In the Red Oak Group Letter, the Red Oak Group notified us that it intends to submit the following proposal for stockholder vote at the Annual Meeting.

RESOLVED, that the stockholders hereby request the board of directors to complete the dissolution approved at the stockholder meeting held in 2007.

The Board of Directors recommends that you vote AGAINST this proposal.

Though not required to do so, we are submitting this stockholder proposal from the Red Oak Group to our stockholders to allow our stockholders the chance to vote on such proposal while still voting for our director nominees and other matters.

Although the Company has consistently disclosed that the plan of dissolution can be amended, modified or abandoned by the Board, it still has no plan to do so. Further, the Company has consistently disclosed, that in fulfilling its fiduciary duties, the Board would give careful consideration to the strategic alternatives available to the Company, with a view to maximizing stockholder value.  Among other matters, the Company has consistently disclosed that (1) the Board has been reviewing potential acquisitions and the value of the Company’s tax assets, (2) if the Board determines that it is in the best interest of the Company to pursue an acquisition, it will likely pursue a debt financing or equity issuance in order to finance such acquisition, (3) it is unlikely the Board of Directors will make any further distributions to the Company’s stockholders under the plan of dissolution while it considers the strategic alternatives available to the Company and (4) it is possible that the Board of Directors will, in the exercise of its fiduciary duty, elect to abandon the plan of dissolution for a strategic alternative that it believes will maximize stockholder value.  The Board believes that it is in the best interest of the Company and its stockholders for the Company to proceed carefully in assessing contingent liabilities and dissolving its international subsidiaries in an orderly fashion. The Board has determined that it will continue to determine and quantify its contingent liabilities and dissolve entities in an orderly fashion and wait to file the certificate of dissolution as allowed under the plan of dissolution and Delaware law.  The Board has determined that, for these reasons, filing the certificate of dissolution at this time would not be in the best interest of the Company and its stockholders.

We expect that it will take several years to implement the plan of dissolution because of the lengthy process of obtaining sufficient information regarding all of our liabilities to pay and appropriately provide for them as required under the plan of dissolution.  Given this and the time necessary to complete the governmental requirements for dissolution, our Board focused on ways to generate higher returns on the Company’s cash and other assets in order to better offset the Company expenses and to take advantage of the favorable tax treatment provided by out net operating losses.  Section 3 of the plan of dissolution states that we may not engage in any business activities except to the extent necessary to preserve the value of the Company’s assets, wind up the Company’s affairs, and distribute the Company’s assets.  As further described above under “Certain Background Information—Introduction,” our Board determined to acquire several portfolios of receivables with the intention of generating a higher rate of return on our assets than we were receiving on our cash and cash equivalent balances which were held in money market accounts or short term certificates of deposit, earning approximately 1% (current interest rates are now close to 0%).  Our Board believed that each of these acquisitions would provide a better investment return for our stockholders when compared to the low interest rates available on our cash investments and other investment alternatives although the acquisition would involve a higher risk profile that traditional cash deposits and other cash equivalent positions.  In addition, these investments offered the Company a was to utilize its NOLs.  At the time we began looking at purchasing these portfolios during the second and third quarters of 2008, the credit markets became significantly impaired, and the viability of many banks and other financial institutions was in question.  The Company’s cash was held in one bank subject to the limited protection of FDIC coverage.  The Board considered, among other things, spreading the Company’s cash among over a dozen financial institutions.  However, the Board did not believe spreading the Company’s cash among many different banks to be practical or cost efficient.  In addition, the Board considered various cash strategies including investing in a “ladder” of U.S. Treasury securities (securities of varying maturities) which would have resulted in higher yields than cash deposits, but would have required the Company to hold those securities in a brokerage firm and pay that firm a fee to arrange the transactions.  The Board did not believe that the increased yield provided by a ladder of U.S. Treasury securities, after associated fees and administrative costs, was likely to be significantly better than that of cash deposits, and did not believe that interest from U.S. Treasury securities would allow the Company to use its NOLs to shield income from taxes.  Finally, the Board was unsure how to assess the brokerage and custody risks associated with holding a ladder of U.S. Treasury securities through third parties, and felt that the risk was similar to that associated with commercial banks at the time.

We believe that the market conditions have changed for our Trust I portfolio.  When we purchased Trust I, the historical default rate for the previous three years for our portfolio was approximately 4%.  Our recent experience has seen the default rate increase to the 6-7% range; accordingly, we have been increasing our allowances to reflect this change.  On October 16, 2009, we received a notice of default from Fortress stating that an event of default has occurred and is continuing under the Trust I Credit Agreement.  The Fortress notice alleges, without support, that the three-month rolling average annualized default rate of the Trust I portfolio has exceeded 7.0%, thus breaching one of the covenants under the Trust I Credit Agreement.  The Fortress notice also alleges, again without support, that certain “irregularities” in payments received by Trust I exist, and that properly accounting for those “irregularities,” the three-month rolling average annualized default rate is 8.47%.  We have not yet received the servicer reports that will allow us to make our own calculations of the three-month rolling average annualized default rate, nor have we had the opportunity to discuss with Fortress its allegations that “irregularities” exist and why those circumstances should result in a higher calculated three-month rolling average annualized default rate.  We expect to receive the relevant information from Fortress and then explore the matters described in the Fortress notice in the near future.  If a default in the covenants has occurred under the Trust I Credit Agreement, the interest rate payable by Trust I will increase by an additional 2% per annum, and all collections by Trust I above amounts retained to pay interest, fees, principal amortizations, and other charges that are normally remitted to the Company, will instead be applied to outstanding principal under the Trust I Credit Agreement until the amount due has been reduced to zero.  In addition, if a default under the Trust I Credit Agreement exists and is continuing, Fortress is entitled to foreclose on the assets of Trust I and sell them to satisfy amounts due it under the Trust I Credit Agreement. Only Trust I is liable for amounts due Fortress under the Trust I Credit Agreement.  Thus, although the Company could lose some or all of its investment in Trust I, we will not be obligated to pay any amounts due Fortress under the Trust I Credit Agreement.

Upon examination of Trust II and CLST Asset III, we believe that the circumstances of these trusts are different from those of Trust I.  Trust II contains new originations with higher and more stringent credit requirements than the requirements for the Trust I portfolio.  Therefore the Trust II portfolio has a very different risk profile when compared to Trust I.  CLST Asset III is protected from default risk by the terms of the purchase agreement with the seller of that portfolio.  The sellers of the Trust III portfolio bear the majority of the default risk for receivables in that portfolio, and that risk is secured by our ability to offset against amounts we owe the sellers on the purchase price.

Management believes that the various measures being taken by the federal government and the Federal Reserve will ultimately have a positive impact on the credit markets and the economy in general.  In addition, we continue to believe that, if needed, our portfolio assets could be sold, if properly marketed, whether through the use of reputable brokers or investment bankers, through an auction process or other strategies for maximizing proceeds from an asset disposition, within the timeframe necessary to complete the winding down of our Company, which will likely take the Company two, three, or more years in order to resolve all outstanding issues, including the dissolution of foreign subsidiaries, tax audits, and outstanding liabilities.  The default notice received from Fortress relating to Trust I will likely reduce the value of Trust I until any defaults are cured.  In addition, sale of our interest in Trust I and Trust II will be more difficult without the consent of Fortress, and we can not be assured of that consent.  However, even if Trust I continues to be in default under the Trust I Credit Agreement, we believe, after reviewing the situation, that our interest in Trust I continues to have some value and could be sold.  Due to the lengthy process that will be necessary to complete the plan of dissolution, and due to the state of the credit markets at this time, our Board believes that sales of the Company’s portfolio assets at this time would not be in the best interest of our Company or our stockholders.

Therefore, we recommend that you vote “Against” this Proposal No. 4.

STOCKHOLDER PROPOSAL NO. 5
STOCKHOLDER PROPOSAL REGARDING 2008 LONG TERM INCENTIVE PLAN

In the Red Oak Group Letter, the Red Oak Group notified us that it intends to submit the following proposal for stockholder vote at the Annual Meeting.

RESOLVED, that the stockholders hereby disapprove the 2008 long term incentive plan adopted by the board of directors and request the board of directors not to issue any additional share grants or option grants under such plan and request that the directors rescind their approval of such plan.

The Board of Directors recommends that you vote AGAINST this proposal.

Though not required to do so, we are submitting this stockholder proposal from the Red Oak Group to our stockholders to allow our stockholders the chance to vote on such proposal while still voting for our director nominees and other matters.

The description of the 2008 Plan under Proposal No. 3 above is hereby incorporated by reference. As described under Proposal No. 3, our Board amended and restated the 2008 Long Term Incentive Plan to decrease the number of shares of common stock authorized under the 2008 Long Term Incentive Plan from 20,000,000 to 2,000,000 and is seeking ratification of the Amended and Restated 2008 Long Term Incentive Plan. Therefore, we recommend that you vote “Against” this Proposal No. 5 and “For” Proposal No. 3.

If a negative vote results, we will not take any action with respect to this Proposal.

STOCKHOLDER PROPOSAL NO. 6
STOCKHOLDER PROPOSAL REGARDING NOVEMBER 10, 2008 TRANSACTION

In the Red Oak Group Letter, the Red Oak Group notified us that it intends to submit the following proposal for stockholder vote at the Annual Meeting.

RESOLVED, that the stockholders hereby advise the board of directors that they do not approve of the transaction purportedly entered into as of November 10, 2008 whereby CLST Asset I, LLC, a wholly owned indirect subsidiary of the Company, entered into a purchase agreement to acquire the outstanding equity interest in FCC Investment Trust I and request the directors to take any available and appropriate action.

The Board of Directors recommends that you vote AGAINST this proposal.

Though not required to do so, we are submitting this stockholder proposal from the Red Oak Group to our stockholders to allow our stockholders the chance to vote on such proposal while still voting for our director nominees and other matters.

On November 10, 2008, the Company entered into a purchase agreement, through CLST Asset I, LLC, a wholly owned subsidiary of CLST Financo, Inc., which is one of our direct, wholly owned subsidiaries, to acquire all of the outstanding equity interests of Trust I from Drawbridge for approximately $41.0 million.  Our acquisition of Trust I was financed by approximately $6.1 million of cash on hand and by a non-recourse, term loan of approximately $34.9 million from Fortress, an affiliate of Drawbridge, pursuant to the terms and conditions set forth in the Trust I Credit Agreement, dated November 10, 2008, by and among the Trust I, Fortress, as the lender and administrative agent, FCC Finance, LLC, as the initial servicer, Lyon Financial Services, Inc., as the backup servicer, and U.S. Bank National Association, as the collateral custodian.

The cut-off date for the receivables acquired was October 31, 2008, with all collections subsequent to that date inuring to our benefit.  As of October 31, 2008, the portfolio consisted of approximately 6,000 accounts with an aggregate outstanding balance of approximately $41.5 million and an average outstanding balance per account of approximately $6,900.  As of October 31, 2008, the weighted average interest rate of the portfolio was 14.4%.  We have the right to require the seller to repurchase any accounts, for the original purchase price applicable to such account, that do not satisfy certain specified eligibility requirements set out in the Purchase Agreement.  The approximately 6,000 receivables included in the Trust I portfolio are primarily home improvement loans to individual homeowners. All loans represent loans to single family dwellings. As of the purchase date, a majority of the loans were secured through a second lien on the property. The loans are primarily in the Northeastern part of the United States, and at the time of purchase of the portfolio, the remaining time to maturity was in a range of 8-10 years, not including prepayments, if any.

Portfolio collections are distributed on a monthly basis.  Absent an event of default, after payment of the servicing fee and other fees and expenses due under the Trust I Credit Agreement and the required principal and interest payments to the lender under the Trust I Credit Agreement, all remaining amounts from portfolio collections are paid to the Trust I and are available for distribution to CLST Asset I, LLC and subsequently to Financo.

Principal payments on the term loan are due monthly to the extent that the aggregate principal amount of the term loan outstanding exceeds the sum of (a) the sum for each outstanding receivable of the product of (1) 85%, (2) the then-current aggregate unpaid principal balance of such receivable and (3) a percentage specified in the Trust I Credit Agreement based upon the aging of such receivable, and (b) amounts on deposit in the collection account for the receivables net of any accrued and unpaid interest on the loan and fees due to the servicer, the backup servicer, the collateral custodian and the owner trustee (the “Maximum Advance Amount”).  Principal payments are also due within 5 business days of any time that the aggregate principal amount of the term loan outstanding exceeds the Maximum Advance Amount.  The remaining outstanding principal amount of the loan plus all accrued interest, fees and expenses are due on the maturity date.  Interest payments on the term loan are due monthly.

We expect that it will take several years to implement the plan of dissolution because of the lengthy process of obtaining sufficient information regarding all of our liabilities to pay and appropriately provide for them as required under the plan of dissolution.  Given this and the time necessary to complete the governmental requirements for dissolution, our Board focused on ways to generate higher returns on the Company’s cash and other assets in order to better offset the Company’s expenses and to take advantage of the favorable tax treatment provided by our net operating losses.  Section 3 of the plan of dissolution states that we may not engage in any business activities except to the extent necessary to preserve the value of the Company’s assets, wind up the Company’s affairs, and distribute the Company’s assets.  As further described above under “Certain Background Information—Introduction,” our Board determined to acquire several portfolios of receivables with the intention of generating a higher rate of return on our assets than we were receiving on our cash and cash equivalent balances which were held in money market accounts or short term certificates of deposit, earning approximately 1% (current interest rates are now close to 0%).  Our Board believed that each of these acquisitions would provide a better investment return for our stockholders when compared to the low interest rates available on our cash investments and other investment alternatives although the acquisitions would involve a higher risk profile than traditional cash deposits and other cash equivalent positions.  In addition, these investments offered the Company a way to utilize its NOLs.  At the time we began looking at purchasing these portfolios during the second and third quarters of 2008, the credit markets became significantly impaired, and the viability of many banks and other financial institutions was in question.  The Company’s cash was held in one bank subject to the limited protection of FDIC coverage.  The Board considered, among other things, spreading the Company’s cash among over a dozen financial institutions.  However, the Board did not believe spreading the Company’s cash among many different banks to be practical or cost efficient.  In addition, the Board considered various cash strategies including investing in a “ladder” of U.S. Treasury securities (securities of varying maturities) which would have resulted in higher yields than cash deposits, but would have required the Company to hold those securities in a brokerage firm and pay that firm a fee to arrange the transactions.  The Board did not believe that the increased yield provided by a ladder of U.S. Treasury securities, after associated fees and administrative costs, was likely to be significantly better than that of cash deposits, and did not believe that interest from U.S. Treasury securities would allow the Company to use its NOLs to shield income from taxes.  Finally, the Board was unsure how to assess the brokerage and custody risks associated with holding a ladder of U.S. Treasury securities through third parties, and felt that the risk was similar to that associated with commercial banks at the time.

We believe that the market conditions have changed for our Trust I portfolio.  When we purchased Trust I, the historical default rate for the previous three years for our portfolio was approximately 4%.  Our recent experience has seen the default rate increase to the 6-7% range; accordingly, we have been increasing our allowances to reflect this change.  On October 16, 2009, we received a notice of default from Fortress stating that an event of default has occurred and is continuing under the Trust I Credit Agreement.  The Fortress notice alleges, without support, that the three-month rolling average annualized default rate of the Trust I portfolio has exceeded 7.0%, thus breaching one of the covenants under the Trust I Credit Agreement.  The Fortress notice also alleges, again without support, that certain “irregularities” in payments received by Trust I exist, and that properly accounting for those “irregularities,” the three-month rolling average annualized default rate is 8.47%.  We have not yet received the servicer reports that will allow us to make our own calculations of the three-month rolling average annualized default rate, nor have we had the opportunity to discuss with Fortress its allegations that “irregularities” exist and why those circumstances should result in a higher calculated three-month rolling average annualized default rate.  We expect to receive the relevant information from Fortress and then explore the matters described in the Fortress notice in the near future.  If a default in the covenants has occurred under the Trust I Credit Agreement, the interest rate payable by Trust I will increase by an additional 2% per annum, and all collections by Trust I above amounts retained to pay interest, fees, principal amortizations, and other charges that are normally remitted to the Company, will instead be applied to outstanding principal under the Trust I Credit Agreement until the amount due has been reduced to zero.  In addition, if a default under the Trust I Credit Agreement exists and is continuing, Fortress is entitled to foreclose on the assets of Trust I and sell them to satisfy amounts due it under the Trust I Credit Agreement. Only Trust I is liable for amounts due Fortress under the Trust I Credit Agreement.  Thus, although the Company could lose some or all of its investment in Trust I, we will not be obligated to pay any amounts due Fortress under the Trust I Credit Agreement.

Upon examination of Trust II and CLST Asset III, we believe that the circumstances of these trusts are different from those of Trust I.  Trust II contains new originations with higher and more stringent credit requirements than the requirements for the Trust I portfolio.  Therefore the Trust II portfolio has a very different risk profile when compared to Trust I.  CLST Asset III is protected from default risk by the terms of the purchase agreement with the seller of that portfolio.  The sellers of the Trust III portfolio bear the majority of the default risk for receivables in that portfolio, and that risk is secured by our ability to offset against amounts we owe the sellers on the purchase price.

Management believes that the various measures being taken by the federal government and the Federal Reserve will ultimately have a positive impact on the credit markets and the economy in general.  In addition, we continue to believe that, if needed, our portfolio assets could be sold, if properly marketed, whether through the use of reputable brokers or investment bankers, through an auction process or other strategies for maximizing proceeds from an asset disposition, within the timeframe necessary to complete the winding down of our Company, which will likely take the Company two, three, or more years in order to resolve all outstanding issues, including the dissolution of foreign subsidiaries, tax audits, and outstanding liabilities.  The default notice received from Fortress relating to Trust I will likely reduce the value of Trust I until any defaults are cured.  In addition, sale of our interest in Trust I and Trust II will be more difficult without the consent of Fortress, and we can not be assured of that consent.  However, even if Trust I continues to be in default under the Trust I Credit Agreement, we believe, after reviewing the situation, that our interest in Trust I continues to have some value and could be sold.  Due to the lengthy process that will be necessary to complete the plan of dissolution, and due to the state of the credit markets at this time, our Board believes that sales of the Company’s portfolio assets at this time would not be in the best interest of our Company or our stockholders.

Furthermore, it is unclear why the Red Oak Group claims in this proposal that the transaction was “purportedly” entered into, as the transaction was definitively entered into. It is also unclear what action the Red Oak Group views as “available and appropriate” if our stockholders vote for this proposal. For all of these reasons, we recommend that you vote “Against” this Proposal No. 6.

If a negative vote results, we will not take any action with respect to this Proposal.

STOCKHOLDER PROPOSAL NO. 7
STOCKHOLDER PROPOSAL REGARDING DECEMBER 12, 2008 TRANSACTION

In the Red Oak Group Letter, the Red Oak Group notified us that it intends to submit the following proposal for stockholder vote at the Annual Meeting.

RESOLVED, that the stockholders hereby advise the board of directors that they disapprove of the transaction purportedly entered into as of December 12, 2008 pursuant to which CLST Asset Trust II, an indirect wholly owned subsidiary of the corporation, entered into a purchase agreement to acquire certain receivables on or before February 28, 2009 and request the directors to take any available and appropriate actions.

The Board of Directors recommends that you vote AGAINST this proposal.

Though not required to do so, we are submitting this stockholder proposal from the Red Oak Group to our stockholders to allow our stockholders the chance to vote on such proposal while still voting for our director nominees and other matters.

                                                On December 12, 2008, we, through CLST Asset Trust II (the “Trust II”), a newly formed trust wholly owned by CLST Asset II, LLC (“CLST Asset II”), a wholly owned subsidiary of Financo, entered into a purchase agreement, effective as of December 10, 2008, to acquire from time to time certain receivables, installment sales contracts and related assets owned by SSPE Investment Trust I (the “SSPE Trust”) and SSPE, LLC (“SSPE”).  The Board unanimously approved the establishment of the Trust II and the purchase agreement. Under the terms of a non-recourse, revolving loan, which Trust II entered into with Summit Consumer Receivables Fund, L.P. (“Summit”), as originator, and SSPE, LLC and SSPE Investment Trust I, as co-borrowers, Summit and Eric J. Gangloff, as Guarantors, Fortress Credit Corp. (“Fortress Corp.”), as

the lender, Summit Alternative Investments, LLC, as the initial servicer, and various other parties (“Trust II Credit Agreement”), Trust II committed to purchase receivables of at least $2.0 million.  In conjunction with this agreement, Trust II became a co-borrower under a $50 million credit agreement that permits Trust II to use more than $15 million of the aggregate availability under the revolving facility.  Trust II’s commitment to purchase $2.0 million of receivables was fulfilled in the first quarter of 2009, when Trust II purchased $5.8 million of receivables with an aggregate purchase discount of $0.5 million that are secured by a second mortgage or the personal property itself.  These receivables represent primarily home improvement loans originated through FCC Finance, LLC (“FCC”), the service provider of CLST Asset I.  The loans represent new originations with an average term of 9 years and a current average interest rate of 14.7%.  Since these are new loans, we have managed the originations such that almost 65% of the new loans have credit scores higher than 680, with a portfolio average of 676. As of June 2009, we are no longer originating new loans under the Trust II Credit Agreement.

During the second quarter of 2009 we were notified by Summit that the credit facility we entered into with Trust II, Summit and various other parties had been reduced. Although, we believe our $15 million aggregate availability under the revolving facility is not impacted, we have elected to stop purchasing newly originated loans at this time.  Since the credit facility term ends in 2010, there can be no assurance that it will be renewed.  During the third quarter of this fiscal year, we ceased all purchasing of new receivables under the facility and are no longer originating new loans under the credit agreement. As a result, FCC is no longer providing origination services to the Company. The origination services performed by FCC included loan documentation, collateral documentation where applicable, credit verification, and other required activities to secure loan approval per the Company’s standards.  FCC was paid a one-time fee of 2% of the original principal amount of loans originated for performing these services.  Once a loan was approved, FCC would perform the monthly servicing activities, which would include collections, reporting, lock box services, customer service, and other related services. FCC was paid 1.5%, per annum, of the outstanding principal balance for these services.

We expect that it will take several years to implement the plan of dissolution because of the lengthy process of obtaining sufficient information regarding all of our liabilities to pay and appropriately provide for them as required under the plan of dissolution.  Given this and the time necessary to complete the governmental requirements for dissolution, our Board focused on ways to generate higher returns on the Company’s cash and other assets in order to better offset the Company’s expenses and to take advantage of the favorable tax treatment provided by our net operating losses.  Section 3 of the plan of dissolution states that we may not engage in any business activities except to the extent necessary to preserve the value of the Company’s assets, wind up the Company’s affairs, and distribute the Company’s assets.  As further described above under “Certain Background Information—Introduction,” our Board determined to acquire several portfolios of receivables with the intention of generating a higher rate of return on our assets than we were receiving on our cash and cash equivalent balances which were held in money market accounts or short term certificates of deposit, earning approximately 1% (current interest rates are now close to 0%).  Our Board believed that each of these acquisitions would provide a better investment return for our stockholders when compared to the low interest rates available on our cash investments and other investment alternatives although the acquisitions would involve a higher risk profile than traditional cash deposits and other cash equivalent positions.  In addition, these investments offered the Company a way to utilize its NOLs.  At the time we began looking at purchasing these portfolios during the second and third quarters of 2008, the credit markets became significantly impaired, and the viability of many banks and other financial institutions was in question.  The Company’s cash was held in one bank subject to the limited protection of FDIC coverage.  The Board considered, among other things, spreading the Company’s cash among over a dozen financial institutions.  However, the Board did not believe spreading the Company’s cash among many different banks to be practical or cost efficient.  In addition, the Board considered various cash strategies including investing in a “ladder” of U.S. Treasury securities (securities of varying maturities) which would have resulted in higher yields than cash deposits, but would have required the Company to hold those securities in a brokerage firm and pay that firm a fee to arrange the transactions.  The Board did not believe that the increased yield provided by a ladder of U.S. Treasury securities, after associated fees and administrative costs, was likely to be significantly better than that of cash deposits, and did not believe that interest from U.S. Treasury securities would allow the Company to use its NOLs to shield income from taxes.  Finally, the Board was unsure how to assess brokerage and custody risks associated with holding a ladder of U.S. Treasury securities through third parties, and felt that the risk was similar to that associated with commercial banks at the time.

We believe that the market conditions have changed for our Trust I portfolio.  When we purchased Trust I, the historical default rate for the previous three years for our portfolio was approximately 4%.  Our recent experience has seen the default rate increase to the 6-7% range; accordingly, we have been increasing our allowances to reflect this change.  On October 16, 2009, we received a notice of default from Fortress stating that an event of default has occurred and is continuing under the Trust I Credit Agreement.  The Fortress notice alleges, without support, that the three-month rolling average annualized default rate of the Trust I portfolio has exceeded 7.0%, thus breaching one of the covenants under the Trust I Credit Agreement.  The Fortress notice also alleges, again without support, that certain “irregularities” in payments received by Trust I exist, and that properly accounting for those “irregularities,” the three-month rolling average annualized default rate is 8.47%.  We have not yet received the servicer reports that will allow us to make our own calculations of the three-month rolling average annualized default rate, nor have we had the opportunity to discuss with Fortress its allegations that “irregularities” exist and why those circumstances should result in a higher calculated three-month rolling average annualized default rate.  We expect to receive the relevant information from Fortress and then explore the matters described in the Fortress notice in the near future.  If a default in the covenants has occurred under the Trust I Credit Agreement, the interest rate payable by Trust I will increase by an additional 2% per annum, and all collections by Trust I above amounts retained to pay interest, fees, principal amortizations, and other charges that are normally remitted to the Company, will instead be applied to outstanding principal under the Trust I Credit Agreement until the amount due has been reduced to zero.  In addition, if a default under the Trust I Credit Agreement exists and is continuing, Fortress is entitled to foreclose on the assets of Trust I and sell them to satisfy amounts due it under the Trust I Credit Agreement. Only Trust I is liable for amounts due Fortress under the Trust I Credit Agreement.  Thus, although the Company could lose some or all of its investment in Trust I, we will not be obligated to pay any amounts due Fortress under the Trust I Credit Agreement.

Upon examination of Trust II and CLST Asset III, we believe that the circumstances of these trusts are different from those of Trust I.  Trust II contains new originations with higher and more stringent credit requirements than the requirements for the Trust I portfolio.  Therefore the Trust II portfolio has a very different risk profile when compared to Trust I.  CLST Asset III is protected from default risk by the terms of the purchase agreement with the seller of that portfolio.  The sellers of the Trust III portfolio bear the majority of the default risk for receivables in that portfolio, and that risk is secured by our ability to offset against amounts we owe the sellers on the purchase price.

                Management believes that the various measures being taken by the federal government and the Federal Reserve will ultimately have a positive impact on the credit markets and the economy in general.  In addition, we continue to believe that, if needed, our portfolio assets could be sold, if properly marketed, whether through the use of reputable brokers or investment bankers, through an auction process or other strategies for maximizing proceeds from an asset disposition, within the timeframe necessary to complete the winding down of our Company, which will likely take the Company two, three, or more years in order to resolve all outstanding issues, including the dissolution of foreign subsidiaries, tax audits, and outstanding liabilities.  The default notice received from Fortress relating to Trust I will likely reduce the value of Trust I until any defaults are cured.  In addition, sale of our interest in Trust I and Trust II will be more difficult without the consent of Fortress, and we can not be assured of that consent.  However, even if Trust I continues to be in default under the Trust I Credit Agreement, we believe, after reviewing the situation, that our interest in Trust I continues to have some value and could be sold.  Due to the lengthy process that will be necessary to complete the plan of dissolution, and due to the state of the credit markets at this time, our Board believes that sales of the Company’s portfolio assets at this time would not be in the best interest of our Company or our stockholders.

Furthermore, it is unclear why the Red Oak Group claims in this proposal that the transaction was “purportedly” entered into, as the transaction was definitively entered into. It is also unclear what action the Red Oak Group views as “available and appropriate” if our stockholders vote for this proposal. For all of these reasons, we recommend that you vote “Against” this Proposal No. 7.

If a negative vote results, we will not take any action with respect to this Proposal.

STOCKHOLDER PROPOSAL NO. 8
STOCKHOLDER PROPOSAL REGARDING FEBRUARY 13, 2009 TRANSACTION

In the Red Oak Group Letter, the Red Oak Group notified us that it intends to submit the following proposal for stockholder vote at the Annual Meeting.

RESOLVED, that the stockholders advise the board of directors that they do not approve of the transaction purportedly entered into as of February 13, 2009 whereby CLST Asset III, LLC, an indirect wholly owned subsidiary of the Company purchased certain receivables, installment contracts and related assets owned by Fair Finance Company and request the directors to take any available and appropriate actions.

The Board of Directors recommends that you vote AGAINST this proposal.

Though not required to do so, we are submitting this stockholder proposal from the Red Oak Group to our stockholders to allow our stockholders the chance to vote on such proposal while still voting for our director nominees and other matters.

Effective February 13, 2009, we, through CLST Asset III, a newly formed, wholly owned subsidiary of Financo, purchased certain receivables, installment sales contracts and related assets owned by Fair Finance Company, an Ohio corporation, James F. Cochran, Chairman and Director of Fair, and Timothy S. Durham, Chief Executive Officer and Director of Fair and an officer, director and stockholder of our Company (the “Fair Purchase Agreement”).  Messrs. Durham and Cochran own all of the outstanding equity of Fair. In return for assets acquired under the Fair Purchase Agreement, CLST Asset III paid the sellers total consideration of $3,594,354, consisting of cash, common stock of the Company and six promissory notes. Additionally, Fair agreed to use its best efforts to facilitate negotiations to add CLST Asset III or one of its affiliates as a co-borrower under one of Fair’s existing lines of credit with access to at least $15,000,000 of credit for our own purposes. To date we have not been added as a co-borrower. Substantially all of the assets acquired by CLST Asset III are in one of two portfolios. Portfolio A is a mixed pool of receivables from several asset classes, including health and fitness club memberships, resort memberships, receivables associated with campgrounds and timeshares, in-home food sales and services, buyers clubs, delivered products and home improvement and tuitions.  Portfolio B is made up entirely of receivables related to the sale of tanning bed products.  All the loans were originated by Fair between November 1998 and August 2009 and are unsecured loans.  None of the loans purchased were in default.  The loans have remaining terms of between 30 and 48 months and have an average interest rate of 14.4%.

We expect that it will take several years to implement the plan of dissolution because of the lengthy process of obtaining sufficient information regarding all of our liabilities to pay and appropriately provide for them as required under the plan of dissolution.  Given this and the time necessary to complete the governmental requirements for dissolution, our Board focused on ways to generate higher returns on the Company’s cash and other assets in order to better offset the Company’s expenses and to take advantage of the favorable tax treatment provided by our net operating losses.  Section 3 of the plan of dissolution states that we may not engage in any business activities except to the extent necessary to preserve the value of the Company’s assets, wind up the Company’s affairs, and distribute the Company’s assets.  As further described above under “Certain Background Information—Introduction,” our Board determined to acquire several portfolios of receivables with the intention of generating a higher rate of return on our assets than we were receiving on our cash and cash equivalent balances which were held in money market accounts or short term certificates of deposit, earning approximately 1% (current interest rates are now close to 0%).  Our Board believed that each of these acquisitions would provide a better investment return for our stockholders when compared to the low interest rates available on our cash investments and other investment alternatives although the acquisitions would involve a higher risk profile than traditional cash deposits and other cash equivalent positions.  In addition, these investments offered the Company a way to utilize its NOLs.  At the time we began looking at purchasing these portfolios during the second and third quarters of 2008, the credit markets became significantly impaired, and the viability of many banks and other financial institutions was in question.  The Company’s cash was held in one bank subject to the limited protection of FDIC coverage.  The Board considered, among other things, spreading the Company’s cash among over a dozen financial institutions.  However, the Board did not believe spreading the Company’s cash among many different banks to be practical or cost efficient.  In addition, the Board considered various cash strategies including investing in a “ladder” of U.S. Treasury securities (securities of varying maturities) which would have resulted in higher yields than cash deposits, but would have required the Company to hold those securities in a brokerage firm and pay that firm a fee to arrange the transactions.  The Board did not believe that the increased yield provided by a ladder of U.S. Treasury securities, after associated fees and administrative costs, was likely to be significantly better than that of cash deposits, and did not believe that interest from U.S. Treasury securities would allow the Company to use its NOLs to shield income from taxes.  Finally, the Board was unsure how to assess the brokerage and custody risks associated with holding a ladder of U.S. Treasury securities through third parties, and felt that the risk was similar to that associated with commercial banks at the time.

We believe that the market conditions have changed for our Trust I portfolio.  When we purchased Trust I, the historical default rate for the previous three years for our portfolio was approximately 4%.  Our recent experience has seen the default rate increase to the 6-7% range; accordingly, we have been increasing our allowances to reflect this change.  On October 16, 2009, we received a notice of default from Fortress stating that an event of default has occurred and is continuing under the Trust I Credit Agreement.  The Fortress notice alleges, without support, that the three-month rolling average annualized default rate of the Trust I portfolio has exceeded 7.0%, thus breaching one of the covenants under the Trust I Credit Agreement.  The Fortress notice also alleges, again without support, that certain “irregularities” in payments received by Trust I exist, and that properly accounting for those “irregularities,” the three-month rolling average annualized default rate is 8.47%.  We have not yet received the servicer reports that will allow us to make our own calculations of the three-month rolling average annualized default rate, nor have we had the opportunity to discuss with Fortress its allegations that “irregularities” exist and why those circumstances should result in a higher calculated three-month rolling average annualized default rate.  We expect to receive the relevant information from Fortress and then explore the matters described in the Fortress notice in the near future.  If a default in the covenants has occurred under the Trust I Credit Agreement, the interest rate payable by Trust I will increase by an additional 2% per annum, and all collections by Trust I above amounts retained to pay interest, fees, principal amortizations, and other charges that are normally remitted to the Company, will instead be applied to outstanding principal under the Trust I Credit Agreement until the amount due has been reduced to zero.  In addition, if a default under the Trust I Credit Agreement exists and is continuing, Fortress is entitled to foreclose on the assets of Trust I and sell them to satisfy amounts due it under the Trust I Credit Agreement. Only Trust I is liable for amounts due Fortress under the Trust I Credit Agreement.  Thus, although the Company could lose some or all of its investment in Trust I, we will not be obligated to pay any amounts due Fortress under the Trust I Credit Agreement.

Upon examination of Trust II and CLST Asset III, we believe that the circumstances of these trusts are different from those of Trust I.  Trust II contains new originations with higher and more stringent credit requirements than the requirements for the Trust I portfolio.  Therefore the Trust II portfolio has a very different risk profile when compared to Trust I.  CLST Asset III is protected from default risk by the terms of the purchase agreement with the seller of that portfolio.  The sellers of the Trust III portfolio bear the majority of the default risk for receivables in that portfolio, and that risk is secured by our ability to offset against amounts we owe the sellers on the purchase price.

Management believes that the various measures being taken by the federal government and the Federal Reserve will ultimately have a positive impact on the credit markets and the economy in general.  In addition, we continue to believe that, if needed, our portfolio assets could be sold, if properly marketed, whether through the use of reputable brokers or investment bankers, through an auction process or other strategies for maximizing proceeds from an asset disposition, within the timeframe necessary to complete the winding down of our Company, which will likely take the Company two, three, or more years in order to resolve all outstanding issues, including the dissolution of foreign subsidiaries, tax audits, and outstanding liabilities.  The default notice received from Fortress relating to Trust I will likely reduce the value of Trust I until any defaults are cured.  In addition, sale of our interest in Trust I and Trust II will be more difficult without the consent of Fortress, and we can not be assured of that consent.  However, even if Trust I continues to be in default under the Trust I Credit Agreement, we believe, after reviewing the situation, that our interest in Trust I continues to have some value and could be sold.  Due to the lengthy process that will be necessary to complete the plan of dissolution, and due to the state of the credit markets at this time, our Board believes that sales of the Company’s portfolio assets at this time would not be in the best interest of our Company or our stockholders.

Furthermore, it is unclear why the Red Oak Group claims in this proposal that the transaction was “purportedly” entered into, as the transaction was definitively entered into. It is also unclear what action the Red Oak Group views as “available and appropriate” if our stockholders vote for this proposal. For all of these reasons, we recommend that you vote “Against” this Proposal No. 8.

If a negative vote results, we will not take any action with respect to this Proposal.

STOCKHOLDER PROPOSALS

Any stockholder of ours meeting certain minimum stock ownership and holding period requirements may present a proposal to be included in our proxy statement for action at the Annual Meeting of stockholders to be held in 2010 pursuant to Rule 14a-8 of the Exchange Act. Such stockholder must deliver such proposal to our secretary at our executive offices no later than June 29, 2010.

Stockholder proposals to be presented at our 2010 Annual Meeting of stockholders that are not to be included in our proxy statement must be received by us no later than 60 days prior to such Annual Meeting, in accordance with the procedures set forth in our Amended and Restated Certificate of Incorporation, as amended; except that, should less than 70 days’ notice or public disclosure of the date such meeting be given or made to stockholders, such proposal, in order to be timely, must be received no later than close of business on the tenth day following the date on which such notice is mailed or such public disclosure is made.

INCORPORATION BY REFERENCE

With respect to any future filings with the SEC into which this proxy statement is incorporated by reference, the material under the heading “Report of the Audit Committee of the Board of Directors” will not be incorporated into such future filings.

COST OF SOLICITATION

We will bear the cost of the solicitation of proxies. In addition to mail and e-mail, proxies may be solicited personally or by telephone or facsimile, by our employees without additional compensation. We will reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for forwarding proxy materials to principals and beneficial owners and obtaining their proxies. As a result of the potential proxy solicitation by the Red Oak Group, we may incur additional costs in connection with our solicitation of proxies. We have hired Morrow & Co., LLC (Morrow), 470 West Ave., Stamford, CT 06902 to assist us in the solicitation of proxies for a fee of up to $67,500 plus out-of-pocket expenses. Morrow expects that approximately 25 of its employees will assist in the solicitation. Our expenses related to the solicitation of proxies from stockholders this year will exceed those normally spent for an Annual Meeting of stockholders. Such costs are expected to aggregate approximately $67,500. These additional solicitation costs are expected to include the fee payable to our proxy solicitor; fees of outside counsel to advise the Company in connection with a contested solicitation of proxies; increased mailing costs, such as the costs of additional mailings of solicitation material to stockholders, including printing costs, mailing costs and the reimbursement of reasonable expenses of banks, brokerage houses and other agents incurred in forwarding solicitation materials to beneficial owners of our common stock, as described above; and possibly the costs of retaining an independent inspector of election. To date, we have incurred approximately $32,500 of these solicitation costs.

HOUSEHOLDING

As permitted by the Exchange Act, some brokers and other nominee record holders may deliver only one copy of this proxy statement to stockholders residing at the same address, unless such stockholders have notified the Company or their brokers or other nominee record holders of their desire to receive multiple copies of the proxy statement. Upon oral or written request, we will promptly deliver a separate copy of the proxy statement to any stockholder residing at an address to which only one copy was mailed. Stockholders residing at the same address and currently receiving only one copy of the proxy statement may contact their respective brokers or other nominee record holders or the Company to request multiple copies in the future, and stockholders residing at the same address and currently receiving multiple copies of the proxy statement may contact their respective brokers or other nominee record holders or the Company to request a single copy in the future. In any event, if you did not receive an individual copy of this proxy statement or our annual report, we will send a copy upon written request. All such requests of the Company should be sent to:

CLST Holdings, Inc.

17304 Preston Road, Dominion Plaza, Suite 420
Dallas, Texas 75252

Attention: Chief Executive Officer

Phone: (972) 267-0500

ADDITIONAL INFORMATION AVAILABLE

Accompanying this proxy statement are copies of our 2008 Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q for the first, second and third quarters of 2009. The Annual Report and Quarterly Reports do not form any part of the materials for the solicitation of proxies. Upon written request of any stockholder, we will furnish copies of the Form 10-K and Forms 10-Q, as filed with the SEC, including the financial statements and schedules thereto. The written request should be sent to our Secretary at our principal executive office. The written request must state that as of the close of business on the record date, the person making the request was a record owner or beneficial owner of our capital stock.

OTHER MATTERS

Our Board of Directors does not intend to bring any other matters before the meeting and does not know of any matters that will be brought before the meeting by others. However, if any other matters properly come before the meeting, the persons named in the accompanying proxy will vote the proxies in accordance with their judgment on such matters.

By Order of our Board of Directors

Robert A. Kaiser,
Chief Executive Officer

Dallas, Texas

                   , 2009

ANNEX A

CLST HOLDINGS, INC.

AMENDED AND RESTATED

2008 LONG TERM INCENTIVE PLAN

CLST Holdings, Inc., a Delaware corporation, sets forth herein the terms of its Amended and Restated 2008 Long Term Incentive Plan (the “Plan”) as follows:

1.                                       Purpose and Eligibility

The purpose of the Plan is to provide stock options and other equity interests in the Company (each an “Award”) to employees, officers, directors, consultants, and advisors of the Company and its subsidiaries, all of whom are eligible to receive Awards under the Plan.  Any person to whom an Award has been granted under the Plan is referred to herein as a “Participant.”  Additional definitions are set forth in Section 8(a).

2.                                       Administration

a.                                       Administration by Board of Directors.  The Plan will be administered by the Board of Directors of the Company (the “Board”) unless and until the Board delegates administration to a committee of the Board, as provided in Section 2(b).  The Board, in its sole discretion, shall have the authority to grant and amend Awards, to adopt, amend, and repeal rules relating to the Plan, and to interpret and correct the provisions of the Plan and any Award.  All decisions by the Board shall be final and binding on all interested persons. Neither the Company nor any member of the Board shall be liable for any action or determination relating to the Plan.

b.                                      Appointment of Committees.  To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board.  All references in the Plan to the Board shall mean such committee or the Board.  The provisions of this paragraph shall not amend or limit the applicability of any agreement to which the Company may be subject pursuant to which it has agreed to limit the grant of Awards, or subject the grant of Awards to the approval of persons other than the Board.

c.                                       Delegation to Executive Officers.  To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to grant Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of Awards to be granted and the maximum number of shares issuable to any one Participant pursuant to Awards granted by such executive officers.

3.                                       Stock Available for Awards

a.                                       Number of Shares.  Subject to adjustment under Section 3(b), the aggregate number of shares of Common Stock of the Company (the “Common Stock”) that may be issued pursuant to the Plan is 2,000,000 shares.  If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan.  If shares of Common Stock issued pursuant to the Plan are repurchased by, or are surrendered to, the Company at no more than cost, such shares of Common Stock shall again be available for the grant of Awards under the Plan;

provided, however, that the cumulative number of such shares that may be so reissued under the Plan will not exceed 20,000,000, subject to adjustment under Section 3(b). Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

b.                                      Adjustment to Common Stock.  In the event of any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event, (i) the number and class of securities available for Awards under the Plan and any per-Participant share limit, (ii) the number and class of securities, vesting schedule and exercise price per share of Common Stock subject to each outstanding Award, (iii) the repurchase price per security subject to repurchase; and (iv) the terms of each other outstanding stock-based Award shall be adjusted by the Board (or substituted Awards may be made) in an equitable manner; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated.  If Section 7(e)(i) applies for any event, this Section 3(b) shall not be applicable.

4.                                       Stock Options

a.                                       General.  The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option, and the conditions and limitations applicable to the exercise of each Option and the Common Stock issued upon the exercise of each Option, including vesting provisions, repurchase provisions and restrictions relating to applicable federal or state securities laws, as it considers advisable.  Without limiting the generality of the foregoing, the Board may make the exercise of any option subject to an agreement by the holder thereof to be a party to any other agreement, including an agreement not to engage in competition with the Company following the Date of Termination.

b.                                      Incentive Stock Options.  An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall be granted only to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code.  The Board and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option is referred to herein as a “Nonstatutory Stock Option.” If an Option is designated as an Incentive Stock Option, to the extent that such Option (together with all Incentive Stock Options granted to the Option holder under the Plan and all other stock option plans of the Company and its parent and subsidiaries) becomes exercisable for the first time during any calendar year for shares having a Fair Market Value greater than $100,000, the portion of each such Incentive Stock Option that exceeds such amount will be treated as a Nonstatutory Stock Option.

c.                                       Exercise Price.  The Board shall establish the exercise price (or determine the method by which the exercise price shall be determined) at the time each Option is granted and specify it in the applicable option agreement; provided that, the per share exercise price shall not be less than the per share Fair Market Value of the Common Stock on the date the Option is granted (or 110% of Fair Market Value on the date of grant in the case of an Incentive Stock Option granted to an employee who is a 10% stockholder).

d.                                      Duration of Options.  Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement, provided that, in the case of an Incentive Stock Option, the Option shall not be exercisable following the tenth anniversary of the date of grant of such Option (or the fifth anniversary of the date of grant in the case of an Incentive Stock Option granted to an employee who is a 10% stockholder).

e.                                       Exercise of Option.  Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 4(f) for the number of shares for which the Option is exercised.

f.                                         Payment Upon Exercise.  Common Stock purchased upon the exercise of an Option shall be paid for by one or any combination of the following forms of payment:

(i)                                     by check payable to the order of the Company;

(ii)                                  except as otherwise explicitly provided in the applicable option agreement, and only if the Common Stock is then publicly traded, delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price; or

(iii)                               to the extent explicitly provided in the applicable option agreement, by (x) subject to pre-approval of the Board for any officer, director of 10% shareholder, delivery of shares of Common Stock owned by the Participant valued at Fair Market Value, (y) delivery of a promissory note of the Participant to the Company (and delivery to the Company by the Participant of a check in an amount equal to the par value of the shares purchased), provided that the foregoing is not prohibited pursuant to Section 13(k) of the Securities Exchange Act of 1934, as amended, or (z) payment of such other lawful consideration as the Board may determine, provided that such form of payment does constitute a deferral of compensation within the meaning of Section 409A or otherwise cause the Option to be subject to the requirements of Section 409A.

5.                                       Restricted Stock

a.                                       Grants.  The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to delivery to the Company by the Participant of cash or other lawful consideration in an amount at least equal to the par value of the shares purchased (each, a “Restricted Stock Award”).

b.                                      Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award.  Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the

Company (or its designee).  After the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”).  In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

6.                                       Other Stock-Based Awards

The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights, phantom stock awards or stock units.

7.                                       General Provisions Applicable to Awards

a.                                       Transferability of Awards.  Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant.  References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

b.                                      Forfeiture of Awards. Unless otherwise determined by the Board, upon termination of a Participant’s employment or director or consulting arrangement between Participant and the Company, such Participant may exercise any Award within such period of time ending on the earlier of (1) the date three months following the Date of Termination (or such other period as may be specified by the Board in an Award Agreement), but only to the extent such Award was exercisable immediately prior to such termination or (2) the expiration of the term of the Award.  Notwithstanding the foregoing, if the Participant’s employment or director or consulting arrangement with the Company is terminated voluntarily by Participant or if terminated by the Company for Cause, all Awards held by the Participant shall terminate as of the Date of Termination (whether or not vested) unless otherwise determined by the Board.

c.                                       Documentation.  Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine or as executed by an officer of the Company pursuant to authority delegated by the Board.  Each Award may contain terms and conditions in addition to those set forth in the Plan provided that such terms and conditions do not contravene the provisions of the Plan.

d.                                      Board Discretion.  The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

e.                                       Acquisition of the Company.

(i)                                     Consequences of an Acquisition. Upon the consummation of an Acquisition, the Board or the board of directors of the surviving or acquiring entity (as used in this Section 7(e)(i), also the “Board”), shall, as to outstanding Awards (on the same basis or on different bases as the Board shall specify), make appropriate provision for the continuation of such Awards by the Company or the assumption of such Awards by the surviving or acquiring entity and by substituting on an equitable basis for the shares then subject to such Awards either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving or acquiring corporation or (c) such other securities or other consideration as the Board deems appropriate, the Fair Market Value of which shall not materially differ from the Fair Market Value of the shares of Common Stock subject to such Awards immediately preceding the Acquisition. In addition to or in lieu of the foregoing, with respect to outstanding Options, the Board may, on the same basis or on different bases as the Board shall specify, upon written notice to the affected Participants, provide that one or more Options then outstanding must be exercised, in whole or in part, within a specified number of days of the date of such notice, at the end of which period such Options shall terminate, or provide that one or more Options then outstanding, in whole or in part, shall be terminated in exchange for a cash payment equal to the excess of the Fair Market Value for the shares subject to such Options over the exercise price thereof; provided, however, that before terminating any portion of an Option that is not vested or exercisable (other than in exchange for a cash payment), the Board must first accelerate in full the exercisability of the portion that is to be terminated.  Unless otherwise determined by the Board (on the same basis or on different bases as the Board shall specify), any repurchase rights or other rights of the Company that relate to an Option or other Award shall continue to apply to consideration, including cash, that has been substituted, assumed or amended for an Option or other Award pursuant to this paragraph. The Company may hold in escrow all or any portion of any such consideration in order to effectuate any continuing restrictions.

(ii)                                  Assumption of Options Upon Certain Events.  In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards under the Plan in substitution for stock and stock-based awards issued by such entity or an affiliate thereof.  The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

f.                                         Amendment of Awards.  The Board may amend, modify or terminate any outstanding Award including, but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that (1) the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant and (2) such action does not cause an Award to be subject to Section 409A that was not previously subject to Section 409A or otherwise constitute an impermissible acceleration or change in time and form of payment under Section 409A.

g.                                      Section 83(b) Election.  The Board may provide in an Award that the Award is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to

Section 83(b) of the Code concerning an Award, the Participant shall be required to file promptly a copy of such election with the Company.

h.                                      Adjustment of Awards upon the Occurrence of Certain Unusual or Non-recurring Events.  The Board may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 3(b) hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations or accounting principles, whenever the Board determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, provided that such action does not cause an Award to be subject to Section 409A that was not previously subject to Section 409A or otherwise constitute an impermissible acceleration or change in time and form of payment under Section 409A.  The determination of the Board as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

i.                                          Taxes.  Each Participant shall pay to the Company, or make provisions satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability.  The Board may allow Participants to satisfy such tax obligations in whole or in part by transferring shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company is authorized to withhold from any Award granted or to be settled, any delivery of Common Stock in connection with an Award, any other payment relating to an Award or any payroll or other payment to a Participant amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Board may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award.  This authority shall include authority to withhold or receive Common Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations.

j.                                          Conditions on Delivery of Stock.  The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations, and (iv) if the Company shall have more than twenty record stockholders, until such time as the Common Stock shall be listed for trading on the New York Stock Exchange or the NASDAQ Stock Exchange or a successor thereto.

k.                                       Restrictive Legends.  In order to reflect the restrictions on transfer of Common Stock issued pursuant to any Award, the stock certificates for Common Stock will be endorsed with the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES LAWS OR THE SECURITIES LAWS OF ANY STATE.  SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER, EXCEPT UPON SUCH REGISTRATION OR UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER AND/OR SUBMISSION TO THE COMPANY OF SUCH EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, APPLICABLE STATE SECURITIES LAWS AND ANY RULES OR REGULATIONS PROMULGATED THEREUNDER.  ADDITIONALLY, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO, AND SUCH SECURITIES MAY BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF ONLY IN COMPLIANCE WITH, THE TERMS AND PROVISIONS OF THE COMPANY’S 2008 LONG TERM INCENTIVE PLAN, AND IN THE ASSOCIATED AWARD AGREEMENT. A COPY OF THE PLAN AND SUCH AWARD AGREEMENT MAY BE OBTAINED FROM THE COMPANY.

l.                                          Acceleration.  The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of some or all restrictions, or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a change in control of the Company occurs, or (ii) disqualify all or part of the Option as an Incentive Stock Option; provided, however, that no such acceleration shall cause an Award to be subject to Section 409A that was not previously subject to Section 409A or otherwise constitute an impermissible acceleration or change in time and form of payment under Section 409A.  In the event of the acceleration of the exercisability of one or more outstanding Options, including pursuant to Section 7(e)(i), the Board may provide, as a condition of full exercisability of any or all such Options, that the Common Stock or other substituted consideration, including cash, as to which exercisability has been accelerated shall be restricted and subject to forfeiture back to the Company at the option of the Company at the cost thereof upon termination of employment or other relationship, with the timing and other terms of the vesting of such restricted stock or other consideration being equivalent to the timing and other terms of the superseded exercise schedule of the related Option.

8.                                       Miscellaneous.

a.                                       Definitions.

(i)                                     “Acquisition” means:  (x) the sale of the Company by merger in which the stockholders of the Company in their capacity as such no longer own a majority of the outstanding equity securities of the Company (or its successor); (y) any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction); or (z) any other acquisition of the business of the Company, as determined by the Board.

(ii)                                  “Affiliate” of any party hereto means any person controlling, controlled by or under common control with such party.

(iii)                               “Cause” means (x) as such term is defined in any written employment, director or consulting agreement between a Participant and the Company, and (y) if no such agreement is effective as of the relevant time, (A) Participant’s repeated failure to substantially perform the principal duties and obligations of Participant’s position with the Company, as determined by a Disinterested Majority, (B) any act of personal dishonesty by Participant in connection with his responsibilities with respect to the Company, as determined by a Disinterested Majority, (C) conviction of Participant of a felony or a crime of moral turpitude, or conviction of any other crime that results in an adverse effect on the Company’s business or business reputation (or a plea of nolo contendere to any of the foregoing), or (D) a willful act by Participant, whether in connection with his employment or otherwise, which constitutes misconduct and that can reasonably be expected to have an adverse effect of the Company business or its business reputation.  “Cause” does not include Disability or death of a Participant.

(iv)                              “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(v)                                 “Company,” means CLST Holdings, Inc., a Delaware corporation, and for purposes of eligibility under the Plan, shall include any present or future subsidiary corporations of CLST Holdings, Inc., as defined in Section 424(f) of the Code, and any present or future parent corporation of CLST Holdings, Inc., as defined in Section 424(e) of the Code.  For purposes of Awards other than Incentive Stock Options, the term “Company” shall include any other business venture in which the Company has a direct or indirect significant interest, as determined by the Board in its sole discretion.

(vi)                              “Date of Termination” means (i) as such term is defined in any written employment or director or consulting agreement between Participant and the Company, or (ii) if no such agreement is effective as of the relevant time, (A) if the Participant’s employment or director or consulting arrangement is terminated by his death, the date of his death, (B) if the Participant’s employment or director or consulting arrangement is terminated by a Disability the date the Disability is determined or (C) if the Participant’s employment or director or consulting arrangement is terminated for any other reason by the Participant or the Company, the date on which a notice of termination is delivered by the Company or the Participant to the other, or if a later effective date of termination is set forth therein, the earlier of such stated effective date and 14 days after the date such notice of termination is delivered.

(vii)                           “Disability” means (i) as such term is defined in any written employment or director or consulting agreement between a Participant and the Company, or (ii) if no such agreement is effective as of the relevant time, the Participant’s inability to perform the duties and obligations he was employed or engaged to fulfill and discharge, with or without reasonable accommodation, for a period of 180 consecutive days due to mental or physical incapacity as determined by a physician selected by the Participant or its insurers and acceptable to the Participant or the Participant’s legal representative (such agreement as to acceptability not to be withheld unreasonably).

(viii)                        “Disinterested Majority” means a majority of the Board after excluding a Participant whose actions or conduct is being reviewed by the Board if such Participant is then a member of the Board, and any member of such Participant’s family then serving on the Board.

(ix)                                “employee” for purposes of eligibility under the Plan (but not for purposes of Section 4(b)) shall include a person to whom an offer of employment has been extended by the Company.

(x)                                   “Fair Market Value” of a share of Common Stock on any day shall mean (i) if the Company’s Common Stock is traded on a national securities exchange or is quoted on a market established by the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”), then the closing price; (ii) if the Company’s Common Stock is not traded on a securities exchange or on a NASDAQ market, but is traded in the over-the-counter market or on the “pink sheets”, then the average of the closing bid and ask prices reported for such day; provided, however, that if clauses (i) and (ii) of this subparagraph are inapplicable, or if no trades have been made or no quotes are available for such day, the Fair Market Value of a share of Common Stock shall be determined by the Board through the reasonable application of a reasonable valuation method that is consistent with applicable regulations adopted by the Treasury Department relating to stock options and Section 409A of the Code.

(xi)                                “Section 409A” means section 409A of the Code and the regulations promulgated thereunder.

b.                                      Compliance With Laws and Obligations.  The Company shall not be obligated to issue or deliver Common Stock in connection with any Award or take any other action under the Plan in a transaction subject to the restriction requirements of the Securities Act of 1933, as amended, or any other federal or state securities law, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system or any other law, regulation or contractual obligation of the Company until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full.  Certificates representing shares of Common Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

c.                                       Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.

d.                                      Investment Representations. The Board may require any person receiving Awards pursuant to this Plan to represent and warrant in writing that the person is acquiring the shares for investment and without any present intention to sell or distribute such shares.

e.                                       No Right to Employment or Other Status.  No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment, engagement or any other relationship with the Company.  The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan.

f.                                         No Rights as Stockholder.  Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder thereof.

g.                                      Ratification of Actions. By accepting any Award or other benefit under the Plan, each Participant and each person claiming under or through each Participant shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Board.

h.                                      Effective Date and Term of Plan.  The Plan shall become effective on the date on which it is adopted by the Board.  No Awards shall be granted under the Plan after the completion of ten years from the date on which the Plan was adopted by the Board, but Awards previously granted may extend beyond that date.

i.                                          Amendment of Plan.  The Board may amend, suspend, or terminate the Plan or any portion thereof at any time, provided that (1) such action does not cause an Award to be subject to Section 409A that was not previously subject to Section 409A or otherwise constitute an impermissible acceleration or change in time and form of payment under Section 409A and (2) no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy any applicable law or any securities exchange listing requirements.  At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on stockholder approval.

j.                                          Nonexclusivity of the Plan.  Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

k.                                       No Fractional Shares.  No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award.  The Board shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

l.                                          Code Section 409A.  The Plan is intended to comply with the requirements of Section 409A, without triggering the imposition of any tax penalty thereunder.  To the extent necessary or advisable, the Board may amend the Plan or any Award to delete any conflicting provisions and to add such other provisions as are required to fully comply with the applicable provisions of Section 409A and any other legislative or regulatory requirements applicable to the Plan.  Notwithstanding any provision of this Plan or Award to the contrary, if all or any portion of the payments and/or benefits under this or Award are determined to be “nonqualified deferred compensation” subject to Section 409A, and the Company determines that the holder of an Award is a “specified employee” as defined in Section 409A(a)(2)(B)(i) of the Code and the final regulations promulgated thereunder (the “Treasury Regulations”) and other guidance issued thereunder, then such payments and/or benefits (or portion thereof) shall commence no earlier than the first day of the seventh month following an Award holder’s termination of employment (with the first such payment being a lump sum equal to the aggregate payments and/or benefits the Award holder would have received during such six-month period if no such payment delay had been imposed.)  For purposes of this Section 8(l), “termination of employment” shall mean Executive’s “separation from service”, as defined in Section 1.409A-1(h) of the Treasury Regulations, including the default presumptions thereunder.  Wherever payments to which this paragraph applies are to be made in installments, each such installment shall be deemed to be a separate payment for purposes of Section 409A.

m.                                    Governing Law.  The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of Delaware, without regard to any applicable conflicts of law.

ANNEX B

INFORMATION CONCERNING PARTICIPANTS IN THE SOLICITATION

OF PROXIES BY CLST HOLDINGS, INC.

Under applicable SEC rules, members of the Company’s Board of Directors, the Board’s nominees, and the current executive officers of the Company are deemed to be “participants” with respect to the Company’s solicitation of proxies in connection with its 2009 Annual Meeting of Stockholders. Additionally, the following are deemed “associates” of the participants: (i) any corporation or organization (other than the Company or a majority-owned subsidiary of the Company) in which a participant is an officer or a partner or is (directly or indirectly) the beneficial owner of 10 percent or more of any class of equity securities; (ii) any trust or estate in which a participant has a substantial beneficial interest or as to which a participant serves as a trustee or other fiduciary; and (iii) any relative or spouse, or relative of that spouse, who has the same home as a participant or is a director or officer of the Company or of any parent or subsidiary of the Company. Certain information about the persons who are deemed “participants” and their associates is provided below.

Directors, Director Nominees and Executive Officers

The names and principal occupations of the Company’s directors, director nominees and executive officers who are deemed participants in the Company’s solicitation are set forth in Proposal No. 1 under the “Election of Directors” section of the proxy statement. The mailing address of the Company’s directors and director nominees is c/o CLST Holdings, 17304 Preston Road, Dominion Plaza, Suite 420, Dallas, Texas 75252.

Information Regarding Ownership of the Company’s Securities by Participants

Except as described in this Appendix A or the proxy statement, none of the participants listed in the section of this Appendix titled “Directors, Director Nominees and Executive Officers” owns any of the Company’s securities of record that they do not own beneficially, nor do any associates of the participants own any securities of the Company beneficially or of record. The number of shares of the Company’s common stock held by directors, director nominees and the current executive officers as of the close of business on September 25, 2009, is set forth in the “Certain Stockholders” section of the proxy statement.

Miscellaneous Information Concerning Participants

Except as described in this Appendix A or the proxy statement, no participant has purchased or sold securities of the Company within the past two years, nor engaged in any transaction with respect to personal ownership of securities of the Company other than grants or forfeitures of restricted stock and options or warrants pursuant to the Company’s equity-based compensation plans or employment agreements.

No part of the purchase price or market value of any of the shares specified in the “Information Regarding Ownership of the Company’s Securities by Participants” section of this Appendix A is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities by such participant.

Except as described in this Appendix A or the proxy statement, no participant or associate of any participant is, or within the past year was, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company.

Except as described in the proxy statement, neither any participant, nor any of their respective associates, is either a party to any transaction or series of transactions since the beginning of fiscal year 2008, or has knowledge of any currently proposed transaction or series of proposed transactions, (1) to which the Company was or is to be a party, (2) in which the amount involved exceeds $120,000, and (3) in which any participant or associate of any participant had, or will have, a direct or indirect material interest.

Except as described in the proxy statement, no participant or associate of any participant has entered into any agreement or understanding with any person with respect to any future employment by the Company or any of its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

B-1

90732 CLST Holdings, Inc. — Proxy Card Proof 6 — 10/05/09 — 09:34 PRINT AUTHORIZATION (THIS BOXED AREA DOES NOT PRINT) To commence printing on this proxy card please sign, date and fax this card to: 212-269-1116 SIGNATURE: DATE: TIME: 59000 FOLD AND DETACH HERE YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. PRELIMINARY COPY To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. CLST HOLDINGS, INC. Signature Signature Date NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Please mark your votes as indicated in this example X The Board of Directors recommends that the stockholders vote FOR each of the nominees listed below, FOR Proposals No. 2 and No. 3, and AGAINST Proposals No. 4 through No. 8. Please review carefully the Proxy Statement delivered with this Proxy. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 1. Election of directors: (i) Robert A. Kaiser as the Class I director for a term of one year; and (ii) Patrick O’Donnell as the Class II director for a term of two years; and in each case, until their successors are elected and qualified. (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.) *Exceptions 2. To ratify the appointment of Whitley Penn LLP as our independent registered public accountants for the year ending November 30, 2009: 3. To ratify the Company’s Amended and Restated 2008 Long Term Incentive Plan: 4. Shareholder proposal regarding completion of dissolution: 5. Shareholder proposal regarding 2008 Long Term Incentive Plan: 6. Shareholder proposal regarding November 10, 2008 transaction: 7. Shareholder proposal regarding December 12, 2008 transaction: 8. Shareholder proposal regarding February 13, 2008 transaction: Mark Here for Address Change or Comments SEE REVERSE FOR all nominees listed above (except as marked to the contrary below) *EXCEPTION WITHHOLD AUTHORITY to vote for all nominees listed above k159886:90732 CLST Holdings, Inc. PC 6 10/5/09 9:35 AM Page 1

90732 CLST Holdings, Inc. — Proxy Card Proof 6 — 10/05/09 — 09:34 59000 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders of CLST Holdings, Inc. to be held October 27, 2009: The proxy materials are available at http://bnymellon.mobular.net/bnymellon/clhi. Please date, sign and mail your proxy card in the envelope provided as soon as possible. PROXY CLST HOLDINGS, INC. 17304 Preston Road, Dominion Plaza, Suite 420 Dallas, Texas 75252 This Proxy is Solicited on Behalf of the Board of Directors. The undersigned stockholder(s) of CLST Holdings, Inc., a Delaware corporation (the “Company”), hereby revokes all prior proxies and appoints Beverly Scherffius and Juliana Cordero attorneys-in-fact and proxies of the undersigned, with full power of substitution, to represent and to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Hilton Dallas Lincoln Centre, 5410 LBJ Freeway, Dallas, Texas, on Tuesday, October 27, 2009, at 10:00 a.m., Dallas time, and at any adjournments or postponements thereof. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR each of the nominees listed below, FOR the approval of Proposals No. 2 and No. 3 and AGAINST the approval of Proposals No. 4 through No. 8. PLEASE MARK, SIGN, DATE AND RETURN THE WHITE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment. FOLD AND DETACH HERE (Continued and to be marked, dated and signed, on the other side) k159886:90732 CLST Holdings, Inc. PC 6 10/5/09 9:35 AM Page 2 PRELIMINARY COPY